UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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NEW JERSEY RESOURCES CORPORATION

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NEW JERSEY RESOURCES CORPORATION 1415 Wyckoff Road Wall, New Jersey 07719

Notice of Annual Meeting of Shareowners

Wednesday, January 24, 2018

9:30 a.m., Eastern Standard Time

The Mansion at Mountain Lakes, 90 Route 46 East, Mountain Lakes, New Jersey 07046

The Annual Meeting of Shareowners (the “Meeting”) of New Jersey Resources Corporation will be held at 9:30 a.m., Eastern Standard Time, Wednesday, January 24, 2018, at The Mansion at Mountain Lakes, 90 Route 46 East, Mountain Lakes, New Jersey 07046, for the following purposes:

1.	To elect as directors the six nominees to the Board of Directors named in the attached proxy statement, four for terms expiring in 2021, and two for terms expiring in 2019, as applicable

2.	To approve a non-binding advisory resolution approving the compensation of our named executive officers

3.	To ratify the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2018

4.	To transact any other business that may properly be brought before the Meeting or any adjournments or postponements thereof

The Board of Directors has fixed the close of business on November 27, 2017, as the record date for the determination of the shareowners entitled to notice of, and to vote at, the Meeting. Accordingly, only shareowners of record at the close of business on that date will be entitled to vote at the Meeting.

In accordance with U.S. Securities and Exchange Commission (“SEC”) rules, we are furnishing proxy materials to our shareowners online. You may read, print and download our Annual Report and Proxy Statement at http://investor.njresources.com/annual-proxy.cfm. For admission to the Meeting, each shareowner will be asked to present (I) valid picture identification, such as a driver’s license or passport, and (II) proof of ownership of our common stock as of the record date, such as an admission ticket, a brokerage statement, proxy card or voting instruction form reflecting stock ownership. To request an admission ticket in advance of the Annual Meeting, please visit www.proxyvote.com and follow the instructions provided. On or about December 14, 2017, we will mail our shareowners a notice containing instructions on how to access our 2017 Proxy Statement and Annual Report, how to vote online or by telephone and how to obtain an admission ticket in advance of the Annual Meeting. The notice will also provide instructions on how to request a paper copy of these documents.

A cordial invitation is extended to you to attend the Meeting. Regardless of whether you plan to attend the Meeting, it is important that your shares are represented and voted at the Meeting. If you received a paper copy of the proxy card or voting instruction by mail, you can vote by signing, dating and returning the enclosed proxy card or voting instruction. Registered shareowners and participants in plans holding shares of our common stock (“Common Stock”) may vote by telephone or online. To use these convenient services, follow the steps detailed in the instructions for voting that are attached to the proxy card. Beneficial owners of shares of our Common Stock held in street name through a bank or brokerage account should follow the voting instruction for voting their shares from the institution that holds such shares. Please note that in the absence of specific instructions as to how to vote, brokers may not vote your shares on the election of directors or the non-binding proposal regarding the compensation of our executive officers. Please return your proxy card so your vote can be counted. I hope you will attend the Meeting, but even if you cannot, please vote your shares as promptly as possible. Thank you.

Wall, New Jersey Dated: December 14, 2017
Richard Reich Corporate Secretary and Assistant General Counsel

“ Fiscal year 2017 was another successful year for New Jersey Resources. On behalf of our Board of Directors, thank you for your continued confidence in our Company. ” Laurence M. Downes

Dear Fellow Shareowner,

Through the hard work and dedication of our talented team of more than 1,000 employees, fiscal year 2017 was another successful year for New Jersey Resources. Our net financial earnings grew by 8.2%. We increased our annual dividend rate for the 24th time since 1995, this time by 6.9 percent, and our shareowners realized a total return on their investment of 31.7 percent.

To learn more about our fiscal year 2017 performance, please read our Annual Report and join us at our Annual Meeting of Shareowners (the “Meeting”), which will be held on Wednesday, January 24, 2018, at 9:30 a.m., at The Mansion at Mountain Lakes in Mountain Lakes, New Jersey.

During the Meeting, we will vote on the following matters: to elect as directors the six nominees to the Board of Directors named in the attached proxy statement, two with terms expiring in 2019, and four with terms expiring in 2021; to approve a non-binding advisory resolution approving the compensation of our named executive officers; and to ratify the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2018.

Your vote is very important. Whether you plan to attend the Meeting or not, I encourage you to promptly submit your vote via the Internet, telephone, or mail to ensure that your shares are represented at the Meeting.

On behalf of our Board of Directors, thank you for your continued confidence in our Company. I look forward to seeing you at the Annual Meeting.

Sincerely,

Laurence M. Downes

Chairman and Chief Executive Officer

December 14, 2017

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PROXY STATEMENT

Annual Meeting of Shareowners January 24, 2018

This Proxy Statement sets forth certain information with respect to the accompanying proxy to be used at the Annual Meeting of Shareowners (the “Meeting”) of New Jersey Resources Corporation, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Board of Directors (the “Board”) has designated The Mansion at Mountain Lakes, 90 Route 46 East, Mountain Lakes, New Jersey 07046, as the place of the Meeting. The Meeting will be called to order at 9:30 a.m., Eastern Standard Time, on Wednesday, January 24, 2018. The Board solicits this proxy and urges you to vote immediately. Unless the context otherwise indicates, reference to “New Jersey Resources,” “NJR,” “we,” “us,” “our” or “the Company” means New Jersey Resources Corporation.

The Board is making these materials available to you on the Internet or, upon your request, delivering printed versions of these materials to you by mail. On or about December 14, 2017, we will mail a notice to shareowners containing instructions on how to access the Proxy Statement and Annual Report and how to vote.

Questions and Answers About the Meeting

1.	Who is Asking for My Vote and Why am I Receiving this Document?

The Board asks that you vote on the matters listed in the Notice of Annual Meeting, which are more fully described in this Proxy Statement. We are providing this Proxy Statement and related proxy card to our shareowners in connection with the solicitation by the Board of proxies to be voted at the Meeting. A proxy, if duly executed and not revoked, will be voted and, if it contains any specific instructions, will be voted in accordance with those instructions.

2.	Who is Entitled to Vote?

Only holders of record of outstanding shares of our common stock (the “Common Stock”) at the close of business on November 27, 2017, are entitled to notice of, and to vote at, the Meeting. At the close of business on November 27, 2017, there were 86,911,287 outstanding shares of Common Stock. Each share of Common Stock is entitled to one vote.

3.	What is a Proxy?

A proxy is your legal designation of another person to vote the stock you own. If you designate someone as your proxy or proxy holder in a written document, that document is called a proxy or a proxy card. Messrs. Laurence M. Downes and Richard Reich have been designated as proxies or proxy holders for the Meeting. Proxies properly executed and received by our Corporate Secretary prior to the Meeting, and not revoked, will be voted in accordance with the terms thereof.

4.	What is a Voting Instruction?

A voting instruction is the instruction form you receive from your bank, broker or its nominee if you hold your shares of Common Stock in street name. The instruction form instructs you how to direct your bank, broker or its nominee, as record holder, to vote your shares of Common Stock.

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5.	What am I Voting on?

You will be voting on each of the following items of business:

■	The election as directors of two nominees to the Board for terms expiring in 2019, and four nominees to the Board for terms expiring in 2021
■	The approval of a non-binding advisory resolution approving the compensation of our named executive officers
■	The ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2018
■	Any other business that may properly come before the Meeting or any adjournments or postponements thereof

6.	How Many Votes must be Present to Hold the Meeting?

A majority of the outstanding shares of Common Stock as of the record date must be present in person or represented by proxy at the Meeting. This is referred to as a quorum. Abstentions, withheld votes and shares of record held by a broker or its nominee (“broker shares”) that are voted on any matter are included in determining the existence of a quorum. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

7.	What Vote is Needed to Elect the Six Directors?

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock voted in the election of directors. In addition, the Company’s Corporate Governance Guidelines provide that any nominee for director in an uncontested election who receives a greater number of shareowner votes “withheld” from his or her election than votes “for” his or her election must promptly tender his or her resignation to the Board. For more details regarding the director resignation policy, please see “Election of Directors” on page 11.

8.	What Vote is Needed to Approve the Non-Binding Advisory Resolution Regarding the Compensation of our Named Executive Officers?

The approval of the non-binding advisory resolution regarding the compensation of our named executive officers requires that the votes cast in favor of the proposal exceed the number of votes cast against the proposal.

9.	What Vote is Needed to Ratify the Appointment by the Audit Committee of Deloitte & Touche LLP?

The ratification of the appointment by the Audit Committee of Deloitte & Touche LLP requires that the votes cast in favor of the ratification exceed the number of votes cast opposing the ratification.

10.	What are the Voting Recommendations of the Board?

For the reasons set forth in detail later in this Proxy Statement, The Board Recommends That You Vote:

■	FOR The Proposed Nominees for the Board;
■	FOR The Non-Binding Advisory Resolution Regarding Approval of the Compensation of Our Named Executive Officers; and
■	FOR The Ratification of the Appointment by the Audit Committee of Deloitte & Touche LLP.

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11.	How Do I Vote?

Registered shareowners (shareowners who hold Common Stock in their own name registered with our transfer agent, Wells Fargo Shareowner Services, or in certificated form, as opposed to through a bank, broker or other nominee) or employees who hold Common Stock through our NJR Employees’ Retirement Savings Plan (our “401(k) Plan”) may vote in person at the Meeting or by proxy. There are three ways for registered shareowners and employees who own Common Stock through our 401(k) Plan to vote by proxy:

If you received your proxy materials by mail, complete, properly sign, date and mail the enclosed proxy card or voting instruction.

Connect to the Internet at www.proxyvote.com and follow the instructions included on the proxy card or voting instruction.

Call 1-800-690-6903 and follow the instructions included on the proxy card or voting instruction.

Registered shareowners and participants in our 401(k), and any other plans holding shares of Common Stock, are urged to deliver proxies or voting instructions by calling the toll-free telephone number, by using the Internet or by completing and mailing the proxy card or voting instruction. The telephone and Internet voting procedures are designed to authenticate shareowners’ and plan participants’ identities, to allow shareowners and plan participants to give their proxies or voting instructions and to confirm that such instructions have been properly recorded. Instructions for voting by telephone or over the Internet are included on the enclosed proxy card or voting instruction. If you received your proxy materials via mail, registered shareowners and plan participants may send their proxies or voting instructions by completing, signing and dating the enclosed proxy card or voting instruction and returning it as promptly as possible in the enclosed prepaid envelope.

Shareowners who hold Common Stock through banks, brokers or other nominees (“street name shareowners”) who wish to vote at the Meeting should receive voting instructions from the institution that holds their shares. Please contact the institution that holds your shares if you have not received voting instructions. Street name shareowners may also be eligible to vote their shares electronically by following the voting instructions provided by the bank, broker or other nominee that holds the shares, using either the toll-free telephone number or the Internet address provided on the voting instruction; or by completing, dating and signing the voting instruction and returning it promptly in the enclosed prepaid envelope.

The deadline for voting via the Internet or telephone is 11:59 p.m. Eastern Standard Time, on January 23, 2018.

12.	Can I Attend the Meeting?

Yes. The Meeting is open to all holders of our Common Stock as of the record date, November 27, 2017. You may attend the Meeting and vote in person. IF YOU PLAN TO ATTEND THE MEETING, EACH SHAREOWNER WILL BE ASKED TO PRESENT (I) VALID PICTURE IDENTIFICATION, SUCH AS A DRIVER’S LICENSE OR PASSPORT, AND (II) PROOF OF OWNERSHIP OF OUR COMMON STOCK AS OF THE RECORD DATE, SUCH AS AN ADMISSION TICKET, A BROKERAGE STATEMENT, PROXY CARD OR VOTING INSTRUCTION FORM REFLECTING STOCK OWNERSHIP. TO REQUEST AN ADMISSION TICKET IN ADVANCE OF THE ANNUAL MEETING PLEASE VISIT WWW.PROXYVOTE.COM AND FOLLOW THE INSTRUCTIONS PROVIDED. However, even if you plan to attend the Meeting, we encourage you to vote your shares by proxy. Cameras, recording devices and other electronic devices are not permitted at the Meeting.

13.	How Will My Shares be Voted if I Sign, Date and Return My Proxy Card or Voting Instruction Card, But Do Not Provide Complete Voting Instructions with Respect to Each Proposal?

Shareowners should specify their vote for each matter on the enclosed proxy. The proxies solicited by this Proxy Statement vest in the proxy holders’ voting rights with respect to the election of directors (unless the shareowner marks the proxy to withhold that authority) and on all other matters voted upon at the Meeting.

Unless otherwise directed in the enclosed proxy card, the persons named as proxies therein will vote all properly executed, returned and not-revoked proxy cards or voting instruction cards (I) FOR the election of the six director nominees listed thereon; (II) FOR the non-binding proposal regarding approval of the compensation of our named executive officers; and (III) FOR the proposal to ratify the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2018, with the following two exceptions:

■	Shares of Common Stock held in our 401(k) Plan for which no direction is provided on a properly executed, returned and not revoked voting instruction card will be voted proportionately in the same manner as those shares held in our 401(k) Plan for which timely and valid voting instructions are received with respect to such proposals.

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■	Shares of Common Stock held in our 401(k) Plan for which timely and valid voting instructions are not received will be considered to have been designated to be voted by the trustee in accordance with the recommendation of the Company’s management.

As to any other business that may properly come before the Meeting, the persons named in the enclosed proxy card or voting instruction will vote the shares of Common Stock represented by the proxy in the manner as the Board may recommend, or otherwise at the proxy holders’ discretion. The Board does not presently know of any other such business.

14.	How Will My Shares be Voted if I Do Not Return My Proxy Card or My Voting Instruction?

It will depend on how your ownership of shares of Common Stock is registered. If your shares of Common Stock are registered in your name with our transfer agent, your unvoted shares will not be represented at the Meeting and will not count toward the quorum requirement, as explained under “6. How many votes must be present to hold the Meeting?” on page 7, unless you attend the Meeting to vote them in person.

If you own your shares of Common Stock in street name, which means that your shares are registered in the name of your bank, broker or its nominee, your shares may be voted even if you do not provide your bank, broker or other nominee with voting instructions. Under the rules of the New York Stock Exchange (“NYSE”) your bank, broker or other nominee may vote your shares in its discretion on “routine” matters. However, NYSE rules do not permit your bank, broker or other nominee to vote your shares on proposals that are not considered routine. When a proposal is not a routine matter and your bank, broker or other nominee has not received your voting instructions with respect to such proposal, your bank, broker or other nominee cannot vote your shares on that proposal. It is called a “broker non-vote” when a bank, broker or other nominee does not cast a vote for a routine or a non-routine matter.

Please note in the absence of your specific instructions as to how to vote, your bank, broker or other nominee may not vote your shares with respect to (I) the election of the six nominees for director, or (II) the non-binding proposal regarding the approval of the compensation of our named executive officers. Under NYSE rules, these matters are not considered routine matters. Based on NYSE rules, we believe that the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP is a routine matter for which brokerage firms may vote on behalf of their clients if no voting instructions are provided. Therefore, if you are a shareowner whose shares of Common Stock are held in street name with a bank, broker or other nominee and you do not return your voting instruction card, your bank, broker or other nominee may vote your shares FOR the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm. Please return your proxy card so your vote can be counted.

15.	How are Abstentions and Broker Non-Votes Counted?

Only votes cast “for” or “against” are included in determining the votes cast with respect to any matter presented for consideration at the Meeting. As described above, when brokers do not have discretion to vote or do not exercise such discretion, the inability or failure to vote is referred to as a “broker non-vote.” Proxies marked as abstaining, and any proxies returned by brokers as “non-votes” on behalf of shares held in street name because beneficial owners’ discretion has been withheld as to one or more matters to be acted upon at the Meeting, will be treated as present for purposes of determining whether a quorum is present at the Meeting. Broker non-votes and withheld votes will not be included in the vote total for the proposal to elect the nominees for director and will not affect the outcome of the vote for the proposal. In addition, under New Jersey corporation law, abstentions are not counted as votes cast on a proposal. Therefore, abstentions and broker non-votes will not count either in favor of or against (I) the non-binding proposal approving the compensation of our named executive officers, or (II) the ratification of the appointment of Deloitte & Touche LLP.

16.	What if I Change My Mind after I Vote?

Whether you vote by telephone, Internet or by mail, you may change or revoke your proxy at any time before it is exercised by (I) submitting a properly signed proxy with a later date, (II) voting by telephone or the Internet at a later time, or (III) voting in person at the Meeting. See the enclosed proxy card for instructions. Attendance at the Meeting will not by itself revoke a previously granted proxy.

If you are a shareowner whose stock is held in street name with a bank, broker or other nominee, you must follow the instructions found on the voting instruction card provided by the bank, broker or other nominee, or contact your bank, broker or other nominee to change or revoke your previously given proxy.

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17.	Who Pays the Cost of Proxy Solicitation?

NJR will pay all expenses of soliciting proxies, including clerical work, printing and postage. Our officers and other employees may personally solicit proxies or solicit proxies by mail, telephone, facsimile or Internet, but we will not provide compensation for such solicitations. In addition, we have agreed to pay Laurel Hill Proxy Advisory Group, LLC a fee of approximately $6,250, plus reasonable expenses, for proxy solicitation services. We will also reimburse banks, brokers and other persons holding shares in their names, or in the names of nominees, for expenses incurred sending material to beneficial owners and obtaining proxies from beneficial owners.

18.	Could Other Matters be Decided in the Meeting?

The Board does not know of any other business that may be brought before the Meeting. However, if any other matters should properly come before the Meeting or at any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

19.	How Do I Make a Shareowner Proposal for the 2019 Annual Meeting of Shareowners?

We must receive proposals from shareowners, intended to be presented at the 2019 Annual Meeting of Shareowners, on or before August 16, 2018 to be considered for inclusion in our Proxy Statement and on our proxy/voting instruction card for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and for consideration at that meeting. Shareowners submitting such proposals must be the beneficial owners of shares of the Common Stock amounting to at least $2,000 in market value and must have held such shares for at least one year prior to the date of submission.

Our By-Laws also set forth the procedures a shareowner must follow to nominate directors or to bring other business to be considered at shareowner meetings, which will not be included in our Proxy Statements. For a shareowner to nominate a candidate for director at the 2019 Annual Meeting of Shareowners, we must receive notice of the nomination no later than November 10, 2018. The notice must describe various matters regarding the nominee, including name, address, occupation and shares held. See “Director Nominations and Evaluation Processes” on page 18 for more information regarding the director nomination process. Additionally, under our By-Laws, for a shareowner to bring other matters before the 2019 Annual Meeting of Shareowners, we must receive notice no later than November 10, 2018. The notice must include a description of the proposed business, the reasons therefore and other matters specified in our By-Laws. In each case, the notice must be timely given to our Corporate Secretary, whose address is Office of the Corporate Secretary, 1415 Wyckoff Road, Wall, New Jersey 07719. A copy of the By-Laws is available free of charge on our website at investor.njresources.com under the caption “Corporate Governance.” A printed copy is available free of charge to any shareowner who requests it by contacting the Corporate Secretary in writing at Office of the Corporate Secretary, New Jersey Resources Corporation, 1415 Wyckoff Road, Wall, New Jersey 07719.

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ELECTION OF DIRECTORS

Item 1 On Proxy Card

The Board currently consists of 12 members divided into three classes with overlapping three-year terms. Upon the retirement of Lawrence R. Codey at the Meeting, the Board will be reduced to 11 members. Our Restated Certificate of Incorporation provides that the Board shall be divided into three classes, which shall be as nearly equal in number as possible. There is currently an imbalance in the classes of directors, with six directors having terms expiring in 2018, and being nominated for election as directors at the Meeting, two directors with terms expiring in 2019 and three with terms expiring in 2020. In order to address this imbalance, Maureen Borkowski and Thomas C. O’Connor, whose terms expire at the Meeting, have been nominated to serve one-year terms expiring in 2019, and until their respective successors are elected and have been qualified. Donald L. Correll, M. William Howard, J. Terry Strange and George R. Zoffinger would each serve for a three-year term expiring in 2021, and until their respective successors are elected and have been qualified. Each of the nominees is currently serving as a director of the Company and, with the exception of Ms. Borkowski and Mr. O’Connor, has been previously elected by our shareowners. Ms. Borkowski and Mr. O’Connor were appointed by the Board during 2017 for a term expiring at the Meeting. There were no nominee recommendations from shareowners submitted in accordance with our By-Laws. Unless otherwise indicated on a proxy, the proxy holders intend to vote the shares each proxy represents for all nominees for election as directors.

Under New Jersey law, directors are elected by a plurality of the votes cast at an election. The Company’s Corporate Governance Guidelines provide, however, that any nominee for director in an uncontested election who receives a greater number of shareowner votes “withheld” from his or her election than votes “for” his or her election must promptly tender his or her resignation to the Board for consideration. The Nominating/Corporate Governance Committee (NCGC) will then evaluate the best interests of the Company and will recommend to the Board whether to accept or reject the tendered resignation. Following the Board’s determination, the Company will disclose the Board’s decision of whether to accept the resignation and an explanation of how the decision was reached.

Proxies solicited by the Board will be voted in favor of the nominees listed below, unless otherwise specified in the proxy. All of the nominees proposed by the Board have consented to serve if elected. We know of no reason why the nominees would not be available for election or, if elected, would be unable to serve. While we do not anticipate that any of the nominees will be unable to serve, if any should be unable to serve, the proxy holders reserve the right to substitute any other person approved by the Board.

The NCGC looks for its current and potential directors collectively to have a mix of skills and qualifications.

It is of critical importance to the Company that the NCGC recruit directors who help achieve the goal of a well-rounded, diverse Board that functions as a collegial and cohesive unit.

As part of each director’s biography, we have included a brief summary of skills and experience. We have also included a chart below of the director biographies that summarizes the skill set for the full Board. Set forth below is information for each nominee and director concerning the age, principal occupation, employment and directorships during the past five years, positions with the Company, the year in which he or she first became a director of the Company and his or her term of office as a director. Also set forth below is a brief discussion of the specific experience, qualifications, attributes or skills that led to the Board’s conclusion that, in light of our business and structure, each nominee and director should serve as a director as of the date of this Proxy Statement.

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Nominees for Election as Directors for a One-Year Term Expiring in 2019

MAUREEN A. BORKOWSKI
Retired. Chairman and President of Ameren Transmission Company Director since: 2017 Age: 60 Other Public Company Directorships: None

Retired. Chairman and President of Ameren Transmission Company and Ameren Transmission Company of Illinois, subsidiaries of Ameren Corporation dedicated to electric transmission infrastructure investment, from August 2011 through April 2017. Vice President — Transmission of Ameren Services Company from 2005 to August 2011. President, Borkowski Enterprises, an energy consulting firm from 2000 to 2005. From 1981 to 2000, served in various roles at Ameren with responsibilities including power marketing, electric and natural gas transmission strategy and retail deregulation.

Ms. Borkowski has extensive experience leading regulated electric transmission and natural gas distribution operations from her years as an executive leading Ameren Transmission Company. Her vast operational knowledge and executive leadership experience give her a strong operational background with knowledge of many of the issues that face regulated companies on federal, state and local levels. Her background is an asset to the NJR Board, as well as the Board of Directors of New Jersey Natural Gas Company.

THOMAS C. O’CONNOR
Retired. Chairman, President and Chief Executive Officer, DCP Midstream, LLC
Director since: 2017
Age: 61
Other Public Company Directorships: 8Point3 Energy Partners LP (NASDAQ: CAFD) (June 2015 – Present); Andeavor Logistics LP (formerly Tesoro Logistics LP) (NYSE: ANDX) (May 2011 – Present); DCP Midstream GP, LLC, the general partner of DCP Midstream Partners, LP (NYSE: DCP) (September 2008 to December 2013); Keyera Corporation (TSO: KEY) (January 2014 – Present) and QEP Resources, Inc. (NYSE: QEP) (January 2014 to January 2015)

Retired. Chairman, President and Chief Executive Officer, DCP Midstream, LLC, one of the nation’s largest gas gatherers, processors and marketers of natural gas liquids, from 2007 through March 2013. From 1987 to 2007, held a variety of positions with Duke Energy in that company’s natural gas pipeline, electric and commercial business units.

Mr. O’Connor has extensive experience leading regulated and unregulated midstream and transmission operations and wholesale natural gas trading businesses from his years as an executive leading DCP Midstream and Duke Energy. His vast operational knowledge and executive leadership experience gives him a strong operational and strategic background with knowledge of many of the issues that face both regulated and unregulated energy companies, particularly with respect to the natural gas industry.

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Nominees for Election as Directors for a Three-Year Term Expiring in 2021

DONALD L. CORRELL

(Lead Director, New Jersey Natural Gas Company Board)

Chief Executive Officer and Co-Founder, Water Capital Partners LLC (formerly, KWP Capital, LLC)
Director since: 2008
Age: 67
Other Public Company Directorships: HealthSouth Corp. (NYSE: HLS) (June 2005 – Present)

Chief Executive Officer and Co-Founder, Water Capital Partners LLC (formerly, KWP Capital LLC), a firm that invests in, advises and manages water and wastewater infrastructure assets and operations since January 2011. President and Chief Executive Officer and member of the Board of Directors of American Water Works, Inc., a New Jersey-based public water utility holding company, from April 2006 to August 2010; President and Chief Executive Officer and member of the Board of Directors of Pennichuck Corporation, a New Hampshire-based public water utility holding company, from 2003 to 2006; Chairman, President and Chief Executive Officer of United Water Resources, a public water services company from 1991 through 2001. From 2001 to 2003, served as an independent advisor to water service and investment firms on issues relating to marketing, acquisitions, and investments in the water services sector.

Mr. Correll’s experience with utility companies, through his leadership of American Water Works and other water services companies, has given him an understanding of the regulatory and operational issues that we face. In his positions as a Chief Executive Officer and director of a public company and as a certified public accountant, he gained experience in financial policy and risk oversight that is essential to his position as a member of the Audit Committee. In these roles he also gained significant experience that is relevant to his position as the Lead Director of New Jersey Natural Gas Company (“NJNG”).

M. WILLIAM HOWARD, JR.
(Lead Director, NJRCEV Board) Retired. Pastor, Bethany Baptist Church Director since: 2005 Age: 71 Other Public Company Directorships: None

Retired. Pastor of Bethany Baptist Church, Newark, New Jersey, from 2000 to 2015; President, New York Theological Seminary from 1992 to 2000; President of the National Council of Churches from 1979 to 1981; Past Chairman and Member, Rutgers University Board of Governors from 2004 to 2014 and Director Emeritus, Choose New Jersey.

Mr. Howard is an experienced local and national community leader with extensive familiarity with communities and contacts within and outside our service area. His work and experience in the public sector, including his experience leading religious institutions, bring unique and valuable perspectives and disciplines to the Board’s deliberations and decision-making processes, particularly with regard to issues of corporate citizenship and community relations, which are relevant to his position as Lead Director of the Board of Directors of NJR Clean Energy Ventures.

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J. TERRY STRANGE
(Chair, Audit Committee)
Retired. Vice Chair and Managing Partner, U.S. Audit Practice, KPMG LLP
Director since: 2003
Age: 73
Other Public Company Directorships: Newfield Exploration Company (NYSE: NFX) (2004 – Present); Group 1 Automotive, Inc. (NYSE: GPI) (2003 – Present); SLM Corp. (NASDAQ: SLM) (2008 – May 2013) and BBVA Compass Bancshares, Inc. (NYSE: BBVA) (2008 – Present)

Retired. Vice Chair and Managing Partner of U.S. Audit Practice from 1996 to 2002 and Global Managing Partner of Audit Practice from 1998 to 2002, KPMG LLP, an independent accounting firm.

Mr. Strange has extensive knowledge and experience with accounting practices, policies and rulemaking from his 34-year career at KPMG LLP, which is especially important in his role as Chairman of the Audit Committee and an audit committee financial expert. His significant experience working with companies in the energy sector, as well his experience as a director of a number of public companies, has provided him an understanding of the challenges and strategic alternatives available to public companies, financial policy and risk oversight.

GEORGE R. ZOFFINGER
President and Chief Executive Officer, Constellation Capital Corp.
Director since: 1996
Age: 69
Other Public Company Directorships: Virgin Media, Inc. (NASDAQ: VMED) (2003 - June 2013) and Hightower Securities, LLC (May 2013 – Present)

President and Chief Executive Officer, Constellation Capital Corp., a financial services company, since December 2007; President and Chief Executive Officer, New Jersey Sports & Exposition Authority from March 2002 to December 2007; Chairman, New Brunswick Development Corporation, a not-for-profit urban real estate development company.

Mr. Zoffinger’s leadership experience and work with public companies has provided him financial, corporate governance and real estate development expertise and experience with executive compensation issues, which are important to his roles as a member of the NCGC. In addition, he brings to the Board corporate development experience and knowledge gained from his leadership and board positions, including his tenure on the Board.

THE BOARD RECOMMENDS THAT SHAREOWNERS VOTE “FOR” ALL OF THE PROPOSED DIRECTOR NOMINEES LISTED ABOVE.

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Directors with Terms Expiring in 2019

LAURENCE M. DOWNES
(Chairman of the Board)
President and Chief Executive Officer, New Jersey Resources Corporation
Director since: 1995
Age: 60
Other Public Company Directorships: Questar Corporation (NYSE: STR) (2010 - September 2016) and Energen Corporation (NYSE: EGN) (May 2017 – Present)

Chairman of the Board of the Company since September 1996 and President and Chief Executive Officer since July 1995; Director and past Chairman, American Gas Association; Trustee, American Gas Foundation; Member, Board of Directors of New Jersey Economic Development Authority; Chairman, John J. Heldrich Center for Workforce Development’s National Advisory Board; Member, National Petroleum Council.

As Chairman of the Board, Mr. Downes provides the Board with strong leadership and direction and a considerable amount of experience. As our President and Chief Executive Officer, Mr. Downes is able to communicate with and inform the Board about our strategy, performance, operations, issues and developments. Mr. Downes’ extensive knowledge of the energy industry, experience as the leader of the Company and innovative thinking provides an invaluable benefit to the Board. In addition, Mr. Downes’ board positions at other natural gas and energy-focused organizations have positioned him to bring experience and industry knowledge to his position as Chairman of the Board. Through Mr. Downes’ years of service on the Board, he has developed extensive knowledge in the areas of leadership, strategy, safety, risk oversight, management and corporate governance, each of which provides great value to the Board.

ROBERT B. EVANS
(Lead Director, NJRES Board)
Retired. President and Chief Executive Officer, Duke Energy Americas
Director since: 2009
Age: 69
Other Public Company Directorships: Sprague Resources LP (NYSE: SRLP) (October 2013 – Present); Targa Resources Corp. (NYSE: TRGP) (March 2016 – Present) and ONE Gas, Inc. (NYSE: OGS) (2014 – Present)

Retired. President and Chief Executive Officer of Duke Energy Americas, a business unit of Duke Energy Corp., from 2004 to 2006; Transition executive for Energy Services, a business unit of Duke Energy Corp., during 2003; President of Duke Energy Gas Transmission from 1998 to 2002 and President and Chief Executive Officer from 2002 to 2003.

Mr. Evans’ experience in senior leadership and board positions for other energy companies has positioned him to bring executive, corporate development, operational and financial experience and industry knowledge to his position as a member of the Board. His extensive executive experience with the natural gas transmission business and wholesale natural gas trading business of Duke Energy and Targa Resources Partners provides the Board with valuable knowledge of those aspects of the energy industry and has provided him with the experience and knowledge to serve as Lead Director of the joint Board of Directors of NJR Energy Services Company (“NJRES”) and NJR Energy Investments Corporation.

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Directors with Terms Expiring in 2020

JANE M. KENNY
(Chair, Nominating/Corporate Governance Committee) Co-Owner and Managing Partner, The Whitman Strategy Group, LLC Director since: 2006 Age: 66 Other Public Company Directorships: None

Co-owner and Managing Partner, The Whitman Strategy Group, LLC, a consulting firm specializing in governmental relations and environmental and energy issues, since January 2005; Regional Administrator of the Environmental Protection Agency, overseeing the federal agency’s work in New York, New Jersey, Puerto Rico and the Virgin Islands from November 2001 to December 2004; Commissioner of New Jersey Department of Community Affairs from May 1996 to November 2001; Chief of Policy to the Governor of New Jersey from 1994 to 1996. Ms. Kenny is currently a National Association of Corporate Directors (NACD) Governance Fellow.

Ms. Kenny’s extensive public policy experience, especially with environmental, public policy, energy and government relations issues, based on her extensive regulatory and policy experience leading environmental initiatives as Administrator for Region 2 of the United States Environmental Protection Agency, and her service as a top advisor to three Governors of New Jersey, is essential for the Board of a company like ours that regularly faces such issues. That experience, as well as her firm’s active consulting practice on environmental, energy and public policy issues through which she is actively and presently engaged in cutting-edge issues in the field, has provided Ms. Kenny an understanding of the energy industry, which is important in assisting the Board in monitoring and evaluating our business.

SHARON C. TAYLOR
(Chair, Leadership Development and Compensation Committee) Retired. Senior Vice President, Human Resources, Prudential Financial Director since: 2012 Age: 63 Other Public Company Directorships: None

Retired. Senior Vice President, Human Resources, Prudential Financial, a global fortune 50 financial services company, from June 2002 to August 2017; Chair of The Prudential Foundation and The Prudential Investment Oversight Committee; Immediate Past Chair of Newark Alliance and Newark Regional Business Partnership; Director, Human Resources Policy Association; Director, Executive Leadership Council Foundation; Board of Visitors of Temple University.

Ms. Taylor’s broad experience as a senior executive officer of one of the nation’s largest financial services companies, her service on the boards of several external organizations in key leadership roles and her extensive background and expertise in the areas of human resources, including executive compensation, employee benefits, talent and senior officer succession management, labor and employee relations, corporate social responsibility and impact investing, operations and systems, business continuation, risk management and privacy, provides the Board with an important perspective in the critical areas of human capital planning and management, succession and strategic planning, operational effectiveness and risk controls and privacy. Her extensive experience in the aforementioned areas provide her with an ideal background to serve as the Chair of NJR’s Leadership Development and Compensation Committee (the “LDCC”).

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DAVID A. TRICE
Retired. President and Chief Executive Officer, Newfield Exploration Company
Director since: 2004
Age: 69
Other Public Company Directorships: McDermott International, Inc. (NYSE: MDR) (May 2009 – Present); QEP Resources, Inc. (NYSE: QEP) (May 2011 – Present) and Select Energy Services, Inc. (NYSE: WTTR) (November 2017 – Present)

Retired. Chairman from September 2004 to May 2010, President and Chief Executive Officer from February 2000 to May 2009, President and Chief Operating Officer from 1999 to 2000 and Vice President — Finance and International from 1997 to 1999, Newfield Exploration Company, a public independent crude oil and natural gas exploration and production company; Director, Rockwater Energy Solutions, Inc., a private fluids and environmental solutions provider that provides a wide range of products and services to the oil and gas industry, from August 2012 to October 2017; Past Chairman, America’s Natural Gas Alliance, Inc. and the American Exploration and Production Council.

A career with over 30 years of experience with energy companies such as Newfield Exploration Company has given Mr. Trice extensive knowledge of the energy industry, particularly natural gas, as well as other operational expertise, which is essential to our Board in understanding and evaluating our business. Mr. Trice also brings to our Board experience gained from holding senior leadership and board positions at public companies and industry groups that provides our Board with significant experience in risk oversight, financial policy, executive compensation and corporate governance matters, which are particularly relevant to his service on the LDCC and the NCGC. In addition, Mr. Trice’s extensive experience in the energy industry and his familiarity with the relevant issues provide the Board with a valuable perspective.

Director Retiring at 2018 Annual Meeting of Shareowners

LAWRENCE R. CODEY
(Lead Director and Chair, Executive Committee)
Retired. President, Chief Operating Officer and Member, Board of Directors, Public Service Enterprise Group (“PSE&G”)
Director since: 2000
Age: 73
Other Public Company Directorships: Sealed Air Corporation (NYSE: SEE) (1993 – Present)

Retired. President, Chief Operating Officer and Member, Board of Directors, PSE&G, from September 1991 through February 2000; Director, Horizon Blue Cross Blue Shield of New Jersey.

Mr. Codey brought to our Board diverse business, leadership and administrative experience in the utility industry from his tenure at PSE&G and his service on public company boards. His understanding of issues facing utility companies, both as an officer and director, was invaluable to the Board and was vital to his role as the Board’s Lead Director.

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Summary of Director Qualifications and Experience

Summary of Director Qualifications and Experience	Borkowski, Maureen A.	Codey, Lawrence R	Correll, Donald L.	Downes, Laurence M.	Evans, Robert B.	Howard Jr., M. William	Kenny, Jane M.	O’Connor, Thomas C.	Strange, J. Terry	Taylor, Sharon C.	Trice, David A.	Zoffinger, George R.
Years Served on the Board	1	17	9	22	8	12	11	1	14	5	13	21
Utility Transmission/Distribution	●	●	●	●	●			●	●
Oil & Gas Exploration		●		●	●			●	●		●
General Business/Management	●	●	●	●	●	●	●	●	●	●	●	●
Regulatory	●	●	●	●	●		●	●	●	●		●
Finance and Accounting		●	●	●	●	●		●	●		●	●
Corporate Governance		●	●	●		●	●	●	●	●	●
Marketing					●	●						●
Public Relations						●	●			●		●
Technology		●					●			●
Energy Services	●	●		●	●		●	●
Education		●		●		●	●
State and Federal Government		●	●	●		●	●			●	●	●
Community Relations		●	●	●		●	●			●		●
Commodity Trading and Risk Management					●			●	●		●
Electric Power Generation	●	●			●		●	●
Legal		●									●
Environmental		●	●				●	●			●
Renewable Energy				●			●	●
Leadership Development and Succession Planning		●	●	●	●	●	●	●		●	●	●
Bargaining Unit		●	●	●						●		●
Cybersecurity	●									●
Strategic Planning	●	●	●	●	●	●	●	●	●	●	●	●

Director Nominations and Evaluation Processes

Director Candidate Recommendations and Nominations by Shareowners. The NCGC’s charter provides that the NCGC will consider qualified director candidate recommendations by shareowners. Shareowner nominees will be evaluated under the same standards as nominees recommended by management or the non-management members of the Board. Recommendations should be sent to Office of the Corporate Secretary, New Jersey Resources Corporation, 1415 Wyckoff Road, Wall, New Jersey 07719. Under our By-Laws, the Corporate Secretary should receive any nomination for director on or before November 10, 2018 for consideration at the 2019 Annual Meeting of Shareowners. In addition, in accordance with our By-Laws, any shareowner entitled to vote for the election of directors may nominate persons for election to the Board if such shareowner complies with the procedures set forth in the By-Laws and summarized above under “Question 19 under QUESTIONS AND ANSWERS ABOUT THE MEETING: How do I make a shareowner proposal for the 2019 Annual Meeting of Shareowners?” on page 10. The NCGC did not receive any recommendations from any shareowners in connection with the Meeting.

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NCGC Process for Identifying and Evaluating Director Candidates. The NCGC identifies and evaluates all director candidates in accordance with the director qualification standards described in the Corporate Governance Guidelines. The NCGC evaluates a candidate’s qualifications to serve as a member of the Board based on the background and expertise of individual Board members, as well as the background and expertise of the Board as a whole. Nominees are required to bring the skills, talents, knowledge and expertise to ensure that the composition, structure and operation of the Board serves the best interests of our shareowners. In addition, the NCGC will evaluate a candidate’s independence and his or her background and expertise in the context of the Board’s needs.

Although the NCGC does not have a separate policy regarding diversity, it will consider, in identifying first-time candidates, nominees for director or evaluating individuals recommended by shareowners, the current composition of the Board in light of the diverse communities and geographies we serve and the interplay of the candidate’s or nominee’s diverse individual experience, education, skills, background and other qualities and attributes with those of the other Board members. To ensure that the Board’s composition reflects the particular needs of the Board and the Company, the NCGC incorporates this broad view of diversity into its review and evaluation of new candidates and incumbent nominees in its director nomination process. The NCGC and Board monitor its effectiveness through the Board’s self-evaluation process.

Sources of Nominees. The nomination of Mr. O’Connor was identified by a non-management director currently serving on our Board. Upon the recommendation of the NCGC, on March 8, 2017, the Board appointed Mr. O’Connor, effective May 9, 2017.

The NCGC is authorized to engage professional search firms at the Company’s expense to assist with the identification, evaluation and due diligence on potential nominees for Board vacancies. In 2017, the Company retained Korn/Ferry International (“Korn Ferry”), a third-party search firm that was paid a fee for its services, to assist with identifying potential nominees to the Board and performing appropriate due diligence on such candidates.

After considering several candidates identified and evaluated by Korn Ferry, the NCGC determined that Ms. Borkowski was the most qualified candidate. Upon the recommendation of the NCGC, on July 11, 2017, Ms. Borkowski was appointed by the Board, effective September 11, 2017.

As described under “Election of Directors” on page 11, the NCGC and the Board believe that the current composition of the Board reflects a group of highly talented individuals with diverse backgrounds, skills, professional and industry experience and other personal qualities and attributes best suited to perform oversight responsibilities for the Company and its shareowners.

Annual Director Performance Evaluations. As required by our Corporate Governance Guidelines, the Board conducts an evaluation of its performance on an annual basis. The Board has the authority to retain advisers or consultants and to provide for their compensation by the Company, as it shall deem appropriate, to assist in designing and implementing such evaluation. Annually, all Board members participate in a self-assessment that is administered by the NCGC. The self-assessment focuses on the following areas: board structure and leadership, logistics, conduct of the meeting, discharge of board responsibilities, and Board culture and ethics. The Board members are also asked to identify ways to improve the effectiveness of the Board. During fiscal year 2017, the NCGC Chair also interviewed each Board member to solicit their views on the Board’s performance. The results of the interviews were shared with the NCGC and discussed with the Board. Feedback from the leadership team was also provided to the Board informally at the Board’s request. Each of the Audit Committee, NCGC and the LDCC also conduct a self-evaluation administered by their committee chair on an annual basis.

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CORPORATE GOVERNANCE AND RELATED MATTERS

Our business and affairs are managed under the direction of the Board in accordance with the New Jersey Business Corporation Act and our Restated Certificate of Incorporation and By-Laws. Members of the Board are kept informed of our business through discussions with the Chairman and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The corporate governance practices we follow are summarized below.

Board Meetings and Attendance at Annual Meeting of Shareowners

During fiscal year 2017, there were 10 meetings of the Board. With the exception of Mr. O’Connor, who joined the Board in May, each director attended more than 75 percent of the combined meetings of the Board and the committees on which she or he served during the fiscal year. Mr. O’Connor attended 66.7 percent of the meetings of the Board and the Audit Committee, missing one Board meeting and one Audit Committee meeting due to an excused absence resulting from a scheduling conflict that the Company was aware of when he agreed to join the Board. We encourage all directors to attend our annual shareowners’ meetings. All of the directors serving at the time of the 2017 Annual Meeting of Shareowners held in January 2017 attended the meeting with the exception of Mr. Codey, who was unable to attend due to a family medical emergency.

Board Standards of Independence

The Board sets our independence standards (“Company Independence Guidelines”) in our corporate governance guidelines (the “Corporate Governance Guidelines”). The director independence standards, as set forth in the Company Independence Guidelines, provide that a majority of the Board must be independent under the independence standards established by the Corporate Governance Guidelines, the NYSE and the SEC as in effect from time to time. For a Board member or candidate for election to the Board to qualify as independent, the Board must determine that the person and his or her immediate family members do not have a material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) or any of our affiliates. Under the categorical standards adopted by the Board, a member of the Board is not independent if:

■	the director is, or has been within the last three years, our employee, or an immediate family member is, or has been within the last three years, an executive officer of the Company;

■	the director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

■	(I) the director is a current partner or employee of a firm that is our internal or external auditor; (II) the director has an immediate family member who is a current partner of such a firm; (III) the director has an immediate family member who is a current employee of such a firm and personally works on our audit; or (IV) the director or an immediate family member was, within the last three years, a partner or employee of such a firm and personally worked on our audit within that time;

■	the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee; or

■	the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or two percent, of such other company’s consolidated gross revenues.

The Board will also consider a director’s charitable relationships. Contributions to tax-exempt organizations are not considered payments for purposes of the test in the final bullet point above, provided that we are required to disclose in our annual proxy statement any such contributions made by us to any tax-exempt organization in which any independent director serves as an executive

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officer if, within the preceding three years, contributions in any single fiscal year from us to the organization exceeded the greater of $1 million, or two percent, of such tax-exempt organization’s consolidated gross revenues.

For purposes of the above independence standards, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than domestic employees) who shares such person’s home. When applying the look-back provisions set forth above, the Board need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

A Board member may sit on the board of any of our affiliates if, except for being a director on each such board of directors, the member otherwise meets the independence requirements for each such entity, including the receipt of only ordinary-course compensation for serving as a member of the board of directors. Each member of the Board must submit a letter of resignation to the Chairman of the Board when the member changes his or her principal occupation or employment, or leaves or retires from the business with which such occupation or employment was carried out. The letter will be submitted to the NCGC who will make a recommendation to the Board regarding such director’s continued service on the Board. The Board will then determine whether to accept such resignation.

With the exception of Mr. Downes, the Chairman of the Board and Chief Executive Officer, the Board has affirmatively determined that each member of the Board is independent in accordance with the above standards. Additionally, we made no contributions during fiscal year 2017 to any charitable organization in which an independent director serves as an executive officer in any single fiscal year within the preceding three fiscal years in an amount in excess of the greater of $1 million, or two percent, of the charitable organization’s consolidated gross revenues.

The Company Independence Guidelines are described in the Corporate Governance Guidelines and are available free of charge on our website at investor.njresources.com under the caption “Corporate Governance.” A printed copy is available free of charge to any shareowner who requests it by contacting the Corporate Secretary in writing at Office of the Corporate Secretary, New Jersey Resources Corporation, 1415 Wyckoff Road, Wall, New Jersey 07719.

Certain Relationships and Related Person Transactions

Our Board has adopted a related person transaction policy that governs the review, approval or ratification of covered related person transactions. Our Audit Committee manages this policy. The policy generally provides that we may enter into a related person transaction only if:

■	the Audit Committee approves or ratifies such transaction in accordance with the guidelines set forth in the policy,

■	the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party,

■	the transaction is approved by the disinterested members of the Board, or

■	the transaction involves compensation approved by the LDCC.

In the event our management recommends a related person transaction to the Audit Committee, that transaction must be presented to the Audit Committee for approval. After review, the Audit Committee will approve or disapprove such transaction. Our management will update the Audit Committee as to any material change to the proposed related person transaction at each subsequently scheduled Audit Committee meeting. When our General Counsel, in consultation with our Chief Executive Officer or our Chief Financial Officer, determines that it is not practicable or desirable for us to wait until the Audit Committee meeting, the Chairman of the Audit Committee possesses delegated authority to act on behalf of the Audit Committee. The Audit Committee or the Chairman approves only those related person transactions that are in, or not inconsistent with, our best interests and the best interests of our shareowners, as the Audit Committee or the Chairman determines in good faith.

For purposes of this policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (or any of our subsidiaries) were, are or will be a participant, and the amount involved exceeds $120,000 and in which any related person had, has or will have a direct or indirect material interest. For purposes of determining whether a transaction is a related person transaction, the Audit Committee relies upon Item 404 of Regulation S-K, promulgated under the Securities Exchange Act of 1934, as amended.

A “related person” is defined as:

■	Any person who is, or at any time since the beginning of our last fiscal year was, one of our directors or executive officers or a nominee to become one of our directors

■	Any person who is known to be the beneficial owner of more than five percent of any class of our voting securities

■	Any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner

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■	Any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a five percent or greater beneficial ownership interest

Apart from the delivery of regulated natural gas service to any director or executive officer living in our service territory, there have been no related person transactions or proposed transactions since the beginning of fiscal year 2017 between the Company and our directors or executive officers, either directly or indirectly. Additionally, there are no legal proceedings to which any director, officer, principal shareowner or any affiliate thereof, is a party that would be material and adverse to us.

Board Refreshment and Succession Planning

The Board recognizes the importance of Board refreshment and succession planning to ensure that our directors possess a composite set of skills, experience and qualifications necessary for the Board to successfully establish and oversee management’s execution of the Company’s strategic priorities (see “Election of Directors” and “Summary of Director Qualifications and Experience” above for a discussion of the key qualifications considered by the NCGC in evaluating candidates). In order to promote thoughtful Board refreshment, the Board adopted a director retirement policy, as discussed below.

Director Retirement Policy. The Company’s Corporate Governance Guidelines provide that no director may serve beyond the date of the first annual meeting of shareowners following her or his 75th birthday. Only under extraordinary circumstances, as determined by the Board, may a retired director remain on the Board as a director emeritus.

Our Lead Director, Mr. Codey, announced in September 2017, that he would retire from our Board at the 2018 Annual Meeting. Additionally, in accordance with the director retirement policy, we expect one incumbent non-employee director to retire from the Board at our 2021 Annual Meeting of Shareowners. As our longest-tenured directors retire from the Board, we will continue our director recruitment efforts to help ensure that the size and expertise of the Board will be maintained at an appropriate level. For example, in 2017, following the death of an incumbent director and to begin to address approaching retirements of other incumbent directors, the Board appointed two new directors: Ms. Borkowski and Mr. O’Connor.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure. As provided in the Corporate Governance Guidelines, the Board does not have a policy on whether the role of the Chief Executive Officer and Chairman of the Board should be separate or, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. We currently operate with one individual, Mr. Downes, serving as Chairman of the Board, President and Chief Executive Officer. The Board elected Mr. Downes as President and Chief Executive Officer in July 1995 and Chairman of the Board in September 1996. Prior to his election as our President and Chief Executive Officer, Mr. Downes served as our Senior Vice President and Chief Financial Officer. The Board believes that because Mr. Downes has unique and extensive experience and understanding of our business, as well as more than 20 years of experience serving on our Board, he is well situated to lead and execute strategic and business plans to maximize shareowner value.

The Board believes that combining the Chairman of the Board and Chief Executive Officer positions is the appropriate corporate governance structure for us at this time because it most effectively utilizes Mr. Downes’ extensive experience and knowledge regarding the Company, by allowing him to lead Board discussions regarding our business and strategy and providing us with unified leadership.

To ensure that the independent directors play a leading role in our current leadership structure, the Board established the position of Lead Director in the Corporate Governance Guidelines in 2003. Mr. Codey currently serves as our Lead Director, and will end his service as Lead Director at the Meeting. The Board elected Mr. Correll as the Lead Director to begin serving following the Meeting. In addition, we maintain a significant majority of independent directors (Mr. Downes is the only non-independent director) and independent Board committees. The Lead Director is in frequent contact with the Chairman of the Board and Chief Executive Officer and is regularly consulted on all material matters. The Lead Director is elected by the independent directors and ensures that the Board operates independently of management and directors and that shareowners have an independent leadership contact.

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The Lead Director, who must satisfy our independence standards, has the following specific roles and responsibilities:
■	Ensures that the Board and its committees function independently of our management
■	Chairs Board meetings when the Chairman is not present or when there is a potential conflict
■	Confers with the Chairman to develop the agenda for the Board meetings and schedules for the Board and committee meetings
■	Provides advice and counsel to the Chairman on Board meeting schedules to ensure there is sufficient time for all agenda items
■	Calls meetings and sets agendas for executive sessions of the independent directors
■	Evaluates and oversees, with the Chairman, the quality, quantity and timeliness of the information submitted by management to the independent directors
■	Acts as a liaison between the independent directors and the Chairman and senior management
■	Confers with the NCGC Chair and the Chairman as to the membership of the various committees and committee chairs
■	Coordinates with the NCGC Chair and the Chairman in the performance evaluation of the Board and its committees
■	Coordinates with the NCGC in the performance evaluation of the Chairman
■	Is available for consultation and direct communication, under appropriate circumstances, if requested by major shareowners
■	Retains advisors and consultants at the request of the independent directors
■	Performs such other duties and responsibilities as may be delegated to the Lead Director by the Board from time to time

The Board also has four standing Committees: the Audit Committee, the LDCC, the NCGC and the Executive Committee. Each Committee has a separate chairperson and each committee, other than the Executive Committee, is composed solely of independent directors.

Given our current circumstances and operating strategies, we believe having a combined Chairman of the Board and Chief Executive Officer, as well as having a Lead Director and independent standing Board committees, is the most appropriate structure for our shareowners and us. We believe this structure demonstrates clear leadership to our employees, shareowners and other interested parties and eliminates potential for redundancies and confusion. The Lead Director supports the role of the independent directors by providing leadership to the independent directors and working closely with the Chairman of the Board and Chief Executive Officer.

As part of the Board’s annual assessment process, the Board evaluates our board leadership structure to ensure that it remains appropriate. The Board recognizes that there may be circumstances in the future that would lead it to separate the roles of Chief Executive Officer and Chairman of the Board, but believes that the absence of a policy requiring either the separation or combination of the roles of Chairman and Chief Executive Officer provides the Board with the flexibility to determine the best leadership structure.

Board’s Role in Risk Oversight. The Board is responsible for our risk oversight. Management is responsible for our risk management, including providing oversight and monitoring to ensure our policies are carried out and processes are executed in accordance with our performance goals and risk tolerance. Our management team holds regular meetings that identify, discuss and assess financial risk from current macro-economic, industry and company perspectives. In carrying out its risk oversight function, the Board has four standing committees: the Audit Committee, the LDCC, the NCGC and the Executive Committee. Each committee is responsible for risk oversight within its area of responsibility and regularly reports to the Board. Each of the committee’s charters, other than the Executive Committee charter, reflects such responsibilities. Generally, the Board’s committees and subsidiary boards of directors oversee the risks as detailed below.

Audit Committee: Responsible for discussing with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. As part of its regular reporting process, management reports and reviews with the Audit Committee our material risks, including, but not limited to, proposed risk factors and other public disclosures, mitigation strategies and our internal controls over financial reporting. The Audit Committee also engages in regular periodic discussions with the Chief Financial Officer and other members of management regarding risks as appropriate. Our internal Risk Management Committee (RMC) was established by the Audit Committee to develop, implement and enforce risk management procedures for NJRES, NJNG and NJR Clean Energy Ventures Corporation (NJRCEV), and continuously monitors our credit risk management, risks related to trading positions, and trading risk policies and procedures applicable to those entities. The RMC is comprised of individuals from our affiliated companies that meet approximately once a month and provides periodic reports to the Audit Committee. The RMC’s duties include, but are not limited to, evaluating the effectiveness of existing credit policies and procedures, reviewing material transactions and discussing emerging issues.

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LDCC: Considers succession planning, human resources risks and risks that may result from our executive compensation programs.

NCGC: Considers risks related to corporate governance structure, policies and practices.

Each committee regularly reports to the Board. Moreover, the Board reviews and oversees our various financial policies, financing programs, capital and operating plans, benefit plan management and certain risk management policies.

Subsidiary Boards: Our several subsidiary boards of directors, which are comprised largely of non-management directors, enhance our operational risk oversight. The board of directors of NJNG provides operational and financial risk oversight to that subsidiary, while the boards of directors of NJRES, NJR Energy Investments Corporation and NJRCEV jointly meet periodically and discuss the operational and financial risks of those subsidiaries.

We believe the current leadership structure of the Board supports the risk oversight functions described above by providing independent leadership at the committee and subsidiary board level, with ultimate oversight by the full Board as led by the Chairman of the Board and Chief Executive Officer and the Lead Director.

Information About the Board’s Committees

The Board has established various committees to assist with the performance of its responsibilities. The information below provides a description of the roles of each committee, as well as membership and meeting information for fiscal year 2017.

Audit Committee
Members: J. Terry Strange (Chair), Lawrence R. Codey (retiring at the Meeting), Donald L. Correll, Robert B. Evans, Thomas C. O’Connor.
Meetings held: Nine
Independence: All of the members are independent within the meaning of the listing standards of the NYSE and the independence standards set by the Board as discussed under “Corporate Governance and Related Matters — Board Standards of Independence” on page 20, and as set forth in Rule 10A-3(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Qualifications: All members are “financially literate” and, as required by the NYSE listing standards, at least one member of the Audit Committee has accounting or related financial management expertise, as such terms are interpreted by the Board in its business judgment. The Board has also determined that each of the members of the Audit Committee is an “audit committee financial expert,” as such term is defined in the rules promulgated by the SEC under the Sarbanes-Oxley Act of 2002.

Under the corporate governance requirements of the NYSE listing standards, if an audit committee member simultaneously serves on the audit committee of more than three public companies, the board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the listed company’s audit committee. The Board has determined that the service of Messrs. Strange and O’Connor on the audit committee of more than three public companies does not impair their respective ability to serve effectively as a member of our Audit Committee.

Responsibilities:

■ Oversees management’s responsibilities for accounting, internal control over financial reporting and financial reporting
■ Selects, appoints, compensates and oversees the independent registered public accounting firm to serve as our independent registered public accounting firm for each fiscal year, approves the retention of, and retains, such firm for any other purposes and approves the audit and non-audit fees we pay to such firm
■ Reviews the scope and the results of the work of the independent registered public accounting firm and internal auditors
■ Reviews the adequacy of internal control over financial reporting
■ Prepares the Audit Committee Report

The functions and responsibilities of the Audit Committee are described in more detail in the “Audit Committee Report” on page 78.

The Audit Committee operates under a written charter adopted by the Board that is available free of charge on our website at investor.njresources.com under the caption “Corporate Governance.” A printed copy is available free of charge to any shareowner who requests it by contacting the Corporate Secretary in writing at Office of the Corporate Secretary, New Jersey Resources Corporation, 1415 Wyckoff Road, Wall, New Jersey 07719.

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Leadership Development and Compensation Committee (LDCC)

Members: Sharon C. Taylor (Chair), Donald L. Correll, M. William Howard, Jane M. Kenny, David A. Trice

Meetings held: Five

Independence: The Board has determined that the members are “non-employee directors” (within the meaning of Rule 16b-3 of the Exchange Act), “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, referred to herein as the “Internal Revenue Code”) and “independent directors” (as defined under the applicable NYSE listing standards and our Corporate Governance Guidelines as discussed above under “Corporate Governance and Related Matters — Board Standards of Independence” on page 20). In addition, no LDCC member is a current or former employee of the Company or any of our subsidiaries.

Responsibilities:

■	Performs the responsibilities of the Board relating to compensation of our executives
■	Oversees the performance and qualifications of senior management and interprets, implements and administers the annual compensation and benefits of all of the Company’s and our subsidiaries’ elected officers
■	Reviews or approves financial corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers
■	Evaluates the performance of our Chief Executive Officer and our other executive officers in light of those goals and objectives
■	Determines and approves compensation levels for our Chief Executive Officer and our other executive officers based on this evaluation
■	Makes recommendations to the Board with respect to annual and long-term incentive compensation plans; and evaluates the performance of, and determines the salaries, incentive compensation and executive benefits for senior management
■	Administers our equity-based and other executive compensation plans
■	Oversees our leadership development, including review of our succession planning for senior management, officer promotions and affirmative action and diversity plans
■	Considers the impact of our executive compensation program, and the incentives created by the compensation awards that the LDCC administers, on our risk profile
■	Reviews all our compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to us
■	Prepares the Report of the LDCC on page 57

The LDCC operates under a written charter adopted by the Board that is available free of charge on our website at investor.njresources.com under the caption “Corporate Governance.” A printed copy is available free of charge to any shareowner who requests it by contacting the Corporate Secretary in writing at Office of the Corporate Secretary, New Jersey Resources Corporation, 1415 Wyckoff Road, Wall, New Jersey 07719.

The Chairman of the LDCC works with our Chief Executive Officer, Senior Vice President, Chief Human Resources Officer and our Legal Department to establish the agenda for LDCC meetings. The Senior Vice President, Chief Human Resources Officer and management personnel reporting to her prepare data and materials for review by the LDCC using market data from both broad-based and targeted national and regional compensation surveys. Competitive industry analysis is enhanced through review of peer company proxy data, professional research consortia and nationally recognized compensation databases provided by the LDCC’s outside independent compensation consultant.

The LDCC reviews the performance and compensation of our Chief Executive Officer (“CEO”) with input from both the full Board (in the form of written evaluations), and our CEO’s self-evaluation. The LDCC approves the compensation of the other executive officers based upon the evaluation and recommendation of our CEO and its own review of each executive officer’s individual performance highlights. When it deems appropriate, the LDCC engages its independent compensation consultant or other appropriate advisors to analyze compensation trends and competitiveness of pay packages and to support the LDCC’s duty to establish each of the executive officer’s targeted overall compensation levels.

Our Board remains focused on its responsibilities in the areas of succession planning and talent development to ensure strong internal leadership capabilities that will support NJR’s strategic plan. Each year, the CEO provides a review of the performance and long-term leadership potential of our team, including possible succession candidates for key leadership positions. The Board receives updates throughout the year. The Board engages outside resources as needed to assist with the process. The Board also has in place a confidential plan for emergency succession in the event of the unexpected departure of the CEO.

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The LDCC reports regularly to the Board on matters relating to the LDCC’s responsibilities. In addition, the LDCC follows regulatory and legislative developments and considers corporate governance best practices in performing its duties. For additional information regarding the compensation-related activities of the LDCC, see the sections entitled “Compensation Discussion and Analysis” on page 32 and “Report of the Leadership Development and Compensation Committee” on page 57 of this Proxy Statement, respectively.

The LDCC is authorized to retain experts, consultants and other advisors to aid in the discharge of its duties. For fiscal year 2017, the LDCC retained Frederic W. Cook & Co. Inc. (“FW Cook”) as its independent compensation consultant. The independent compensation consultant was retained to (I) assist in gathering and analyzing market data, (II) advise the LDCC on compensation standards and trends, (III) provide an annual risk assessment of our compensation policies, and (IV) assist in the implementation of policies and programs during fiscal year 2017. In retaining FW Cook, the LDCC separately considered the six factors set forth in Section 10C-1(b)(4) (i) through (vi) of the Exchange Act and, based on such consideration, determined that the work of FW Cook did not raise any conflicts of interest. For a further discussion of the role of FW Cook, please see the section entitled “The Compensation Review Process – Role of Compensation Consultant” on page 37.

Nominating/Corporate Governance Committee (NCGC)

Members: Jane M. Kenny (Chair), Lawrence R. Codey (retiring at the Meeting), Sharon C. Taylor, David A. Trice, George R. Zoffinger

Meetings held: Six

Independence: All of the members are “independent” within the meaning of the listing standards of the NYSE and the independence standards set by the Board.

Responsibilities:

■	Assesses the corporate needs for an effective Board
■	Makes recommendations to the Board regarding Board composition, size, compensation, skills and talents needs
■	Identifies individuals qualified to be directors, consistent with the criteria approved by the Board and set forth in the Corporate Governance Guidelines (for information on the nomination process see “Director Nominations and Evaluations Processes” on page 18)
■	Leads the annual self-evaluation performance review of the Board
■	Recommends to the Board the selection of nominees for election to the Board
■	Recommends to the Board the individual directors to serve on the committees of the Board
■	Recommends to the Board corporate governance guidelines and oversees related governance matters
■	Advises the Board on matters that impact corporate social responsibility, advocacy and our reputation
■	Fulfills its oversight responsibility for risk management by periodically assessing and responding, as appropriate, to material risks that may arise in connection with governance structures and processes

For information on how to nominate a Director see “Director Nominations and Evaluations Processes” on page 18.

The NCGC operates under a written charter that is available free of charge on our website at investor.njresources.com under the caption “Corporate Governance.” A printed copy is available free of charge to any shareowner who requests it by contacting the Corporate Secretary in writing at Office of the Corporate Secretary, New Jersey Resources Corporation, 1415 Wyckoff Road, Wall, New Jersey 07719.

Executive Committee

Members: Lawrence R. Codey (Chair), Donald L. Correll, Laurence M. Downes, Robert B. Evans, M. William Howard, Jane M. Kenny, J. Terry Strange

Meetings held: None

Independence: With the exception of Mr. Downes, all of the members are independent within the meaning of the listing standards of the NYSE and the independence standards set by the Board as discussed under “Corporate Governance and Related Matters — Board Standards of Independence” on page 20.

Responsibilities: During the interval between meetings of the Board, the Executive Committee is authorized under our By-Laws to exercise all the powers of the Board, unless specifically directed otherwise by the Board or otherwise proscribed by law.

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Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that set forth the practices of the Board, including the following:

■	qualification, selection and election of directors;
■	director orientation and continuing education;
■	director responsibilities;
■	Board composition and performance;
■	director access to management and independent advisors;
■	director compensation and share ownership guidelines;
■	management evaluation and succession;
■	policies regarding the Lead Director;
■	meetings of the non-management directors; and
■	the policy on communicating with the non-management directors.

A copy of our Corporate Governance Guidelines is available free of charge on our website at investor.njresources.com under the caption “Corporate Governance.” A printed copy is available free of charge to any shareowner who requests it by contacting the Corporate Secretary in writing at Office of the Corporate Secretary, New Jersey Resources Corporation, 1415 Wyckoff Road, Wall, New Jersey 07719.

Compensation Committee Interlocks and Insider Participation

No member of the LDCC was at any time an officer or employee of the Company, or is related to any other member of the LDCC, any other member of the Board or any executive officer of the Company.

Code of Business Conduct and Ethics

The Board has adopted the Code of Conduct, a code for all directors, officers and employees, as required by the NYSE rules, which also satisfies the requirements of Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder by the SEC with respect to our principal executive officer and senior financial officers. The Board has also adopted a Wholesale Trading Code of Conduct, a code applicable to all officers and any employees and agents directly or indirectly involved in the submission of offers or bids to buy or sell natural gas or pipeline or storage capacity (collectively, the “Codes”). The Codes form the foundation of a comprehensive process that includes compliance with all corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct and the high integrity level of our employees. The Codes cover all areas of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business. Copies of the Codes are available free of charge on our website at investor.njresources.com under the caption “Corporate Governance.” A printed copy is available free of charge to any shareowner who requests it by contacting the Corporate Secretary in writing at Office of the Corporate Secretary, New Jersey Resources Corporation, 1415 Wyckoff Road, Wall, New Jersey 07719.

Communications with the Board

Any shareowner or interested party wishing to communicate with the Lead Director, the non-management directors, any Board committee or specified individual director on an anonymous basis may do so by calling Ethicspoint, Inc., an unaffiliated toll-free hotline service, at 1-866-384-4277 or by submitting a report via its secure web site at www.ethicspoint.com. Ethicspoint, Inc. will then notify the Lead Director or another designated representative of the non-management directors. The Lead Director and his duly authorized agents are responsible for collecting and organizing shareowner communications.

Absent a conflict of interest, the Lead Director is responsible for evaluating the materiality of each shareowner communication and determining whether further distribution is appropriate, and, if so, whether to the full Board, one or more committee members, one or more Board members and/or other individuals or entities. In addition, any shareowner can communicate in writing to such directors by mailing communications to them c/o New Jersey Resources Corporation, 1415 Wyckoff Road, Wall, New Jersey 07719, Attention: Lead Director.

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Director Compensation

The Board, at the recommendation of the NCGC, sets compensation for directors who are not officers of either the Company or our subsidiaries. In November 2016, the NCGC considered a competitive review of director compensation among the Company’s peer group companies (see “The Compensation Review Process—Fiscal Year 2017 Peer Group” on page 38 for more information) that was prepared by FW Cook. Based on FW Cook’s review, which advised the Board on changes to director compensation in the context of market data, the NCGC recommended and the Board approved effective January 1, 2017, the following changes:

■	An increase to the annual equity retainer, increasing the value of the annual equity retainer to $100,000 (the number of shares to be based upon the closing price of a share of the Company’s common stock on the date of the grant)
■	An increase to the Lead Director annual cash retainer to $20,000

Compensation for directors who were not officers of the Company or our subsidiaries is detailed in the below table.

Director Annual Cash Retainer (All independent directors except for Lead Director)	$68,000
Lead Director Additional Cash Retainer	$20,000
Annual Stock Retainer	Shares of Common Stock worth $100,000 (the number of shares based upon the closing price of a share of Common Stock on the date of the grant)
Annual Retainer- Committee Members
Audit Committee	$12,000
LDCC	$6,000
NCGC	$6,000
Additional Annual Retainer for Committee Chairs:
Audit, Executive Committee, LDCC, NCGC	$15,000
Subsidiary Board Retainer*
Member**	$9,000
Additional Annual Retainer- Lead Director***	$15,000

*	Subsidiary Boards include the Boards of Directors for New Jersey Natural Gas Company, NJR Energy Services Company, NJR Clean Energy Ventures Corporation and NJR Energy Investments Corporation.
**	Subsidiary Board member annual retainers and any additional meeting fees are based upon each member only being compensated for one meeting when joint Boards of Directors meetings occur.
***	Lead Directors of more than one subsidiary Board will only be paid a single annual retainer fee of $15,000 for service as Lead Director on those Boards.

In the event of extraordinary circumstances resulting in an excessive number of Board or Committee meetings beyond the typical number of meetings of a Board or Committee in a given year, the Board retains discretion to pay an additional per meeting fee of $1,500 to each attending non-employee director that is a member of such Board or Committee.

Pursuant to our 2017 Stock Award and Incentive Plan, effective January 25, 2017, each of our non-employee director’s annual cash and equity compensation is limited to no more than $500,000 per fiscal year.

Director Share Ownership Guidelines

All Board members are required to own shares of our Common Stock with a market value equal to five times the annual cash retainer, to foster a mutual interest between Board members and shareowners of the Company. We expect Board members to retain at least 50 percent of the Common Stock received from the Company as part of their annual stock retainer until the share ownership requirements are met. All of our Board members are in compliance with these guidelines.

Director Deferred Compensation Plan

Non-employee directors of the Company are eligible to defer up to 100 percent of their Board compensation under the NJR Directors’ Deferred Compensation Plan (the “Director Deferred Compensation Plan”). This includes the deferral of the payment of annual Board and committee retainers, Board meeting fees and committee meeting fees. At the director’s election, deferred amounts are credited to either an “interest account” or a “stock account.”

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If deferred amounts are credited to a stock account, such account is credited with a number of shares based on the closing price of our Common Stock on the date we allocate such fees (no later than 90 days after the deferred fees would have been paid) and such account is credited with additional shares based on the deemed reinvestment of dividends. An interest account is credited monthly with interest at a rate equal to the Prime Rate listed in the Wall Street Journal plus two percent based on the average daily balance credited to the account for that month. The rate is adjusted on a monthly basis. At the election of the participating director, deferred balances in the stock and/or interest accounts are payable after termination of Board service in a lump sum or in installments over a period not to exceed five years after termination of Board service.

The following table presents information relating to total compensation of our non-employee directors for the fiscal year ended September 30, 2017.

			Change in Pension
			Value and Non-
			Qualified Deferred
	Fees Earned or		Compensation	All Other
	Paid in Cash(1)	Stock Awards(2)	Earnings(3)	Compensation(4)	Total
Name	($)	($)	($)	($)	($)
Maureen A. Borkowski	23,624	30,713	—	65	54,402
Lawrence R. Codey	130,000	100,000	—	5,065	235,065
Donald L. Correll	117,500	100,000	—	65	217,565
Robert B. Evans	104,000	100,000	—	65	204,065
M. William Howard, Jr.	98,000	100,000	—	65	198,065
Jane M. Kenny	104,000	100,000	—	265	204,265
Thomas C. O’Connor	47,803	64,931	—	29,062	141,796
J. Terry Strange	104,000	100,000	—	65	204,065
Sharon C. Taylor	96,151	100,000	12,414	65	208,630
David A. Trice	89,000	100,000	—	65	189,065
George R. Zoffinger	83,000	100,000	14,249	65	197,314

(1)	This column reports the amount of cash compensation earned in fiscal year 2017 for Board (including Subsidiary Boards) and committee service. For fiscal year 2017, each non-employee director received an annual cash retainer of $68,000, which in the case of Mr. O’Connor and Ms. Borkowski was paid on a pro-rated basis based upon their membership on the Board commencing May 9, 2017, and September 11, 2017, respectively.
(2)	These amounts are calculated in accordance with the share-based compensation provisions of Financial Accounting Standards Board (FASB) ASC Topic 718. Each director serving on January 1, 2017, received an annual stock retainer of 2,849 shares of NJR common stock valued at $100,000 based on the grant date closing price of $35.10 on January 3, 2017. Mr. O’Connor and Ms. Borkowski received a pro-rated retainer based upon the number of days serving on the Board during calendar year 2017. Mr. O’Connor received 1,629.397 shares valued at $64,931 based on the grant date closing price of $39.85 on May 9, 2017. Ms. Borkowksi received 702 shares value at $30,713 based on the grant date closing price of $43.75 on September 10, 2017.
(3)	Amounts in this column show the amount contributed by us in fiscal year 2017, as we provide a return on directors’ deferred compensation at the federal Prime Rate plus two percent as part of our Directors’ Deferred Compensation Plan.
(4)	Amounts in this column for all directors other than Mr. O’Connor do not represent compensation paid to the directors. These amounts comprise our matching contributions of the non-management directors to eligible organizations made in fiscal year 2017 as part of our overall support of charitable organizations under our Matching Gift Program and premiums we paid in fiscal year 2017 for a Directors and Officers Travel Insurance Policy in the amount of approximately $65 per director. In addition, the amount in this column for Mr. O’Connor also includes $28,997 related to Mr. O’Connor’s attendance at orientation meetings and participation in onboarding activities in anticipation of his service on our Board.

The aggregate number of stock options held by each non-employee director and the aggregate number of shares of Common Stock held by each non-employee director (including deferred stock) as of September 30, 2017, was as follows:

	Number of	Shares of
Directors	Options	Common Stock
Maureen A. Borkowski	—	702
Lawrence R. Codey	—	41,112
Donald L. Correll	—	29,372
Robert B. Evans	—	28,713
M. William Howard, Jr.	—	31,081
Jane M. Kenny	—	24,437
Thomas C. O’Connor	—	2,107
J. Terry Strange	—	64,826
Sharon C. Taylor	—	24,910
David A. Trice	—	67,111
George R. Zoffinger	—	89,989

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STOCK OWNERSHIP

Principal Shareowners

The following table sets forth, as of November 27, 2017, certain information with respect to the beneficial ownership of shares of Common Stock by each person or group we know to beneficially own more than five percent of the outstanding shares of such stock.

	Number of		Percent of
Name and Address of Beneficial Owners	Shares		Class(1)
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	11,328,610	(2)	13.0%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	7,770,230	(3)	8.9%
State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	6,413,774	(4)	7.4%

(1)	The percentage shown in the table is based on 86,911,287 shares of Common Stock outstanding on November 27, 2017.
(2)	As reported on an Amendment No. 7 to Schedule 13G filed with the SEC on January 17, 2017. The Amendment No. 7 to Schedule 13G indicates that BlackRock, Inc. (“BlackRock”) reported that it held sole voting power over 11,144,934 shares of Common Stock and sole dispositive power over 11,328,610 shares of Common Stock. The number of shares of Common Stock owned by BlackRock may have changed since the filing of Amendment No. 7 to Schedule 13G.
(3)	As reported on an Amendment No. 7 to Schedule 13G filed with the SEC on February 10, 2017. The Amendment No. 7 to Schedule 13G indicates that Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 103,589 shares of Common Stock as a result of serving as investment manager of collective trust accounts. VFTC directs the voting of these shares of Common Stock. Amendment No. 7 to Schedule 13G also indicates that Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 13,600 shares of Common Stock as a result of serving as investment manager of Australian investment offerings. VIA directs the voting of these shares. The Vanguard Group, Inc. reported that it held sole voting power over 107,828 shares of Common Stock, sole dispositive power over 7,657,280 shares of Common Stock and shared dispositive power over 112,950 shares of Common Stock. The number of shares of Common Stock held by The Vanguard Group, Inc. may have changed since the filing of Amendment No. 7 to Schedule 13G.
(4)

As reported on Schedule 13G filed with the SEC on February 8, 2017. The Schedule 13G indicates that State Street Corporation (“State Street”) reported that it held sole voting power over 0 shares of Common Stock and sole dispositive power over 0 shares of Common Stock. The number of shares of Common Stock owned by State Street may have changed since the filing of the Schedule 13G.

Directors and Executive Officers

The following table sets forth, as of November 27, 2017, the beneficial ownership of our Common Stock of each of the directors, each of our executive officers listed in the Summary Compensation Table below and all of our directors and executive officers as a group. Except as otherwise noted, each person has sole voting and investment power as to his or her shares (or shares such powers with his or her spouse). The beneficial ownership of each director and executive officer is less than one percent of the outstanding shares. The shares owned by all such persons as a group constitute approximately 1.5 percent of the total shares of Common Stock outstanding.

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	Amount and
	Nature of
	Beneficial
Name	Ownership(1)(2)(3)
Maureen A. Borkowski	707
Lawrence R. Codey	41,267
Donald L. Correll	29,474
Laurence M. Downes	427,810	(4)
Mariellen Dugan(6)	36,610
Kathleen T. Ellis	102,366
Robert B. Evans	28,713
M. William Howard, Jr.	31,183
Jane M. Kenny	24,570
Patrick J. Migliaccio	17,882
Amanda E. Mullan	7,269
Thomas C. O’Connor	2,120
J. Terry Strange	64,928
Sharon C. Taylor	25,055
David A. Trice	67,238
Stephen D. Westhoven	110,743
George R. Zoffinger	90,553
All Directors and Executive Officers as a Group (19 Persons)	1,265,065	(5)

(1)	Each individual has furnished information as to the amount and nature of beneficial ownership not within our knowledge.
(2)	This column lists voting securities, including restricted stock held by the executive officers over which they have sole voting power but no investment power. Otherwise, except to the extent noted below, each director or executive officer has sole voting and investment power over the shares reported. Includes shares of restricted stock held by the executive officers over which they have sole voting power but no investment power, as follows: Mr. Downes— 21,023 shares, Ms. Ellis— 1,240 shares, Mr. Westhoven— 905 shares, Mr. Migliaccio— 1,465 shares, Ms. Mullan— 1,831 shares and all directors and executive officers as a group— 26,882 shares.
(3)	Includes deferred shares of Common Stock held by the directors and executive officers pursuant to the Directors’ Deferred Compensation Plan or the Officers’ Deferred Compensation Plan over which they have sole voting power but no investment power, as follows: Ms. Borkowski— 707 shares, Mr. Codey— 23,974 shares, Mr. Correll— 15,916 shares, Mr. Howard— 15,917 shares, Ms. Kenny— 12,380 shares, Mr. O’Connor— 2,120 shares, Mr. Strange— 16,003 shares, Ms. Taylor— 22,744 shares, Mr. Trice— 19,799 shares, Mr. Zoffinger— 86,688 shares and all directors and executive officers as a group— 285,655 shares.
(4)	Includes 729 shares of Common Stock held by Mr. Downes as custodian for the benefit of a relative.
(5)	Includes (i) 729 shares of Common Stock indirectly owned by certain of the directors and executive officers, (ii) 285,655 deferred shares of Common Stock held by certain of the directors and executive officers pursuant to the Directors’ Deferred Compensation Plan or the Officers’ Deferred Compensation Plan over which they have sole voting power but no investment power and (iii) 26,881 shares of restricted stock held by certain of the executive officers over which they have sole voting power but no investment power.
(6)	Based on our knowledge of Ms. Dugan’s beneficial ownership. Ms. Dugan is no longer with the Company, effective August 14, 2017.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who beneficially own more than 10 percent of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, directors and greater than 10 percent shareowners are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of these reports furnished to us, we believe that all filing requirements applicable to such officers and directors and greater than 10 percent shareowners were complied with during fiscal year 2017.

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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table presents information, as of September 30, 2017, with respect to equity compensation plans under which shares of Common Stock are authorized for issuance.

Number of
	Securities to		Number of
	be Issued	Weighted Average	Securities Remaining
	Upon Exercise	Exercise Price	Available for
	of Outstanding	of Outstanding	Future Issuance
	Options, Warrants	Options, Warrants	Under Equity
Plan Category	and Rights(1)	and Rights(2)	Compensation Plans
Equity Compensation Plans Approved by Shareowners	1,036,405	—	2,997,642
Equity Compensation Plans Not Approved by Shareowners(3)	—	—	—
TOTAL	1,036,405	—	2,997,642

(1)	There are no outstanding warrants or rights. This amount includes deferred stock units and performance shares that may vest based upon certain conditions and would be paid in the form of shares of Common Stock on a one-to-one basis upon vesting. This amount does not include outstanding shares of restricted stock. Assumes vesting at the maximum payout level for performance-based awards.
(2)	There is no weighted-average exercise price for this column as none of the outstanding awards have an exercise price.
(3)	We do not have equity compensation plans that have not been approved by shareowners.

COMPENSATION DISCUSSION AND ANALYSIS

This discussion and analysis of our compensation program for named executive officers should be read in conjunction with the tables and text elsewhere in this Proxy Statement that describe the compensation awarded to, earned by or paid to the named executive officers.

Executive Summary

The purpose of the Compensation Discussion and Analysis is to explain the process the LDCC of the Board uses to determine compensation and benefits for the following individuals, who are our “named executive officers” for the fiscal year ended September 30, 2017, and to provide the rationale and context for those compensation decisions.

Name	Title
Laurence M. Downes	Chairman of the Board, Chief Executive Officer and President
Patrick J. Migliaccio	Senior Vice President and Chief Financial Officer
Stephen D. Westhoven	Senior Vice President and Chief Operating Officer, NJRES and NJRCEV
Kathleen T. Ellis	Executive Vice President and Strategic Development, NJR
Amanda E. Mullan	Senior Vice President and Chief Human Resources Officer
Mariellen Dugan	Former Senior Vice President and Chief Operating Officer, NJNG(1)

(1)	Ms. Dugan is no longer with the Company, effective August 14, 2017. Compensation information regarding Ms. Dugan is included in certain tables and descriptions, as applicable. However, where compensation decisions were not made regarding Ms. Dugan, because she was no longer serving as the Senior Vice President and Chief Operating Officer, NJNG, no tabular or narrative description is provided.

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Compensation of our named executive officers is determined under our compensation and benefits program for senior executives, which is governed by the LDCC. Information with respect to the LDCC can be found on page 25 of this Proxy Statement.

At our 2017 Annual Meeting of Shareowners, over 96.4 percent of the votes cast on the “say-on-pay” proposal were voted in favor of the compensation we pay to our named executive officers.

The LDCC, which is composed exclusively of independent directors, believes that the shareowner vote confirms the philosophy and objective of linking our executive compensation to performance, our commitment to stakeholders, enhancement of our shareowner value and executive leadership. We view this level of shareowner support as an affirmation of our current pay practices and, as a result, no significant changes were made to our executive compensation pay practices for fiscal year 2017. Our Board and the LDCC will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the named executive officers.

Our Guiding Philosophy

Our compensation philosophy is guided by the principle of pay-for-performance. While aligning each executive’s compensation with our short-term and long-term business goals, we aim to provide the incentives needed to attract, motivate, reward and retain our management talent, which is crucial to our long-term success.

Our compensation programs are designed to support our business goals by rewarding achievement of short-term and long-term objectives in a manner that links compensation of our executive officers with the value created for our shareowners.

Developments in our Executive Compensation Program for Fiscal Year 2017

During fiscal year 2017, we undertook our annual review of our executive compensation practices to ensure that our plans and practices were supportive of the goals of the organization, competitive and in keeping with the best interests of our shareowners. As a result of that review, the LDCC implemented an executive compensation program for fiscal year 2017, which featured the following:

■	Our 2017 Stock Award and Incentive Plan (the “2017 Plan”)[1], which was approved by our shareowners on January 24, 2017, included the following changes from the previous plan:
–	The approval of 3,135,000 shares available for stock and incentive award grants under the Plan
–	A minimum one-year vesting period for service-based stock options and stock appreciation rights
–	A revised list of business criteria, which we could use for performance-based compensation

■	An Officer Incentive Program for fiscal year 2017 (the “2017 OIP”), which includes an “Outside Plan” and an “Inside Plan.” The Outside Plan requires our executive officers to meet a performance hurdle, which is based on achievement of a Net Financial Earnings (NFE)[2] per basic share goal, in order for the 2017 OIP to fund their annual incentive awards to qualify for deductibility under Internal Revenue Code Section 162(m). The Inside Plan consists of NFE goals, Commitment to Stakeholders (CTS) operational measures and individual leadership goals.
■	A long-term equity incentive award program for our executive officers (other than our CEO) that includes a mix of performance share awards with performance criteria based on cumulative NFE per basic share over a 36-month period (“Fiscal Year 2017 NFE Performance Shares”) and based on total shareowner return (TSR) versus an industry comparator peer group over a 36-month period (“Fiscal Year 2017 TSR Performance Shares”), and Time-Vested Restricted Stock Unit awards, each granted under our 2017 Plan.
■	A long-term equity incentive award package for our CEO, consisting entirely of “at-risk” equity awards, including Fiscal Year 2017 NFE Performance Shares, Fiscal Year 2017 TSR Performance Shares and Performance-Based Restricted Stock Units payable in three annual installments with each installment vesting subject to achievement of a NFE per basic share goal for the fiscal year ending September 30, 2017. However, as Mr. Downes is retirement eligible, the agreement for his Performance-Based Restricted Stock Units grant allows for pro-rata monthly vesting once the performance goal has been met.
■	Our long-term equity incentive awards for fiscal year 2017 includes restrictive covenants, including non-competition and non-solicitation covenants, designed to protect us from paying out awards to departed executives who engage in certain activities that could harm the Company.

1	The 2017 Plan superseded our 2007 Stock Award and Incentive Plan, effective January 25, 2017.
2	NFE is a financial measure not calculated in accordance with generally accepted accounting principles (GAAP) of the United States and is discussed in greater detail on page 41 of this Proxy Statement under “Net Financial Earnings Component.” For a full discussion of NFE and a reconciliation to net income, please see our most recent Annual Report on Form 10-K filed on November 21, 2017, Part II, Item 7.

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The long-term equity incentive award program also provides us with the ability under the 2017 Plan to grant deferred retention stock awards, which we have used from time to time as special recognition awards that reward outstanding performance while encouraging retention of key executives.

To implement our pay-for-performance philosophy, the LDCC attempts to set reasonable but rigorous goals for our OIP and performance shares granted to our named executive officers.

Fiscal Year 2017 Performance Highlights

Fiscal 2017 was a strong year for NJR, with a financial performance that exceeded our expectations. Our business segments produced NFE of $149.4 million, which exceeded the target set in our 2017 OIP by 1.3 percent.

New Jersey Resources (NJR)

■	NJR’s NFE exceeded its performance goal target by $0.02 per share.

■	Total return to shareowners was 31.7 percent, assuming reinvestment of dividends.
■	We increased our annual dividend rate by 6.9 percent, which represented the 24th dividend increase over the past 22 years.
■	Through our Volunteers Inspiring Service In Our Neighborhoods program, our employees, retirees and their families contributed more than 5,000 hours of volunteer service, assisting more than 1,800 nonprofit and community-based service organizations.

New Jersey Natural Gas (NJNG)

■	NJNG added over 9,000 new customers – our highest total since 2006 - and converted more than 660 existing customers to natural gas heat and other services.
■	For the 25th consecutive year, NJNG recorded the lowest number of complaints per 1,000 customers with the BPU, when compared to other major New Jersey utilities.
■	For the third consecutive year, we ranked highest in customer satisfaction with residential natural gas service in the East among large utilities, according to the J.D. Power 2017 Gas Residential Customer Satisfaction StudySM. This represents the 11th J.D. Power award we have received since 2002.
■	NJNG continues to have the fewest leaks per mile of any natural gas utility in New Jersey.
■	Through NJNG’s SAFE II and NJ RISE infrastructure programs, NJNG replaced more than 60 miles of unprotected steel main in its system, completed a secondary feed into Sea Bright and installed more than 10,000 excess flow valves. In addition, as part of NJNG’s storm hardening project, NJNG’s Ship Bottom regulator station is nearly complete.
■	NJNG continues to make progress on its Southern Reliability Link (“SRL”) pipeline project. To date, SRL has received all of its major regulatory approvals. NJNG expects to begin construction on SRL once it receives Burlington County road opening permits and finalizes an easement with the Joint Base McGuire-Dix-Lakehurst.
■	Through NJNG’s energy-efficiency efforts, we have helped customers save over $373 million through reduced usage since launching Conserve to Preserve in 2006. With The SAVEGREEN Project®, this fiscal year NJNG helped more than 4,200 customers make their homes more energy efficient.

NJR Energy Services (NJRES)

■	NJRES had another strong year in spite of challenging market conditions, earning $18.6 million in NFE. Our team continued to demonstrate its ability to take advantage of market conditions to provide value for customers and shareowners.
■	With its focus on disciplined risk management, NJRES continues to identify new growth opportunities in the producer services marketplace, providing customized energy services for customers and generating additional non-volatile revenue.
■	Through our leadership at NJRES, we acquired the retail and wholesale natural gas business from Talen Energy Marketing and now supply natural gas to large commercial and industrial customers in Delaware, Maryland, Pennsylvania and New Jersey. In addition, we manage the newly acquired natural gas transportation, storage and supply agreements and supply the gas requirements for Talen’s power plants throughout the New York, Mid-Atlantic and New England regions.

NJR Clean Energy Ventures (NJRCEV)

■	NJRCEV installed more than 1,300 residential solar systems, along with five commercial solar projects.
■	NJRCEV placed its fifth onshore wind farm into service.
■	NJRCEV’s total generating capacity is now 315 megawatts, which is enough clean energy to power more than 60,000 homes annually.

NJR Midstream (Midstream)

■	Midstream maintains approximately 1.8 million common units in Dominion Midstream Partners, LP (NYSE: DM), a master limited partnership.
■	Midstream’s 50-percent ownership stake in Steckman Ridge, a 12 Bcf storage field in Pennsylvania, produced a 12 percent increase in income, year-over-year.

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■	Midstream also has a 20-percent interest in the proposed 118-mile PennEast Pipeline (PennEast), designed to bring lower-cost natural gas from the Marcellus Shale region to New Jersey markets.

NJR Home Services (NJRHS)

■	NJRHS continues to expand its product offerings and installed approximately 1,300 HVAC systems, 2,300 water heaters, 200 residential solar systems, and completed over 88,000 service requests.

Our Pay-for-Performance Link

Our strong financial performance in fiscal year 2017 resulted in annual short-term incentive award payouts for our named executive officers ranging from 92.3 percent to 123.6 percent of their respective target award amounts under our 2017 OIP. The solid results in 2017 were aided in part by the leadership of our named executive officers and strategies developed in prior years that positioned NJR to take advantage of market opportunities by maintaining a strong financial profile that could be utilized to generate greater NFE this past year.

Key Compensation Corporate Governance Practices

The LDCC and our NCGC continuously review evolving practices in executive compensation and corporate governance. We have adopted certain policies and practices that we believe are consistent with industry best practices.

What We Do

Use an appropriate balance between short-term and long-term compensation.

Use multiple performance metrics under the 2017 OIP to encourage executives to focus on financial and operational goals important to the Company, our shareowners and other stakeholders.

Link realized value from long-term incentives to absolute and relative stock price performance.

Conduct an annual review and assessment of potential and existing risks arising from our compensation programs and policies.

Develop and adhere to meaningful share ownership guidelines for our directors and executive officers.

Subject performance-based cash and equity compensation paid to our executive officers to our Compensation Recoupment Policy (“Clawback Policy”).

Prohibit hedging and pledging of our stock by our directors, officers and employees.

Require a “double trigger” for acceleration of equity award grants following a change of control.

Engage an independent advisor, who performs no other work for the Company, to advise the LDCC on executive compensation matters.

What We Do Not Do

Enter into employment agreements with any executive officer; therefore, none of our executive officers are entitled to a minimum base salary, guaranteed bonus or guaranteed equity awards.

Provide executive officers any excise tax payment or tax gross-up for change-in-control related payments, or a tax gross-up on any perquisites.

Provide excessive perquisites.

Allow repricing of stock options or buyout of underwater stock options without shareowner approval.

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Principles of Our Compensation Framework

The LDCC believes that the compensation program for executive officers should reward the achievement of our short-term and long-term objectives and that compensation should be related to the value created for our shareowners. Furthermore, the compensation program should reflect competition and best practices in the marketplace. The following objectives serve as the LDCC’s guiding principles for all compensation decisions.

■	Our executive compensation and benefits should attract, motivate, reward and retain the management talent necessary to achieve our business objectives at compensation levels that are fair and competitive with those of comparable companies.

■	Compensation should be set based on the leadership and contribution of each executive officer, taking into account individual skill sets, experience and achievement.

■	Compensation should also be based upon our “Commitment to Stakeholders” key performance measures for Safe, Reliable, and Competitively Priced Service, Customer Service, Quality, Valuing Employees and Corporate Citizenship.

■	Compensation should be linked to corporate performance as measured by financial performance and creation of long-term value for our shareowners.

■	Compensation should be comprised of an appropriate mix and weighting among base salary, annual short-term incentive awards and long-term equity incentive awards such that an adequate amount of each executive officer’s total compensation is performance-based or “at risk.” Further, as an executive’s responsibilities increase, the portion of “at-risk” compensation for the executive should increase as a percentage of total compensation.

In addition, the LDCC believes that the various elements of our compensation program effectively align compensation with performance measures that are directly related to our financial goals and creation of shareowner value without encouraging executives to take unnecessary and excessive risks.

Elements of Our Compensation Program for Named Executive Officers

The LDCC has a specific mix of compensation components that it targets, with the intent to make each component of total direct compensation competitive with that of other companies of similar size and operational characteristics while also linking compensation to individual and corporate performance and encouraging stock ownership by senior management. The table below describes each compensatory element in our program and briefly explains how it promotes our objectives. We believe the combination of these elements provides an appropriate balance of rewards, incentives and benefits to our executives and enables us to meet our desired compensation objectives, strengthen our ability to attract and retain highly qualified individuals and to appropriately link pay to performance.

Element of Compensation	Description	How This Element Promotes Company Objectives
Annual Short-Term Compensation:
Base Salary	Fixed annual compensation that is certain in payment and provides continuous income.	Aids in both recruitment and retention; designed to be competitive in the marketplace.
Annual Short-Term Incentive Awards	Performance-based compensation for achieving established annual goals based on NFE, individual leadership and our Commitment to Stakeholders; and, in the case of the named executive officer at NJRES, performance-based compensation based upon pre-tax, pre-incentive compensation profits.	Motivates and rewards achievement of annual corporate objectives by providing at-risk pay opportunities linked to company and individual performance.
Long-term Compensation:
Performance Share Awards	Grants of stock units that are payable in Common Stock and earned based on relative total shareowner return (TSR) performance relative to an industry comparator group and/or cumulative NFE per share, each over a specified period.	Provides strong performance incentives to executives by aligning a portion of their compensation to the TSR on our Common Stock versus that of an industry comparator group of selected companies and also to our long-term NFE growth.
Time-Vested Restricted Stock Unit Awards	Grants of time-vested stock units that are payable in Common Stock, which are part of our long-term incentive program and may also be used for special recognition of superior performance; time-based vesting over a specified period.	Promotes retention, increases long-term equity ownership and aligns executive and long-term shareowner interests by linking a portion of their compensation to changes in company stock price and dividend payments.

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Element of Compensation	Description	How This Element Promotes Company Objectives
Performance-Based Restricted Stock Unit Awards	Grants of Restricted Stock Units with time-based vesting if we achieve NFE per share goals over a specified period.	Provides strong performance incentives to executives by aligning a portion of their compensation to our financial performance and promotes retention.
Deferred Retention Stock Awards	Grants of deferred stock units that are payable in Common Stock (“Deferred Retention Stock”) that may be part of our long-term incentive program and are also used to recognize and reward superior performance; executive must comply with non-competition and non-solicitation covenants to receive share payout at a future date.	Promotes retention by providing a disincentive for executives to leave us for a competitor and aligns executive and long-term shareowner interests by linking a portion of their compensation to changes in company stock price and dividend payments.
Other Compensation:
Deferred Compensation	Opportunity to defer receipt of specified portions of compensation and to have such deferred amounts treated as if invested in specified investment vehicles.	Provides an opportunity for executives to defer compensation based on personal financial needs and objectives; program enables company to offer a competitive total compensation package at minimal cost to us.
Post-Termination Payments and Benefits	Payments and benefits upon termination of an executive’s employment in specified circumstances, such as retirement, death, disability or a change-in-control, as described in greater detail beginning on page 69.	Provides assurance of financial security, which is desirable in lateral recruiting and executive retention and permits objective evaluation by executives of potential changes to our strategy and structure.
Other Benefits	Executives participate in employee benefit plans generally available to our employees, including our Employees’ Retirement Savings Plan, qualified defined benefit plan for retirement allowances, medical, dental, life, accidental death and dismemberment, travel and accident and long-term disability insurance; and certain limited perquisites.	Fair and competitive programs to provide family protection, and facilitate recruitment and retention as part of our broad-based total compensation.

The Compensation Review Process

Process for Approval of Compensation Measures

Our planning process begins in May (the third quarter of our fiscal year) when management identifies financial and operational goals, performance measures and action plans that are tied to our Commitment to Stakeholders and that will be executed by the business units and approved by our management in August (the fourth quarter of our fiscal year) for the following fiscal year. These metrics are presented to the Board in September for approval. Upon approval by the Board, the financial and operational goals become the compensation measures for the executive officers and are the foundation for our Commitment to Stakeholders, which is also communicated to the entire organization through the performance planning and evaluation process and through management presentations to employees.

Role of the LDCC and the Chief Executive Officer

Governance of our compensation program is the responsibility of the LDCC, which consists solely of independent directors. The LDCC works with management, in particular our Chief Executive Officer and the Senior Vice President and Chief Human Resources Officer, in making decisions regarding our compensation program. The LDCC reviews and takes into account all elements of executive compensation in setting policies and determining compensation amounts. The Chief Executive Officer is responsible for recommending to the LDCC the compensation amounts of each of our named executive officers, other than himself. The Chief Executive Officer attends meetings of the LDCC, but does not participate in the portion of the meetings when his compensation or performance is discussed.

Role of Compensation Consultant

The LDCC is authorized to retain experts, consultants and other advisors to aid in the discharge of its duties. For fiscal year 2017, the LDCC retained FW Cook as its independent compensation consultant. The independent compensation consultant was retained to assist in gathering and analyzing market data, advise the LDCC on compensation standards and trends, provide an annual risk assessment of our compensation policies, and assist in the implementation of policies and programs for fiscal year 2017. All work completed by the independent compensation consultant is subject to the approval of the LDCC. The independent compensation consultant’s role, with respect to the LDCC,

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is to provide independent advice and counsel. The LDCC does not delegate authority to its outside advisor or to other parties. Prior to each meeting of the LDCC, the independent compensation consultant meets with the Chief Executive Officer or his executive officer designee and the Chair of the LDCC, followed, as deemed necessary by the LDCC Chair, by a private meeting with only the LDCC Chair. The LDCC also periodically meets in executive session with its independent compensation consultant to discuss our compensation program. During fiscal year 2017, the independent compensation consultant periodically met with management at the direction of the LDCC, participated in LDCC meetings, reviewed materials in advance, provided additional data to the LDCC on market trends and overall compensation design and reviewed recommendations for base salary, annual short-term and long-term incentive awards for our named executive officers.

In May 2017, the LDCC determined that FW Cook had no other financial ties to the Company or our management and that it does not have any conflicts of interest after considering the relevant factors, including those prescribed under SEC and NYSE rules.

Peer Group Analysis

So that we can successfully attract and retain the high-quality executive talent critical to our long-term success, we intend that the levels of compensation available to executive officers who successfully enhance corporate value are competitive with the compensation offered by publicly held companies that are similar to us with regard to size and industry focus. To understand the competitive market for pay and set the compensation terms for our program, we analyze the compensation programs of a peer group of companies.

Fiscal Year 2017 Peer Group

Due to recent industry consolidation, the LDCC made changes to our peer group for fiscal year 2017 compensation in consultation with FW Cook. AGL Resources, Inc., Piedmont Natural Gas Company, Questar Corporation and UIL Holdings Corporation were removed as they no longer exist as separate public companies following acquisitions or mergers. Avista Corporation, Black Hills Corporation, National Fuel Gas Company and NiSource Inc. were added. The companies in the peer group were selected based on business model similarities, size and other growth and business factors. Our peer group for fiscal year 2017 compensation (“2017 Peer Group”) is as follows:

Atmos Energy Corporation
Avista Corporation
Black Hills Corporation
National Fuel Gas Company
NiSource Inc.
Northwest Natural Gas Company
ONE Gas, Inc.
South Jersey Industries, Inc.
Southwest Gas Corporation
Spire lnc.
Vectren Corporation
WGL Holdings, Inc.

As of July 31, 2017, our market capitalization was at the 33rd percentile of the 2017 Peer Group, and our revenues were at the 61st percentile of the 2017 Peer Group.

Establishing Total Direct Remuneration

Total direct remuneration is the sum of base salary, annual short-term incentive awards and long-term equity incentive awards. A major portion of each named executive officer’s remuneration is established by performance-based incentives, which requires achievement of performance goals as a condition to earning annual short-term incentive awards and long-term equity incentive awards. The at-risk portion of total direct remuneration provides increased pay for higher levels of corporate and/or business unit performance and lower pay for performance below target levels.

In setting each named executive officer’s total direct remuneration opportunity, the LDCC takes into account other factors such as the responsibilities, experience, performance, contributions and service of the executive. As a result, we do not set total direct remuneration or the component parts at levels to achieve a mathematically precise market position. In determining executive compensation, the LDCC reviews all components of our Chief Executive Officer’s and each other named executive officer’s total direct compensation to ensure such compensation meets the goals of the program. As a part of this review, the LDCC considers corporate performance information, compensation survey data, the advice of its independent consultant and the recommendations of management. The LDCC also takes into consideration individual and overall company operating performance to ensure executive compensation reflects past performance, as well as future potential and adequately differentiates between employees, based on the scope and complexity of the employee’s job position, market comparisons, individual performance and experience and our ability to pay. The LDCC reviews annually our Chief Executive Officer’s and each other named executive officer’s performance prior to considering changes in compensation. Our Chief Executive Officer’s performance, and the performance of each other named executive officer, is evaluated in light of our overall performance (as described in greater detail below) and non-financial goals and strategic objectives approved by the LDCC and the Board. Based on its latest review, the LDCC believes total compensation for each of the named executive officers is reasonable.

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The following table shows the target total direct remuneration opportunity that the LDCC approved for fiscal year 2017. The table states the annual salary of each named executive officer as of January 1, 2017. The table includes the amount of the annual short-term incentive award that could have been earned by a named executive officer meeting target performance goals relating to NFE, our Commitment to Stakeholders and individual leadership described below. Annually, the LDCC uses long-term equity incentive awards as a component of the named executive officers’ compensation. The table below shows the target value of long-term equity incentive awards granted to each of the named executive officers in fiscal year 2017.

Name	Salary ($)	Target Annual Short-Term Incentive Amount* ($)	Long-Term Equity Incentive Value** ($)	Target Total Direct Remuneration ($)
Laurence M. Downes	925,000	925,000	1,844,397	3,694,397
Patrick J. Migliaccio	305,000	152,500	279,671	737,171
Stephen D. Westhoven	375,000	225,000	373,145	973,145
Kathleen T. Ellis	375,000	225,000	223,787	823,787
Amanda E. Mullan	302,000	151,000	279,671	732,671
Mariellen Dugan†	370,000	222,000	354,407	946,407

*	The target annual short-term incentive amount for Mr. Downes is 100 percent of annual salary. For Mses. Dugan and Ellis and Mr. Westhoven the target annual short-term incentive amount is 60 percent of annual salary. For Mr. Migliaccio and Ms. Mullan the target annual short-term incentive amount is 50 percent of annual salary.
**	Represents grant date fair market value of long-term equity incentive awards granted in fiscal year 2017. For more information regarding the grant of long-term equity incentive awards in fiscal year 2017, please see “Long-Term Equity Incentive Awards” on page 47 below.
†	Ms. Dugan received the amounts set forth in the Separation Agreement, dated August 18, 2017 (the “Separation Agreement”).

Below is a graphic representation of the components of the fiscal year 2017 total target direct remuneration opportunity for each named executive officer, which highlights that for each of the named executive officers, a substantial part of compensation is at-risk and subject to the named executive officer and the Company meeting certain performance goals and/or changes in Company stock price.

FISCAL YEAR 2017 TOTAL TARGET DIRECT REMUNERATION OPPORTUNITY

58 percent of our Named Executive Officer (NEO) total target direct remuneration opportunity for fiscal year 2017 was at-risk, including 75 percent of our CEO’s total.

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Components of Compensation

Base Salary

In November 2016, the Board approved an increase in base salary for each of the named executive officers of between 2.8 and 7.4 percent, effective January 1, 2017, excluding Mr. Westhoven, as described in further detail below. Base salary increases for all of our named executive officers, with the exception of our Chief Executive Officer, are recommended by our Chief Executive Officer and subject to review and approval by the LDCC and the Board. Base salary increases for our Chief Executive Officer are recommended by the LDCC and approved by the independent members of the Board. In setting the base salary level of each executive officer, the LDCC considers marketplace compensation data compiled and presented by its independent compensation consultant, as well as the executive’s experience level, demonstrated capabilities, time and placement in position, our geographic region and the actual performance of the Company and the executive. No particular weight is assigned to any one factor.

Mr. Westhoven’s base salary was increased 15.4 percent upon his promotion to his new role as Senior Vice President and Chief Operating Officer of NJRES and NJRCEV, effective October 1, 2016. This increase reflected, in part, a decrease to his potential annual short-term incentive award in fiscal year 2017, when compared with prior years.

Annual Short-Term Incentive Awards

We maintain a strong link between performance and pay within our executive compensation program through emphasis on incentives and utilization of financial, operational and leadership measures, which we believe are key drivers of long-term value creation for shareowners. The LDCC reviews and approves the annual performance objectives for the Company and our named executive officers at the start of each fiscal year. In November 2016, the LDCC approved the 2017 OIP. Our objectives for the 2017 OIP considered the results of a review of our compensation programs by FW Cook and their accompanying recommendations.

Our objective for the 2017 OIP was to maintain a line of sight for each executive officer by providing them with an understanding of their individual objectives and how they could be achieved based on areas that they impact, continue the linkage to corporate results and provide flexibility to determine awards based on qualitative performance assessments.

The 2017 OIP sought to motivate our senior executives by rewarding them when our annual financial performance goals and their individual performance goals were met or exceeded. After the end of fiscal year 2017, the Chief Executive Officer and the LDCC evaluated the degree to which the Company and our named executive officers met or exceeded their respective goals. Under the 2017 OIP, the Chief Executive Officer recommends the annual short- term incentive awards to the LDCC for executive officers other than himself.

In 2017, we utilized a performance hurdle for our named executive officers’ annual short-term incentive awards so that such awards may be eligible for deductibility under Internal Revenue Code Section 162(m). See “United States Federal Income Tax Limits on Deductibility” on page 56. Achievement of the performance hurdle allows the LDCC to fund the annual short-term incentive award at the maximum payout level established for the award, or to provide a lesser amount based upon achievement of the performance measures established by the LDCC under the 2017 OIP, which is discussed below. If the performance required by the performance hurdle is not achieved, there would be no annual short-term incentive award payable to the named executive officers.

2017 OIP Annual Short-Term Incentive Awards

Under the 2017 OIP, the performance hurdle approved by the LDCC for the named executive officers’ annual short-term incentive awards in November 2016 was NJR NFE per basic share of $1.28 (“2017 OIP Performance Hurdle”). An explanation of NFE is provided directly below under “Net Financial Earnings Component.” If the 2017 OIP Performance Hurdle is achieved, the maximum payout to the named executive officers under the 2017 OIP is 150 percent of their respective target annual short-term incentive opportunities.

In addition, under the 2017 OIP, based upon the recommendations of the Chief Executive Officer, the LDCC reserves the ability to modify, based upon its qualitative assessment, any annual short-term incentive award payable. Our Chief Executive Officer, subject to LDCC approval, also may recommend special recognition awards to named executive officers who have made significant contributions and have demonstrated a sustained level of outstanding performance. The LDCC may approve special recognition awards to the Chief Executive Officer. The Chief Executive Officer engages in extensive discussions, evaluation and review of his recommendations with the LDCC to reach a consensus on the annual short-term incentive awards.

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The Chief Executive Officer uses the criteria set forth in the 2017 OIP to guide his recommendations of the annual short-term incentive awards for the named executive officers, other than himself, to the LDCC. The criteria that guide the Chief Executive Officer’s recommendations are: (I) NFE, (II) Commitment to Stakeholders and (III) Leadership. Each named executive officer’s annual short-term incentive award is based 50 percent on our NFE, 30 percent on the named executive officer achieving an individual leadership component and 20 percent on the Company meeting the goals of an overall Commitment to Stakeholders component. These criteria are used to balance our focus on affordability with the use of non-financial metrics that are leading indicators of the creation of long-term shareowner value. While these criteria serve as guidelines, the Chief Executive Officer has discretion to modify the actual awards for recommendation to the LDCC.

Under the 2017 OIP, the target annual short-term incentive award opportunity for Mses. Ellis and Dugan and Mr. Westhoven was 60 percent of base salary, the target annual short-term incentive award opportunity for Mr. Migliaccio and Ms. Mullan was 50 percent, and the target annual short-term incentive award opportunity for Mr. Downes was 100 percent of base salary. Actual fiscal year 2017 short-term incentive award payments under the 2017 OIP, if earned, could range from 0 percent up to 150 percent of this targeted amount for each of the named executive officers. Amounts payable under the 2017 OIP could be paid in full, or in part, in the form of cash, restricted stock or deferred retention stock based on our Chief Executive Officer’s recommendation and subsequent approval by the LDCC. Ms. Dugan received the payments set forth in the Separation Agreement and described on page 74. The actual payouts of the 2017 annual short-term incentive awards are described in the section of the Proxy Statement entitled “— Actual Fiscal Year 2017 Short-Term Incentive Award Payouts Under the 2017 OIP,” on page 44.

Net Financial Earnings Component

NFE represents net income excluding the accounting impact and resulting volatility in our GAAP earnings due to unrealized gains and losses from certain derivative instruments, net of applicable tax adjustments. NFE is not an alternative to a measure derived from GAAP, such as earnings per share or any other GAAP measure of liquidity or financial performance. We use NFE as a key performance measure for compensatory purposes because we believe it strongly encourages capital discipline and better investment decisions and leads to enhanced cash flow and shareowner value. Our Chief Executive Officer is our chief operating decision maker, and he uses NFE as a measure of profit or loss in measuring the results of our segments and operations.

No annual short-term incentive award is payable to our named executive officers under the 2017 OIP unless we achieve the 2017 OIP Performance Hurdle and a minimum of at least 75 percent (“Minimum NFE”) of a target NFE amount. However, the LDCC retains the ability to pay an annual short-term incentive award if we do not achieve the Minimum NFE as there may be circumstances under which the LDCC may decide that an annual short-term incentive award is still appropriate. While an annual short-term incentive award may be paid if we achieve the Minimum NFE, if we do not achieve at least 80 percent of NJR’s target NFE amount in the case of an NJR executive officer, 75 percent of NJRES or 85 percent of NJRCEV’s target NFE amount in the case of Mr. Westhoven, no portion of the annual short-term incentive award would be paid attributable to the NFE component for that executive.

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The 2017 OIP allows the LDCC to approve the exclusion of certain discretionary expenses in excess of budgeted amounts from the calculation of NFE used for purposes of the NFE component of the annual short-term incentive award formula (“Adjusted NFE”). These adjustments are designed to allow us to make certain investments and expenditures in years with strong financial performance at NJR without penalizing our executives.

For fiscal year 2017, the target NFE amount for NJR, which was applicable to Messrs. Downes and Migliaccio and Mses. Dugan, Ellis and Mullan, was $147.5 million. Therefore, the Minimum NFE applicable to them was $110.63 million. The fiscal year 2017 NFE target is based on approximately seven percent average annual growth from fiscal year 2016 NFE through fiscal year 2017. NJR’s actual NFE for fiscal year 2017, was $149.4 million. NJR’s Adjusted NFE, net of discretionary spending adjustments approved by the LDCC, was $151.8 million. Discretionary spending included expenses related to our summer intern program and accelerated maintenance expenses outside of NJR’s original budget.

For fiscal year 2017, as Senior Vice President and Chief Operating Officer of both NJRES and NJRCEV, Mr. Westhoven’s NFE component of his annual short-term incentive award was based fifty percent upon the NFE of NJRES and fifty percent upon the NFE of NJRCEV. The target NFE for NJRES was $19.5 million. Therefore, the Minimum NFE applicable to him related to NJRES was $14.6 million. The target NFE for NJRCEV was $29.6 million. Therefore, the Minimum NFE applicable to him related to NJRCEV was $22.2 million.

The tables below show the Minimum NFE and the performance/payout curve for the NFE component of the annual short-term incentive awards applicable to NJR (for Messrs. Downes and Migliaccio and Mses. Ellis and Mullan), and NJRES and NJRCEV (for Mr. Westhoven). Payouts for performance between the stated performance levels are interpolated.

PAYOUT FOR NFE PERFORMANCE

* Net of discretionary spending

Leadership Component

The LDCC assesses the leadership component for our Chief Executive Officer based on a review of his performance in comparison with his specific individual objectives for the past fiscal year. The leadership component of the annual short-term incentive award for the other named executive officers is determined based on our Chief Executive Officer’s review of established business unit initiatives and individual performance assessments, which is then discussed and ratified by the LDCC. As part of his review, our Chief Executive Officer seeks and considers specific examples of how each named executive officer met these objectives. The maximum payout for this portion of the annual short-term incentive award is equal to 150 percent of the targeted amount. The LDCC determines the leadership component of the annual short-term incentive award for each of our named executive officers, other than our Chief Executive Officer, taking into consideration reviews by our Chief Executive Officer.

Our Chief Executive Officer’s leadership objectives for fiscal year 2017 included:

■	Achieve the goals and objectives enumerated in our fiscal year 2017 business and financial plans

■	Implement the initiatives contained in our fiscal year 2017 Commitment to Stakeholders

■	Focus on implementation of NJNG’s regulatory agenda

■	Enhance our strong relationships with all key external stakeholders

■	Continue to make progress on our senior leadership succession plan and implementation of our long-term strategic plan

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The leadership objectives of the other named executive officers for fiscal year 2017 included:

■	Executing the initiatives contained in our fiscal year 2017 Commitment to Stakeholders

■	Creating an atmosphere that emphasizes strategic thinking and innovation

■	Expanding their breadth of knowledge about our business to identify and support new growth opportunities

■	Executing their job responsibilities

■	Fostering collaboration and teamwork throughout the organization

Commitment to Stakeholders (CTS) Component

The CTS component of the annual short-term incentive award is determined based on a subset of 56 specific performance measures that the LDCC views as important to our shareowners, and that encompass a broader range of our activities that are not necessarily reflected in our financial metrics. These performance measures are company-wide and fall into the following five categories:

■	Safe, reliable and competitively priced service: Measures employee safety, system safety, system reliability, service reliability and competitive pricing

■	Customer satisfaction: Measures customer care, problem resolution, billing accuracy and timely response

■	Quality: Measures quality of processes throughout the organization

■	Valuing employees: Measures provision of feedback to employees, leadership development, workforce relations and positive work environment

■	Corporate citizenship: Measures customer and community outreach, environmental focus, promotion of ethical behavior and fostering of community and business relationships

The 56 performance measures were established through a process that began early in the third quarter of fiscal year 2016. A team of employees from across our business units selected these performance measures spanning the five CTS categories listed above. The set of 56 performance measures was reviewed by our Chief Executive Officer and Chief Financial Officer, who made further revisions and recommendations to the measures, which were then approved by our Chief Executive Officer and our Board.

The LDCC and management use these metrics to measure our overall effort to provide our customers, shareowners, communities and other stakeholders with the highest quality service and performance. Each of the performance measures is objective and quantifiable. For instance, one way we measure corporate citizenship is by calculating the total number of employee volunteer hours and calculating the total number of people reached by our customer and community outreach programs using data compiled at each such event during the course of the fiscal year.

For each performance measure, a performance target was developed based upon historical company information, peer information, comparative data, trends and, in certain cases, benchmarks required by state regulations. Performance targets were set by the appropriate business unit leaders, reviewed by our Quality Department and approved by our senior executive team, including our Chief Executive Officer. Thereafter, the Board approved the 56 performance measures and targets. The performance measures and targets were published and distributed to our employees shortly after the beginning of fiscal year 2017. Separately, the senior executive team selected a subset of the 56 performance measures for recommendation to the Chief Executive Officer and the LDCC for purposes of determining the CTS component of the annual short-term incentive award. The Chief Executive Officer and the LDCC then reviewed the subset. The LDCC and the Board ultimately approved a final subset of six performance measures (the “Performance Measures”). When selecting the Performance Measures, the Chief Executive Officer and the LDCC selected one or more significant measures in each of the five CTS categories to encompass a broad spectrum of our performance, thereby allowing them to best gauge, on a company-wide basis, how well the executive management team is fulfilling the CTS. As a result, the LDCC considers the Performance Measures as those most useful for a broad assessment of executive performance.

When determining the CTS component of the annual short-term incentive award, the LDCC, in consultation with the Chief Executive Officer, establishes threshold, target and maximum performance levels for each of the Performance Measures. The threshold level is based on a level of performance that was believed to be achievable, the target level is based on a level of performance that was believed to be aggressive, but obtainable, and the maximum level is based on a level of performance that was believed to be attainable by achieving exceptional performance. Each of these Performance Measures is weighted equally and an overall average measurement is obtained. The overall average measurement reflects the average company-wide performance on the Performance Measures (each weighted equally) on a scale of 0 to 120 percent of the target goal. The percentage of target is adjusted to a scale of 0 to 150 percent for purposes of determining the CTS component of the annual short-term incentive award. For example, if we were to meet the maximum of 120 percent of the target goal for each of the Performance Measures, the average company-wide performance amount would be 150 percent.

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The table below shows the six equally-weighted Performance Measures, and indicates our threshold, target and maximum performance levels, as well as indicating our actual performance for each of the Performance Measures:

CTS PERFORMANCE MEASURES

As illustrated in the tables above and below this paragraph, during fiscal year 2017, the average company-wide performance as compared to the target goal was 109.6% of the target goal. This corresponded to a payout of 123.9% of the target payout amount for the CTS component of the annual short-term incentive award formula.

The table below shows the performance/payout level for the CTS component of the annual short-term incentive awards. Performance between the stated percentages is interpolated.

Payout as a Percent of Target for CTS Component
Threshold	Target	Maximum	Actual
50%	100%	150%	123.9%

Actual Fiscal Year 2017 Annual Short-Term Incentive Award Payouts under the 2017 OIP

In November 2017, the LDCC reviewed our NFE per basic share against the 2017 OIP Performance Hurdle before considering whether each of the named executive officers qualified for an annual short-term incentive award under the 2017 OIP as set forth below:

2017 OIP Performance Hurdle: $110.63 million NFE
Actual 2017 Performance: $149.4 million NFE
Adjusted 2017 Performance: $151.8 million NFE

Since the 2017 OIP Performance Hurdle was met, the LDCC determined that the named executive officers (other than Ms. Dugan) were eligible for an annual short-term incentive award under the 2017 OIP of up to 150% of their respective target awards. The LDCC reviewed the results of the 2017 OIP for Mr. Downes and then reviewed the results of the 2017 OIP for the other named executive officers (other than Ms. Dugan) based on the recommendations made by the Chief Executive Officer. The amount of the annual short-term incentive award approved by the LDCC for the Chief Executive Officer and the amounts of the annual short-term incentive awards recommended by the Chief Executive Officer to the LDCC, and subsequently approved by the LDCC, for the other named executive officers (other than Ms. Dugan) are set forth on page 45.

For fiscal year 2017, the NFE, CTS and leadership components comprised 50 percent, 20 percent and 30 percent, respectively, of the annual short-term incentive awards under the 2017 OIP for each of our named executive officers (other than Ms. Dugan). This totaled a payout amount equal to 123.6 percent of the target amounts for the fiscal year 2017 total annual short-term incentive award for Mr. Downes and Mses. Ellis and Mullan, 118.6 percent of the target amount for Mr. Migliaccio, and 92.3 percent of the target amount for Mr. Westhoven each as calculated as set forth below. Ms. Dugan received the amounts set forth in the Separation Agreement on page 74.

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NFE Component

For fiscal year 2017, our Adjusted NJR NFE, were $151.8 million, which corresponded to a payout amount equal to 107.5 percent of the total target annual short-term incentive award related to the NFE component for these four named executive officers. We calculated this payout amount as follows:

NFE Component Calculation for Messrs. Downes and Migliaccio and Mses. Ellis and Mullan

(In millions)

NJR Actual Adjusted NFE	NJR Target NFE	Percent of Target	Percent of Target Payout Amount	Component Percentage	Amount Earned as Percent of Total Annual Short-Term Incentive Award
$151.8	$147.5	103%	107.5%	50%	53.8%

NFE Component Calculation for Mr. Westhoven

NJRES Actual NFE	NJRES Target NFE	Percent of Target	Percent of Target Payout Amount	Component Percentage	Amount Earned as Percent of Total Annual Short-Term Incentive Award
$18.6	$19.5	95%	90%	25%	22.5%

NJRCEV Actual NFE	NJRCEV Target NFE	Percent of Target	Percent of Target Payout Amount	Component Percentage	Amount Earned as Percent of Total Annual Short-Term Incentive Award
$24.9	$29.6	84%	0%	25%	0%

CTS Component

In addition, we achieved 109.6 percent of our CTS targets, which corresponded to a payout amount equal to 123.9 percent of the total target annual short-term incentive award. We calculated this payout amount as follows:

Actual Performance as a Percentage of Commitment to Stakeholders Target	Percent of Target Payout Amount	Component Percentage	Amount Earned as Percent of Total Annual Short-Term Incentive Award
109.6%	123.9%	20%	24.8%

Leadership Component

Our Chief Executive Officer submitted individual leadership performance reviews for each of the named executive officers for discussion and consideration by the LDCC. The LDCC reviewed each of the named executive officer’s 2017 individual leadership results, including our Chief Executive Officer, and assessed these results against such named executive officer’s objectives. Below is a summary of certain of the 2017 individual performance highlights for each of our named executive officers (other than Ms. Dugan) that were factored into their 2017 annual short-term incentive award and the setting of 2017 total targeted direct remuneration.

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Name	Fiscal Year 2017 Performance Highlights
Laurence M. Downes	■	NJR exceeded its financial plan for fiscal 2017 and had strong performance on the CTS metrics
	■	Shareowners realized a 31.7 percent total return on their investment during fiscal 2017 and were rewarded with a 6.9 percent increase in the annual dividend rate
	■	Significant progress continues to be made on our senior leadership succession planning processes and the implementation of our long-term strategic plan
	■	NJR provided record levels of community support; exceeding 5,000 hours of volunteer service, assisting more than 1,800 nonprofit and community-based service organizations.
Patrick J. Migliaccio	■	Exceeded NFEPS plan
	■	Implemented financing strategies that resulted in significant savings to NJR
	■	Maintained existing credit ratings with a stable outlook
	■	Delivered five-year financial plan and dividend policy
	■	Received additional sell-side coverage
	■	Annual audit plan was presented and accepted by the Board.
Stephen D. Westhoven	■	NJRES delivered $49.8 million financial margin(1) resulting in NFE of $18.6 million
	■	Obtained several important permits for PennEast including, PA DEP water and air permits
	■	Successfully completed the purchase of Talen’s Gas Marketing book
	■	NJRCEV delivered NFE of $33.4 million (excluding the impact of a sale-leaseback transaction)
	■	Delivered $62.6 million of Commercial Solar and $37.3 million of Residential Solar projects, both exceeding targets
	■	Restructured various business units to align operations and ensure focus on portfolio growth and talent development.
Kathleen T. Ellis	■	Led and enhanced the corporate planning process
	■	Led effort to align NJR’s planning processes and associated metrics, including ERM, Commitment to Stakeholders and three-year Financial Plan
	■	Led the Government Relations, Community Relations and Communications efforts in support of SRL, PennEast and NJ RISE
	■	Cultivated and maintained strong support for NJR’s strategy from key political and community leaders, thought leaders, employees and retirees.
Amanda E. Mullan	■	Strengthened hiring process through implementation of new recruiting process and improved employee onboarding program
	■	Refreshed succession plans for mission critical roles
	■	Implemented talent review session to open dialogue on performance, potential, feedback and development planning
	■	Rolled out a Career Development Framework, including competencies and behaviors required at all levels and associated development opportunities
	■	Strengthened HR infrastructure with new company actuary, share plan administration and FMLA/TBD administrator.

(1)	Financial margin is a financial measure not calculated in accordance with GAAP. For a full discussion of financial margin, please see Part II, Item 7 of our Annual Report on Form 10-K for the fiscal year ended September 30, 2017 filed with the SEC on November 21, 2017.

The Chief Executive Officer recommended to the LDCC that Mr. Westhoven and Mses. Ellis and Mullan achieved 150 percent of their leadership goals and that Mr. Migliaccio achieved 133.3 percent of his leadership goals, which corresponded to a payout amount equal to 45 percent and 40 percent of these total target annual short-term incentive awards, respectively. The LDCC determined that the Chief Executive Officer achieved 150 percent of his leadership goals, which corresponded to a payout amount equal to 45 percent of his total target annual short-term incentive award. We calculated the payout amount for the Leadership Component as follows:

	Percent of Target		Amount Earned as
	Payout Amount for		Percent of Total Annual
Name	Leadership Component	Component Percentage	Short-Term Incentive Award
Messrs. Downes, Westhoven and Mses. Ellis and Mullan	150%	30%	45%
Mr. Migliaccio	133.33%	30%	40%

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The 2017 OIP formula payout amount was equal to 123.6 percent of each of the target total annual short-term incentive awards for Mr. Downes, Ms. Ellis and Ms. Mullan. The 2017 OIP formula payout amount for Mr. Migliaccio was equal to 118.6 percent of the target annual short-term incentive award. The 2017 OIP formula payout amount was equal to 92.3 percent of the target total annual short-term incentive award for Mr. Westhoven. The details of the 2017 OIP formula are below.

OIP FORMULA PAYOUT FOR

	PAYOUT FOR NFE		PAYOUT FOR CTS		PAYOUT FOR LEADERSHIP		TOTAL PAYOUT AS A PERCENTAGE OF TARGET AMOUNT
Mr. Downes:	53.8%	+	24.8%	+	45%	=	**123.6%**
Mr. Migliaccio:	53.8%	+	24.8%	+	40%	=	**118.6%**
Mr. Westhoven:	22.5%	+	24.8%	+	45%	=	**92.3%**
Ms. Ellis:	53.8%	+	24.8%	+	45%	=	**123.6%**
Ms. Mullan:	53.8%	+	24.8%	+	45%	=	**123.6%**

These annual short-term incentive award amounts are set forth in the table below and in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 59 of this Proxy Statement.

Fiscal Year 2017 Annual Short-Term
Name	Incentive Award Paid ($)*
Laurence M. Downes	1,143,300
Patrick J. Migliaccio	180,865
Stephen D. Westhoven	207,675
Kathleen T. Ellis	278,100
Amanda E. Mullan	186,636
* These awards were paid in cash. Ms. Dugan received the amounts set forth in the Separation Agreement described on page 74.

Long-Term Equity Incentive Awards

Our primary objectives in granting long-term equity incentive awards are to encourage significant ownership of our Common Stock by management and to provide long-term financial incentives linked directly to the long-term performance of the Company. The LDCC believes that significant ownership of our Common Stock by senior management is the optimal method for aligning the interests of management and our shareowners. Our stock incentive program is effectively designed to further this objective.

In November 2016, after consulting with FW Cook, the LDCC determined that a portion of our executive officers’ total compensation should continue to be delivered in a mix of Time-Vested Restricted Stock Units and performance-

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based awards. In fiscal year 2017, the LDCC adopted a long-term equity incentive program under our 2007 Plan (“LTIP”). For fiscal year 2017, the Board approved, pursuant to the recommendation of the Chief Executive Officer, the long-term incentive program granting five types of awards:

1)	FY 2017 TSR Performance Share Units. Performance share units that will vest, if at all, if the total shareowner return for NJR Common Stock, measured against an industry comparator group, meets or exceeds the threshold performance goal over a 36-month period beginning on October 1, 2016, and ending on September 30, 2019.

2)	FY 2017 NFE Performance Share Units. Performance share units that will vest, if at all, based upon our cumulative NFE per basic share over the 36-month period beginning on October 1, 2016, and ending on September 30, 2019.

3)	Performance-Based Restricted Stock Units. Restricted stock units awarded to our Chief Executive Officer that will vest in monthly installments from September 30, 2017 through September 30, 2019, if the NFE per basic share performance goal for the fiscal year ending September 30, 2017, is achieved and subject to his continued employment, except under certain conditions. As Mr. Downes is retirement eligible, the agreement for his Performance-Based Restricted Stock Units grant allows for pro-rata monthly vesting once the performance goal has been met.

4)	Time-Vested Restricted Stock Units. Restricted stock units awarded to certain named executive officers, other than our Chief Executive Officer, that vest in three equal installments on October 15, 2017, October 15, 2018 and October 15, 2019, subject to continued employment of the named executive officer, except under certain conditions. Restricted stock units are settled in an equal number of shares of NJR Common Stock.

5)	Deferred Retention Stock Awards. Awards denominated in dollars and converted into deferred stock units based on the stock price at the date of grant awarded to Mr. Westhoven on November 15, 2016. Each deferred stock unit equals one share of our Common Stock and accrues dividends. At the end of the three-year deferral period, the deferred stock units will be paid out in shares of our Common Stock on a one-for-one basis, provided Mr. Westhoven complies with certain covenants, including non-competition and non-solicitation restrictions.

The long-term incentive equity awards granted to the Chief Executive Officer were entirely “at-risk,” consisting of performance shares and Performance-Based Restricted Stock Units, which could become worthless if the applicable performance goals were not met. Approximately 71 percent of the shares comprising the awards to our other named executive officers were “at-risk,” while the remaining 29 percent of the awards were in the form of Time-Vested Restricted Stock Units.

Stock awards were granted to promote retention of the named executive officers, while the FY 2017 TSR Performance Share Units benchmark our performance against an industry comparator group over an extended period of time and the FY 2017 NFE Performance Share Units measure our performance against cumulative NFE per share-based goals set by the LDCC.

The LDCC determined the award of performance shares and Performance-Based Restricted Stock Units to our Chief Executive Officer and the Board ratified that determination.

The graphic on the left below shows the split in the number of performance-based equity grants and Time-Vested Restricted Stock Units grants to our Chief Executive Officer in fiscal year 2017. The graphic in the middle illustrates the split in number of shares granted between Time-Vested Restricted Stock Units grants and the performance-based equity grants to our named executive officers, other than our Chief Executive Officer, in fiscal year 2017. The graphic on the right shows the historical mix between the Time-Vested Restricted Stock Units or Deferred Retention Stock grants and performance-based awards to named executive officers between 2013 and 2017 based upon number of shares granted. These graphics highlight our emphasis over the past five years on awarding a mix of performance-based awards, such as performance share units and Performance-Based Restricted Stock Units, and Time-Vested Restricted Stock Units or Deferred Retention Stock awards. The actual value a named executive officer may receive will depend upon the number of shares actually received and the market price of our Common Stock at the time the awards vest.

*	Based on target number of shares or units granted, as applicable. Does not include deferred stock awards granted to Mr. Westhoven in fiscal year 2017 as part of his fiscal year 2016 annual incentive award. Restricted stock for purposes of these graphs refers only to Time-Vested Restricted Stock Units or shares.

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In designing the long-term equity incentive program, the LDCC established the following key objectives:

■	Selecting long-term equity incentive levels and vehicles that are competitive with our peer group

■	Distributing shares of restricted stock with meaningful vesting periods and deferred retention stock awards to encourage retention of key executives

■	Using performance share unit awards and Performance- Based Restricted Stock Units based upon NFE or relative TSR to link compensation to company performance criteria that are meaningful to shareowners

■	Providing flexibility for granting awards by allowing balance among different types of long-term equity awards that relate to the objectives of retention and performance

With the exception of significant promotions and new hires, equity grants, including long-term equity incentive awards, are generally awarded at the first regularly scheduled LDCC meeting following the conclusion of the fiscal year. The LDCC selects this timing because it enables us to consider the prior year performance of the Company and the participants and our expectations for the next performance period, while also ensuring that regular awards will be made after we publicly disclose our performance for the year. The awards are made as early as practicable in our fiscal year to maximize the time period for the incentives associated with the awards.

Fiscal Year 2017 (“FY 2017”) TSR Performance Share Unit Awards

In November 2016, the LDCC approved the grant of the FY 2017 TSR Performance Share Units with performance criteria based upon the Company’s TSR, pursuant to the 2007 Plan. As set forth in the table below, the FY 2017 TSR Performance Share Unit awards were granted to the named executive officers as of November 15, 2016. Each FY 2017 TSR Performance Share Unit is equal to one share of Common Stock. The FY 2017 TSR Performance Share Unit awards vest at the end of a 36-month performance period beginning on October 1, 2016, and ending on September 30, 2019, based on Company TSR versus a 20-company industry comparator group used solely for purposes of this award, which is listed below:

Ameren Corporation	Atmos Energy Corporation	Avista Corp.
Black Hills Corporation	CenterPoint Energy, Inc.	Chesapeake Utilities Corporation
CMS Energy Corp.	MDU Resources Group Inc.	National Fuel Gas Company
NiSource Inc.	Northwest Natural Gas Company	Northwestern Corporation
ONE Gas, Inc.	SCANA Corp.	South Jersey Industries, Inc.
Southwest Gas Corporation	Spire Inc.	UGI Corporation
Vectren Corporation	WGL Holdings Inc.

The industry comparator group set forth above includes natural gas and multi-utility companies with a market capitalization between one-fifth to five times that of NJR and includes all of the 12 companies used for compensation benchmarking. FY 2017 TSR Performance Share Units will not vest if performance during that period does not meet the minimum threshold level. If the performance meets or exceeds the maximum expectations, 150 percent of the target number of awarded FY 2017 TSR Performance Share Units will be earned.

		Number of FY 2017	Grant Date
		TSR Performance	Fair Value*
Name	Grant Date	Share Units (Target)	Target ($)
Laurence M. Downes	11/15/2016	15,189	494,397
Patrick J. Migliaccio	11/15/2016	5,320	173,171
Stephen D. Westhoven	11/15/2016	1,247	40,595
Kathleen T. Ellis	11/15/2016	1,843	59,987
Amanda E. Mullan	11/15/2016	5,320	173,171
Mariellen Dugan**	11/15/2016	5,953	193,757

*	Target amounts represent grant date fair value calculated in accordance with FASB ASC Topic 718 and based upon the closing price of our Common Stock of $34.45 on November 15, 2016, utilizing a lattice model. The actual value of these awards will be determined based upon the actual number of performance share units that vest at the end of the performance period on September 30, 2019, and the closing price of our Common Stock on September 30, 2019. As described above, the “threshold” number of shares would be 50 percent of the target award amount, while the “maximum” number of shares that may be awarded would equal 150 percent of the target award amount.

**	Forfeited pursuant to the Separation Agreement with Ms. Dugan.

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The number of FY 2017 TSR Performance Share Units earned will be determined based on the following table:

Relative TSR Percentile	% of Target Award to Vest
<25th	0
25th (threshold)	40%
55th (target)	100%
80th and above (maximum)	150%

TSR shall be computed as follows:

TSR = (Priceend - Pricebegin + Dividends) / Pricebegin

Pricebegin = the average of the closing share price of the common stock over the 20 trading days beginning October 1, 2016.

Priceend = the average of the closing share price of the common stock over the 20 trading days ending September 30, 2019.

Dividends = dividends or other distributions paid to shareholders with respect to the common stock with ex-dividend dates falling within the 36-month period between October 1, 2016 and September 30, 2019 (with such dividends and other distributions deemed reinvested in shares of common stock as of the ex-dividend date based on the price of the common stock on the ex-dividend date where not paid in shares of common stock).

Price = the closing price of the common stock as of the applicable date.

Upon achievement of Total Shareholder Return at a percentile between any two specified percentiles, the TSR Performance Share Units earned will be mathematically interpolated on a straight-line basis.

FY 2017 nFe Performance Share Awards

In November 2016, the LDCC also approved the grant of FY 2017 NFE Performance Share Unit awards with performance criteria based upon the Company’s cumulative NFE per basic share, pursuant to the 2007 Plan. Each FY 2017 NFE Performance Share Unit is equal to one share of Common Stock. The FY 2017 NFE Performance Share Units vest, if at all, based upon our Cumulative NFEPS (defined below) over the 36-month period beginning on October 1, 2016, and ending on September 30, 2019. The NFEPS targets are based upon our three-year financial plan and are designed to challenge our executives by being aggressive, but achievable, and to encourage and reward continued growth in our NFE on a per share basis. The number of FY 2017 NFE Performance Share Units earned will be determined based on the following table.

Performance Share Units Earned as a Percentage of
Cumulative NFEPS	Target Performance Shares
Less than $4.30	0%
$4.30	50%
$5.38	100%
$6.46 or Greater	150%

“NFEPS” is the NFE per basic share of Common Stock that the Company reports on a quarterly and annual basis to the public and in its quarterly reports on Form 10-Q and annual report on Form 10-K that are filed with the SEC.

“Cumulative NFEPS” is the sum of the annual NFEPS for the three fiscal years ended September 30, 2017, 2018 and 2019 calculated as follows:

CumulativeNFEPS = NFEPSFY2017 + NFEPSFY2018 + NFEPSFY2019

FY 2017 NFE Performance Share Units will not vest if performance does not meet the minimum threshold level. If the performance meets or exceeds the maximum expectations, 150 percent of the target number of awarded FY 2017 NFE Performance Shares will be earned. Payout for performance between the measures for the minimum and maximum payout will be interpolated. The earned FY 2017 NFE Performance Share Units will be delivered to participants at the end of the performance period, upon the determination of the LDCC that the performance objectives have been met.

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		Number of FY 2017 NFE	Grant Date Fair Value*
Name	Grant Date	Performance Share Units (Target) Granted	Target ($)
Laurence M. Downes	11/15/2016	13,062	450,000
Patrick J. Migliaccio	11/15/2016	1,030	35,500
Stephen D. Westhoven	11/15/2016	1,073	36,950
Kathleen T. Ellis	11/15/2016	1,585	54,600
Amanda E. Mullan	11/15/2016	1,030	35,500
Mariellen Dugan**	11/15/2016	1,554	53,550

*	Target amounts represent grant date fair value calculated in accordance with FASB ASC Topic 718 and based upon the closing price of our Common Stock of $34.45 on November 15, 2016. The actual value of these awards will be determined based upon the actual number of performance share units that vest at the end of the performance period on September 30, 2019, and the closing price of our Common Stock on September 30, 2019. As described below, the “threshold” number of shares would be 50 percent of the target award amount, while the “maximum” number of shares that may be awarded would equal 150 percent of the target award amount.

**	Forfeited pursuant to the Separation Agreement with Ms. Dugan.

FY 2017 Performance-Based Restricted Stock Unit Awards

In November 2016, Mr. Downes was granted Performance-Based Restricted Stock Units (“PBRS”) with performance criteria based upon NJR’s NFE per basic share, in the year ended September 30, 2017. The PBRS awarded to Mr. Downes may vest in monthly installments from September 30, 2017 through September 30, 2019, if the performance goal of $1.28 NFE per basic share for the year ended September 30, 2017, is achieved. As Mr. Downes is retirement eligible, the agreement for his Performance- Based Restricted Stock Units grant allows for pro-rata monthly vesting once the performance goal has been met.

	Number of Shares of
Name	PBRS Granted	Grant Date Fair Value ($)*
Laurence M. Downes	26,125	900,000

The performance goal of $1.28 NFE per basic share for NJR for the year ended September 30, 2017, was met and certified by the LDCC on November 14, 2017, resulting in an earnout of 8,941 shares, including accumulated dividends.

FY 2017 Time-Vested Restricted Stock Units

On November 15, 2016, the LDCC approved the grant of Time-Vested Restricted Stock Unit awards to five of our named executive officers as recognition for performance during fiscal year 2016 and as a retention vehicle pursuant to the 2007 Plan. The LDCC values Time-Vested Restricted Stock Unit awards at the fair market value of the number of shares of our Common Stock on the date of grant.

	Number of Shares of
Name	Time-Vested Restricted Stock Units Granted	Grant Date Fair Value ($)*
Patrick J. Migliaccio	2,061	71,000
Stephen D. Westhoven	—	—
Kathleen T. Ellis	3,170	109,200
Amanda E. Mullan	2,061	71,000
Mariellen Dugan**	3,109	107,100

*	Represents full grant date fair value calculated in accordance with FASB ASC Topic 718 and based upon the closing price of our Common Stock of $34.45 on November 15, 2016.

**	Forfeited pursuant to the Separation Agreement with Ms. Dugan.

Fiscal Year 2015 (“FY 2015”) NFE Performance Shares Vesting

In November 2014, the LDCC also approved the grant of FY 2015 NFE Performance Share Unit awards with performance criteria based upon the Company’s cumulative NFE per basic share, pursuant to the 2007 Plan. Each FY 2015 NFE Performance Share Unit was equal to one share of Common Stock. The FY 2015 NFE Performance Shares were eligible for vesting at the end of a 36-month performance period beginning on October 1,

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2014, and ending on September 30, 2017, based upon our Cumulative NFEPS (defined below) over the 36-month period. As illustrated in the tables below, 119 percent of FY 2015 NFE Performance Shares vested as our actual performance was certified by the LDCC as $5.12 per share.

Performance Share Units Earned as a Percentage of
Cumulative NFEPS	Target Performance Shares
Less than $3.81	0%
$3.81	50%
$4.76	100%
Actual $5.12	119%
$5.71 or Greater	150%

“NFEPS” is the NFE per basic share of Common Stock that the Company reports on a quarterly and annual basis to the public and in its quarterly reports on Form 10-Q and annual report on Form 10-K that are filed with the SEC.

“Cumulative NFEPS” is the sum of the annual NFEPS for the three fiscal years ended September 30, 2015, 2016 and 2017 calculated as follows:

CumulativeNFEPS = NFEPSFY2015 + NFEPSFY2016 + NFEPSFY2017

		Number of FY 2015 NFE	Number of Shares
Name	Grant Date	Performance Share Units (Target) Granted	Actually Vested
Laurence M. Downes	11/11/2014	13,818	16,443
Patrick J. Migliaccio	11/11/2014	806	959
Stephen D. Westhoven	11/11/2014	4,948	5,888
Kathleen T. Ellis	11/11/2014	1,754	2,087

FY 2015 TSR Performance Shares Vesting

In November 2014, the LDCC approved the grant of FY 2015 TSR Performance Share Unit awards with performance criteria based upon the Company’s cumulative NFE per basic share, pursuant to the 2007 Plan. Each FY 2015 NFE Performance Share Unit was equal to one share of Common Stock. The FY 2015 NFE Performance Shares were eligible for vesting at the end of a 36-month performance period beginning on October 1, 2014, and ending on September 30, 2017, based upon our relative TSR versus the established comparator group used for compensation purposes at the time of grant. As illustrated in the tables below, 108.44 percent of the FY 2015 TSR Performance Shares vested. At the end of the performance period, our actual performance, as certified by the LDCC, was in the 63rd percentile.

Relative TSR Percentile	% of Target Award to Vest
<25th	0
25th (threshold)	40%
33rd	55%
41st	75%
50th	90%
58th (target)	100%
63rd (actual)	108.44%
66th	115%
75th	130%
80th and above (maximum)	150%

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TSR was computed as follows:

TSR = (Priceend - Pricebegin + Dividends) / Pricebegin

Pricebegin = closing share price of common stock at September 30, 2014

Priceend = closing share price of common stock at end on September 30, 2017

Dividends = dividends paid to shareholders of common stock during 36-month period

		Number of FY 2015 TSR	Number of Shares
Name	Grant Date	Performance Share Units (Target) Granted	Actually Vested
Laurence M. Downes	11/11/2014	16,450	17,838
Patrick J. Migliaccio	11/11/2014	960	1,041
Stephen D. Westhoven	11/11/2014	5,890	6,387
Kathleen T. Ellis	11/11/2014	2,088	2,264

Retirement Programs

Our retirement programs for senior executives provide an opportunity for each participating executive, through long-term service to us, to receive a pension or other forms of retirement benefits. Our named executive officers participate in the New Jersey Natural Gas Company Plan for Retirement Allowances for Non-Represented Employees (the “Non-Represented Plan”), which is a trusteed noncontributory defined benefit retirement plan. Our named executive officers also participate in our 401(k) Plan, which is a trusteed defined contribution plan. All of our non-represented employees hired on or after October 1, 2009, are covered by an enhanced defined contribution plan feature of our 401(k) Plan instead of the Non-Represented Plan. These plans provide retirement benefits to broad groups of employees and executives. Our named executive officers also participate in the Savings Equalization Plan of NJR, which we refer to as the SEP, and the Pension Equalization Plan of NJR, which we refer to as the PEP, both of which are unfunded non-qualified plans. These plans provide benefits that would have been made under the Non-Represented Plan and the 401(k) Plan, but for the limitations on compensation and contributions imposed by Sections 401(a)(4), 401(a)(17), 401(k), 401(m) and 415 of the Internal Revenue Code. In addition, the named executive officers and certain other officers have supplemental retirement agreements. Under the Supplemental Executive Retirement Plan Agreements, which we also refer to as SERP Agreements, benefits are payable over a 60-month period commencing at age 65. At projected retirement, the total maximum amount payable to our Chief Executive Officer under his SERP Agreement is currently $250,000. Messrs. Migliaccio and Westhoven and Mses. Ellis and Mullan would each be entitled to maximum amounts of $125,000 under their respective SERP Agreements. These are described more fully in the narrative following the Pension Benefits table on page 65 of this Proxy Statement.

We also sponsor health care plans that provide post-employment medical and life insurance benefits to union and non-union employees who meet the eligibility requirements. Retirees must meet certain age and service requirements to be eligible. Depending on the year of retirement, benefits may be subject to annual deductibles, coinsurance requirements and retiree contributions. As of September 30, 2017, with the exception of Mr. Downes, none of the named executive officers have completed the age and service requirements to be eligible for post-employment health coverage.

Severance Policies

Severance protection is provided to our senior executives in their employment continuation agreements with the Company (defined below) and only in the event that a senior executive is terminated following a “change in control.” This protection is designed to be fair and competitive and to aid in attracting and retaining experienced executives. We believe that the protection we provide, including the level of severance payments and post-termination benefits, is appropriate and within the range of competitive practice.

Severance protection following a change in control provides a number of important benefits to us. First, it permits an executive to evaluate a potential change in control while relatively free of concern for the executive’s own situation or the need to seek employment elsewhere. Second, change in control transactions take time to unfold, and a stable management team can help preserve our operations either to enhance the value delivered to a buyer in the transaction or, if no transaction is consummated, to ensure that our business will continue without undue

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disruption. Finally, we believe that the change in control protections in place encourage management to consider, on an ongoing basis, whether a strategic transaction might be advantageous to our shareowners, even one that would vest control of the Company in a third party. The LDCC believes that the potential cost of executive change in control severance payments and benefits, as a percentage of the potential buyout price, would be well within the range of reasonable industry practice and represents an appropriate cost relative to the benefits to our shareowners and us.

Amended and Restated Employment Continuation Agreements

On December 10, 2015, we entered into Amended and Restated Employment Continuation Agreements (“Employment Continuation Agreements”) with each of our named executive officers. The Employment Continuation Agreements provide each executive certain rights in the event that his or her employment is terminated within two years following the occurrence of a “Change of Control” (as defined in the agreements) (I) by us without “Cause” (as defined in the agreements) or (II) by the executive for “Good Reason” (as defined in the agreements). Subject to the limitation described in the next paragraph, upon either such termination of employment the executive, in the case of Mr. Downes, will receive three times the sum or, in the case of the other named executive officers, two times the sum, of (x) annual base salary and (y) the average of annual bonuses paid or payable with respect to the last three calendar years ended prior to the Change of Control. In September 2015, our Board decided to eliminate the excise tax gross-up provision for our executives in the Employment Continuation Agreements, replacing it with a “best net” benefit to our executives. If any excise tax is due, NJR will not make a gross-up payment, but instead will reduce payments to the executive to the extent necessary to avoid the imposition of an excise tax if such reduction will provide the executive the best net after-tax result. If full payment to an executive will result in the best net after-tax result, the full amount will be paid, but the executive will be solely responsible for any potential excise tax payment. The Employment Continuation Agreements were amended as of December 10, 2015, to implement this change.

For purposes of the Employment Continuation Agreements, a “change of control” generally means:

■	The acquisition, within a 12-month period, by any person or group of beneficial ownership of securities representing 50 percent or more of the combined voting power of our securities;

■	Within any 12-month period, the persons who were our directors immediately before such period (the “Incumbent Directors”) and directors whose nomination or election is approved by a majority of the Incumbent Directors and directors previously approved by the Incumbent Directors cease to constitute a majority of the Board; or

■	The consummation of a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of our assets, or a complete liquidation as a result of which the shareowners immediately prior to such event do not hold, directly or indirectly, a majority of the Voting Power (as defined in the Employment Continuation Agreements) of the acquiring or surviving corporation.

As a condition of the right of the executive to receive payments under the Employment Continuation Agreements, the executive must enter into a binding agreement that, without the written consent of the Board, the executive will not for a period of two years, acting alone or in conjunction with others, directly or indirectly:

■	Engage (either as owner, investor, partner, shareowner, employer, employee, consultant, advisor or director) in any business in which he or she has been directly engaged on behalf of us or any affiliate, or has supervised as an executive thereof, during the last two years prior to such termination, or which was engaged in or planned by us or an affiliate at the time of such termination, in the geographic area of New York, New Jersey, Pennsylvania or Delaware, and in which such business was conducted or planned to be conducted;

■	Induce any customers of the Company or any of our affiliates with whom the executive has had contacts or relationships, directly or indirectly, during and within the scope of his or her employment with the Company or any of our affiliates, to curtail or cancel their business with us or any such affiliate;

■	Induce, or attempt to influence, any employee of the Company or any of our affiliates to terminate employment; or

■	Solicit, hire or retain as an employee or independent contractor, or assist any third party in the solicitation, hire or retention as an employee or independent contractor, any person who during the previous 12 months was an employee of the Company or any affiliate, provided, however, that activities engaged in by or on behalf of the Company are not restricted by this covenant.

The payments that may be due under the Employment Continuation Agreements in the event of a change of control are described in more detail below in the section entitled “Potential Payments Upon Termination or Change of Control” beginning on page 69 of this Proxy Statement.

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Deferred Compensation

To enhance the competitiveness of our executive compensation program and increase our ability to attract and retain qualified key personnel necessary for our continued success and progress, we offer an Officers’ Deferred Compensation Plan to provide a select group of management and highly compensated employees of the Company and its affiliates a means to defer receipt of specified portions of compensation and to have such deferred amounts treated as if invested in specified investment vehicles. Participants in the Officers’ Deferred Compensation Plan may defer the receipt of compensation or awards, which may be in the form of cash, stock or stock-denominated awards, including salary, annual bonus awards, long-term awards and compensation payable under other plans and programs, employment agreements or other arrangements. Deferrals under the Officers’ Deferred Compensation Plan must comply with the requirements of Section 409A of the Internal Revenue Code, U.S. federal income tax laws and Treasury Regulations. Although all of the named executive officers are eligible to participate in the Officers’ Deferred Compensation Plan, none of our named executive officers have any amounts in such plan.

Other Benefits

The LDCC believes employee benefits are an essential component of our competitive total compensation package. These benefits are designed to attract and retain our employees. The named executive officers may participate in the same benefit plans as our salaried employees, which include medical, health and dental insurance, long-term disability insurance, accidental death and disability insurance, travel and accident insurance and our 401(k) Plan. As part of the 401(k) Plan, we generally match 65 percent of the first six percent of compensation contributed by the employee into the 401(k) Plan subject to the Internal Revenue Code and our 401(k) Plan limits. The matching contribution is limited to 50 percent for certain represented employees of NJRHS who transferred from NJNG and are currently accruing pension benefits. We have disclosed all company matches for our named executive officers in the column labeled “All Other Compensation,” in the Summary Compensation Table on page 59, and separately disclosed each amount in Footnote 5 to that table on page 60 of this Proxy Statement.

The LDCC provides our executives, including named executive officers, with additional benefits that we believe provide security for current and future needs of the executives and their families and therefore assist in attracting and retaining them. These other benefits are structured to be within the competitive range relative to our peer group. The additional benefits we provide, or have provided to some of our executives, consist of the following and are included in the amounts set forth in the column labeled “All Other Compensation,” in the Summary Compensation Table on page 59, and separately disclosed in Footnote 5 to that table on page 60 of this Proxy Statement: car allowance, preventative health maintenance program and executive insurance program. In addition to the cash and equity compensation discussed above, we provide our Chief Executive Officer and the other named executive officers with the same benefits package available to all of our salaried employees. The package includes:

■	Health and dental insurance (portion of costs)

■	Basic life insurance

■	Long-term disability insurance

■	Participation in our 401(k) Plan, including company matching contributions

■	Participation in our Non-Represented Plan, which is available to all non-union employees who were employed before October 1, 2009

■	Matching certain charitable contributions

For business purposes, it may be appropriate for certain members of senior management to belong to a golf or social club so that such executives have an appropriate entertainment forum for customers and appropriate interaction with their communities.

Share Ownership Guidelines

The LDCC believes it is important to align the interests of senior management with our shareowners. While the LDCC considers this principle when determining the appropriate mix of base salary, annual short-term incentive awards and long-term equity incentive awards, the LDCC also established share ownership guidelines that encourage the accumulation and retention of our Common Stock.

We believe that executive ownership is important to create a mutuality of interest with shareowners. Therefore, executive officers are required to meet established share ownership levels.

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These guidelines are subject to annual review by the LDCC and were amended during fiscal year 2017 to clarify some of the provisions.

Under the share ownership guidelines, officers of the Company are required to own shares of our Common Stock with a total share value as set forth in the following table (required Common Stock ownership amount is determined as a multiple of the officer’s base salary):

Minimum Common Stock
Position	Ownership Requirement
Chief Executive Officer	5 x Base Salary
Named Executive Officers	3 x Base Salary
Other Officers	1 x Base Salary

Until an officer achieves the minimum share ownership under the guidelines described above, he or she must retain 50 percent of all shares awarded to him or her under the Company’s stock award and incentive plans, net of the number of shares the officer has applied to the payment of taxes on such awards. Compliance with these guidelines will be determined annually on October 1st using the average quarter-end closing price of the Company’s Common Stock for the most recently completed fiscal year. Once the minimum stock ownership threshold is achieved, he or she will remain in compliance with the guidelines despite future changes in stock price and base salary, as long as his or her holdings do not decline below the number of shares at the time the minimum stock ownership requirement was met.

Each of the named executive officers (other than Ms. Dugan who is no longer with the Company and for whom we do not have knowledge of her ownership) was in compliance with these share ownership guidelines as of September 30, 2017, and all of our officers either meet the minimum share ownership requirements under the guidelines or have met the retention requirements applicable to those who do not meet the minimum share ownership requirements.

Compensation Recoupment (“Clawback”) Policy

Performance-based compensation awarded to executive officers and certain other employees is subject to a Clawback Policy.

Under the Clawback Policy, in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the applicable securities laws, the LDCC may recoup from any current or former executive officer (or certain other employees) who received cash or equity performance-based compensation within the three-year period prior to the restatement, the amount of performance-based compensation paid in excess of what the executive officer (or other employee) would have been paid based on the restatement.

Anti-Hedging and Pledging Policy

To ensure alignment of the interests of our shareowners, directors and executive officers, including our named executive officers, the Company’s Code of Conduct does not permit directors, officers or employees to engage in short-term or speculative transactions involving the Company’s securities, including short sales, publicly-traded options, hedging, or pledging the Company’s securities as collateral.

United States Federal Income Tax Limits on Deductibility

Section 162(m) of the Internal Revenue Code generally precludes a tax deduction by any publicly-held company for compensation paid to any “covered employee” to the extent the compensation paid to such covered employee exceeds $1 million during any taxable year of the Company. “Covered employees” include the Chief Executive Officer of the Company and the three other highest paid officers of the Company (other than the Chief Financial Officer). The $1 million deduction limit, however, does not apply to “qualified performance-based compensation” that is based on the attainment of pre-established, objective performance goals established under a shareowner-approved plan. We consider the impact of this exclusion when developing and implementing our executive compensation programs. We believe that it is important to preserve flexibility in administering compensation programs to promote various corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m) of the Internal Revenue Code. Amounts paid under any of our compensation programs, including salaries, annual short-term incentive awards, performance awards and grants of restricted stock units and deferred stock units, may not qualify as performance-based compensation that is excluded from the Section 162(m) limitation on deductibility.

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The rules and regulations promulgated under Section  162(m) of the Internal Revenue Code are complicated and subject to change from time to time, sometimes with retroactive effect. There can be no guarantee, therefore, that amounts potentially subject to the Section 162(m) limitations will be treated by the Internal Revenue Service as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code and/or deductible by the Company. A number of requirements must be met under Section 162(m) of the Internal Revenue Code in order for particular compensation to so qualify for the exception, such that there can be no assurance that “qualified performance-based” compensation under the 2007 Plan and the 2017 Plan will be fully deductible under all circumstances. In addition, other awards under the 2007 Plan and the 2017 Plan, such as Time-Vested Restricted Stock Units and deferred stock units, generally will not qualify for the exception under Section 162(m) of the Internal Revenue Code, so that compensation paid to certain covered employees in connection with such awards may, to the extent it and other compensation subject to Section 162(m) of the Internal Revenue Code’s deductibility cap exceed $1 million in a given taxable year, not be deductible by the Company as a result of Section 162(m) of the Internal Revenue Code. Further, compensation to certain employees resulting from vesting of awards in connection with a change in control or termination following a change in control may be non-deductible under Internal Revenue Code Sections 4999 and 280G.

Advisory Votes on Executive Compensation

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the subsequent rules and regulations promulgated by the SEC, we are including a non-binding advisory resolution approving the compensation of our named executive officers. The vote on this proposal will be non-binding on the Board and us and will not be construed as overruling a decision by the Board or us. This vote will not create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for the Board or us. However, the LDCC values the opinions that our shareowners express in their votes and will consider the outcome of the vote when making future decisions on executive compensation, as it deems appropriate.

At the 2017 Annual Meeting of Shareowners, over 96.4 percent of the votes cast on the proposal were voted for the non-binding advisory resolution approving the compensation of our named executive officers. In light of that result, the Board of Directors implemented similar objectives, program and rationale for the compensation of our named executive officers in fiscal year 2017, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative on pages 32 through 74 in this Proxy Statement.

In addition, at the 2017 Annual Meeting of Shareowners a large majority of our shareowners approved, on a non-binding basis, the holding of the non-binding vote on the compensation of our named executive officers on an annual basis. As previously disclosed, the Board and management determined to implement an annual advisory vote on the compensation of our named executive officers. As a result, we are including the non-binding advisory resolution approving the compensation of our named executive officers again in this Proxy Statement. See Item 2 on page 75 of this Proxy Statement.

Report of the Leadership Development and Compensation Committee

The LDCC has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management and, based on such review and discussion, the LDCC recommends to the Board that it be included in this Proxy Statement.

Donald L. Correll	Sharon C. Taylor (Chair)
M. William Howard, Jr.	David A. Trice
Jane M. Kenny

Dated: November 14, 2017

The “Report of the Leadership Development and Compensation Committee” will not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference and will not otherwise be deemed filed under such Acts.

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Compensation Risk Assessment

As part of its oversight of our executive compensation program, the LDCC considers the impact of our executive compensation program, and the incentives created by the compensation awards that it administers, on our risk profile. In addition, we review all our compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk-taking, to determine whether they present a significant risk to us. At the LDCC’s direction, FW Cook provided the LDCC with a risk assessment of our executive compensation policies and practices. Based on its independent assessment, FW Cook concluded that our compensation policies and practices for executives do not create risks that are reasonably likely to have a material adverse effect on us.

The LDCC reviewed the findings of the assessment, including the FW Cook assessment, and concluded that our compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and that the balance of compensation elements discourages excessive risk-taking. The LDCC, therefore, determined that the risks arising from our compensation policies and practices for employees are not reasonably likely to have a material adverse effect on us. The LDCC will continue to consider compensation risk implications while deliberating on the design of our executive compensation programs. In its discussions, the LDCC considered the attributes of our programs, including:

■	Appropriate pay philosophy, peer group and market positioning in light of NJR’s business model;

■	Cash compensation is not overly weighted toward short- term incentives and there is an appropriate balance of cash and equity opportunity in the overall program to align management and shareholder interests;

■	Short- and long-term incentives focused on profitability, with consideration of other critical stakeholder issues;

■	Performance goals are set to levels that encourage strong performance and that can support the resulting compensation expense, but are based upon operating levels that can be attained without taking inappropriate risks or deviating from approved strategies. In light of the overall balance of the program, the performance goals discourage pursuit of excessively risky business strategies;

■	Long-term incentives have multi-year vesting and performance periods (three years) to ensure a long- term focus and appropriate balance against short-term goals. The relative TSR metric for the TSR performance shares does not require highest-of peers performance for maximum payout. Realized value from long-term incentives is linked to absolute and relative stock price performance;

■	Short- and long-term incentive payouts are generally capped at 150 percent of target;

■	Incentive pool for NJRES plan participants is uncapped; however, the following risk mitigators are in place: (I) incentive pool funding and allocation of awards are subject to LDCC discretion, (II) practice has been to pay at least 50 percent of incentive in Deferred Retention Stock, and (III) awards are subject to a clawback provision;

■	Independent LDCC oversight, with LDCC discretion to reduce incentives based on subjective evaluation of individual performance; and

■	Substantial stock ownership guidelines, anti-hedging/ pledging policies and a comprehensive clawback policy.

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  EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information relating to total compensation for the fiscal years ended September 30, 2017, 2016 and 2015, as applicable. The individuals named below include our Chairman and Chief Executive Officer, our Chief Financial Officer, and our other named executive officers (as defined on page 32).

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5)(6) ($)	Total ($)
Laurence M. Downes Chairman, Chief Executive Officer and President	2017	919,227	—	1,844,397	1,143,300	626,320	64,586	4,597,830
	2016	900,961	—	1,718,797	1,105,200	1,082,359	68,003	4,875,320
	2015	868,000	—	2,633,475	1,204,875	811,215	47,900	5,565,465
Patrick J. Migliaccio Senior Vice President and Chief Financial Officer	2017	300,147	—	279,671	180,865	46,240	23,897	830,820
	2016	281,654	—	245,411	167,276	67,003	22,636	783,980
Stephen D. Westhoven Senior Vice President and Chief Operating Officer, NJRES and NJRCEV	2017	363,464	—	373,145	207,675	131,569	36,661	1,112,514
	2016	325,136	—	864,665	369,500	249,333	26,329	1,834,963
	2015	312,616	—	1,792,024	580,000	171,071	22,628	2,878,339
Kathleen T. Ellis Executive Vice President, Policy and Strategic Development, NJR	2017	372,464	—	223,787	278,100	137,477	35,277	1,047,105
	2016	364,144	—	282,818	227,136	225,359	39,990	1,139,447
	2015	350,096	—	634,842	222,727	187,389	35,389	1,430,443
Amanda E. Mullan Senior Vice President and Chief Human Resources Officer	2017	297,843	—	279,671	186,636	—	20,180	784,330
Mariellen Dugan Former Senior Vice President and Chief Operating Officer, NJNG(6)	2017	318,607	—	354,407	—	88,186	632,730	1,393,930
	2016	351,984	—	343,571	263,038	152,313	30,648	1,141,554
	2015	320,290	—	489,233	268,061	99,735	28,124	1,205,443

(1)	Salary amounts include cash compensation earned by each named executive officer during fiscal years 2017, 2016 and 2015, as applicable, as well as any amounts earned in fiscal years 2017, 2016 and 2015, as the case may be, but contributed under our 401(k) Plan and/or deferred at the election of the named executive officer under our deferred compensation program. For a discussion of the deferred compensation program and amounts deferred by the named executive officers in fiscal year 2017, including earnings on amounts deferred, please see “Non-qualified Deferred Compensation” on page 68 of this Proxy Statement.

(2)	The amounts included are the grant date fair value of the stock awards granted in fiscal years 2017, 2016 and 2015, determined under share-based compensation accounting guidance in accordance with FASB ASC Topic 718. There were no options granted to the named executive officers in fiscal years 2017, 2016 and 2015. These amounts reflect the aggregate grant date fair value for these awards. For the FY 2017 TSR Performance Share Unit awards and the FY 2017 NFE Performance Share Unit awards granted in fiscal year 2017 to the named executive officers pursuant to the 2007 Plan that are subject to performance conditions, the values in the Summary Compensation Table above reflect the probable outcome of such performance conditions. The grant date fair values of the FY 2017 NFE Performance Share Unit awards, assuming the highest level of performance conditions for each of the named executive officers, are: Mr. Downes: $675,000; Mr. Migliaccio: $53,225; Ms. Ellis: $81,922; Ms. Mullan: $53,225; and Mr. Westhoven: $55,465. Ms. Dugan forfeited her FY 2017 NFE Performance Unit awards pursuant to the Separation Agreement. With respect to the FY 2017 TSR Performance Share Units, the maximum amount that could be earned based upon the grant date fair value for each of the named executive officers is Mr. Downes, $741,619; Mr. Migliaccio: $259,749; Ms. Ellis: $90,001; Ms. Mullan: $259,749; and Mr. Westhoven: $60,901. Ms. Dugan forfeited her FY 2017 NFE Performance Share Unit awards pursuant to the Separation Agreement. The amounts included in this column include the grant date fair value of the shares of Deferred Retention Stock to Mr. Westhoven in the amount of $295,600, reflecting the grant date fair value of Deferred Retention Stock he received in fiscal year 2017 as part of his fiscal year 2016 annual incentive award. The amounts included in this column include the grant date fair value of the shares of Performance-Based Restricted Stock Units to Mr. Downes in the amount of $900,000. Assumptions used in the calculation of the foregoing award amounts are included in Note 10 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2017, and Note 9 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2016 and 2015, and incorporated by reference into this Proxy Statement. Information on individual equity awards granted to the named executive officers in fiscal year 2017 is set forth in the section entitled “Grants of Plan Based Awards” on page 61 of this Proxy Statement. Information on the vesting of restricted stock and deferred stock units in fiscal year 2017 is set forth in the section entitled “Option Exercises and Stock Vested” on page 65 of this Proxy Statement.

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(3)	The amounts represent cash awards to the named executive officers under our performance-based annual incentive plans for fiscal years 2017, 2016 and 2015, which is discussed in the section entitled “Annual Short-Term Incentive Awards” beginning on page 40 of this Proxy Statement. While the amounts for all of the named executive officers were earned for fiscal years 2017, 2016 and 2015 performance, as the case may be, they were not paid to the named executive officers until November 2017, November 2016 and November 2015, respectively.

(4)	The amounts shown in this column represent the change in the actuarial present value of the accumulated benefits under all of our pension plans for the named executive officers. For each named executive officer, the change in the pension value was calculated using the same actuarial assumptions, with the exception of turnover, retirement, disability and pre-retirement mortality as used to compute the accumulated benefit obligations as of September 30, 2017, 2016, and 2015, as stated in our Annual Report on Form 10-K for the years ended September 30, 2017, 2016 and 2015, respectively. These assumptions included an interest rate of 4.50 percent as of September 30, 2015, 3.95 percent as of September 30, 2016, and 4.03 percent as of September 30, 2017. The present value of the benefits has been calculated assuming the named executive officers stay in employment until the earliest age the executive could collect a benefit without reduction for early retirement. The assumed age of payment is 60 for each of the named executive officers with the exception of Ms. Ellis who has an assumed age of payment of 65. The change in the actuarial present value of the accumulated pension benefits under our pension plan for the fiscal year ended September 30, 2017 reflects (i) the value of benefits accrued this fiscal year plus (ii) the increase in value of previously accrued benefits due to time plus (iii) the change in value for benefits accrued in all prior years of employment due to change in interest rate. For the named executive officer group as a whole, approximately 73% of the increase in value was due to the increase in the benefits to be paid, 35% of the increase in value was attributable to the passage of time, and (-8)% was attributable to the change in interest rate from 3.95% to 4.03%. The largest contribution to the change in fiscal year 2016 was the change in interest rate from 4.50% to 3.95%, and for fiscal year 2015, the largest contribution to the change was due to an increase in benefits to be paid. The interest rate used to determine the present value is set each year in accordance with GAAP to match the yield of AA bonds with similar duration at the end of the fiscal year and is reviewed by our independent actuaries and accountants.

(5)	The table below reflects the types and dollar amounts of perquisites, additional compensation and other personal benefits provided to the named executive officers during fiscal year 2017. For purposes of computing the dollar amounts of the items listed below, we used the actual out-of-pocket costs to us of providing the perquisite or other personal benefit to the named executive officer. The named executive officers paid any taxes associated with these benefits without reimbursement from us. Each perquisite and personal benefit included in the table below is described in more detail in the narratives immediately following the table.

All Other Compensation Table

	Car Allowance	Company-Paid Insurance Premiums	401(k) Plan/ SEP Matching Contribution	Charitable Matching Contribution	Total
Name	($)(a)	($)(b)	($)(c)	($)(d)	($)
Laurence M. Downes	7,085	5,650	35,851	16,000	64,586
Patrick J. Migliaccio	7,037	3,965	11,595	1,300	23,897
Stephen D. Westhoven	7,037	2,949	14,175	12,500	36,661
Kathleen T. Ellis	7,037	4,590	13,450	10,200	35,277
Amanda E. Mullan	7,037	3,767	8,376	1,000	20,180
Mariellen Dugan	6,461	3,135	12,426	5,000	27,022

(a)	We provide a car allowance to certain executive officers, including our named executive officers other than Mr. Downes. The purpose of the car allowance is to make our compensation program competitive with other companies and because cars are predominantly used for business purposes. The amount shown for Mr. Downes represents the portion of the cost of a company-owned automobile used by Mr. Downes that relates to his personal use.

(b)	The amounts listed represent aggregate premiums we paid in fiscal year 2017 for our group life insurance policy, for a Directors and Officers Travel Insurance Policy and an insurance policy that is used to support our obligations under the SERP agreements with each of the named executive officers.

(c)	Each named executive officer is eligible to participate in our 401(k) Plan, which offers them an opportunity to defer income and receive matching contributions from us subject to certain limits. The amounts set forth in the table above represent company contributions under our 401(k) Plan and our SEP for fiscal year 2017. Information about the 401(k) Plan and SEP is set forth in the section entitled “Pension Benefits” beginning on page 65 of this Proxy Statement.

(d)	Each named executive officer is eligible to participate in our matching gifts programs in which we match employees’ contributions to certain charities and qualified educational institutions.

(6)	On August 14, 2017, Ms. Dugan resigned from her position as Senior Vice President and Chief Operating Officer of New Jersey Natural Gas Company, a wholly-owned subsidiary of NJR. In connection with her resignation, the Company and Ms. Dugan entered into a Separation Agreement (the “Separation Agreement”) on August 18, 2017. Under the terms of the Separation Agreement, Ms. Dugan is entitled to receive the following severance payments and benefits: (i) a lump-sum payment of an amount equal to her annual base salary of $370,000; (ii) a lump-sum payment of $232,656, in respect of her annual incentive award that would be payable under the 2017 OIP, payable on or before December 15, 2017; and (iii) a lump-sum payment in an amount equal to the estimated premium cost of COBRA coverage for three months in the amount of $3,052.

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Grants of Plan-Based Awards

The following table presents information regarding grants of plan-based awards to the named executive officers during the fiscal year ended September 30, 2017.

								All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Laurence M. Downes
Performance-Based Restricted Stock Units	11/15/2016							26,125	900,000
TSR Performance Share Units	11/15/2016				6,076	15,189	22,784	15,189	494,397
NFE Performance Share Units	11/15/2016				6,531	13,062	19,593	13,062	450,000
Annual Incentive Award		0	925,000	1,387,500
Patrick J. Migliaccio
Restricted Stock Units	11/15/2016							2,061	71,000
TSR Performance Share Units	11/15/2016				2,128	5,320	7,980	5,320	173,171
NFE Performance Share Units	11/15/2016				515	1,030	1,545	1,030	35,500
Annual Incentive Award		0	152,500	228,750
Stephen D. Westhoven
Deferred Stock Units	11/15/2016							8,581	295,600
TSR Performance Share Units	11/15/2016				499	1,247	1,871	1,247	40,595
NFE Performance Share Units	11/15/2016				537	1,073	1,610	1,073	36,950
Annual Incentive Award		0	225,000	337,500
Kathleen T. Ellis
Restricted Stock Units	11/15/2016							3,170	109,200
TSR Performance Share Units	11/15/2016				737	1,843	2,765	1,843	59,987
NFE Performance Share Units	11/15/2016				793	1,585	2,378	1,585	54,600
Annual Incentive Award		0	225,000	337,500
Amanda E. Mullan
Restricted Stock Units	11/15/2016							2,061	71,000
TSR Performance Share Units	11/15/2016				2,128	5,320	7,980	5,320	173,171
NFE Performance Share Units	11/15/2016				515	1,030	1,545	1,030	35,500
Annual Incentive Award		0	151,000	226,500
Mariellen Dugan(5)
Restricted Stock Units	11/15/2016							3,109	107,100
TSR Performance Share Units	11/15/2016				2,381	5,953	8,930	5,953	193,757
NFE Performance Share Units	11/15/2016				777	1,554	2,331	1,554	53,550
Annual Incentive Award		0	0	0

(1)	Represents the potential fiscal year 2017 threshold, target and maximum annual incentive award amounts for each of the named executive officers as set by the LDCC. The actual amount of the annual short-term incentive award earned by each named executive officer for fiscal year 2017 is reported in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table on page 59 of this Proxy Statement. For additional information with respect to the fiscal year 2017 annual short-term incentive awards, please see “Compensation Discussion and Analysis” beginning on page 32 of this Proxy Statement.

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(2)	The values under this column represent the number of FY 2017 TSR Performance Share Units and FY 2017 NFE Performance Share Units granted to the named executive officers pursuant to the 2007 Plan and shows potential threshold, target or maximum payout amounts at the end of the 36 month performance period on September 30, 2019. The method of actual payout amounts is described in more detail under “FY 2017 TSR Performance Share Unit Awards” and “FY 2017 NFE Performance Share Unit Awards” on page 49 and page 50 of this Proxy Statement, respectively.

(3)	In the case of Mr. Downes, includes the number of shares of PBRS granted on November 15, 2016, with performance criteria based upon NFE per basic share in the fiscal year ended September 30, 2017, as described in more detail under “Fiscal Year 2017 Performance-Based Restricted Stock Unit Awards” on page 51. The values for the other named executive officers represent Time-Vested Restricted Stock Unit Awards granted during fiscal year 2017, as described in more detail under “FY 2017 Time-Vested Restricted Stock Units” and “FY 2017 Performance-Based Restricted Stock Unit Awards” on page 51 of this Proxy Statement.

(4)	Amounts shown represent the grant date fair value of each equity award calculated in accordance with FASB ASC Topic 718. For a full description of the assumptions used by us in computing these amounts, see Note 10 to our consolidated financial statements, which is included in our Annual Report on Form 10-K for the year ended September 30, 2017 and incorporated by reference into this Proxy Statement. The actual value a named executive officer may receive depends on market prices. There can be no assurance that the amounts reflected in the “Grant Date Fair Value of Stock and Option Awards” column will be realized.

(5)	Ms. Dugan forfeited her plan-based awards and, pursuant to the Separation Agreement, received an amount approximately equal to the annual incentive award that would have been payable under the OIP based upon company performance to the date of her departure.

2017 Stock Award and Incentive Plan

Shareowners approved the 2017 Plan at the Annual Meeting held in January 2017. The 2017 Plan authorizes a broad range of awards that the LDCC may grant at its discretion, including:

■	Restricted stock, a grant of actual shares subject to a risk of forfeiture and restrictions on transfer;
■	Performance shares or other stock-based performance awards (these include deferred retention stock or restricted stock awards that may be earned by achieving specific performance objectives);
■	Deferred stock, a contractual commitment to deliver shares at a future date, which may or may not be subject to a risk of forfeiture (shares of forfeitable deferred stock are sometimes called “restricted stock units”);
■	Cash-based performance awards tied to achievement of specific performance objectives;
■	Other awards based on Common Stock;
■	Dividend equivalents;
■	Stock options (incentive stock options and non-qualified stock options);

■	Stock appreciation rights; and
■	Shares issuable in lieu of rights to cash compensation.

Executive officers and all other employees of the Company and our subsidiaries, non-management directors serving on the Board and others who provide substantial services to the Company and our subsidiaries and affiliates are eligible for awards under the 2017 Plan. The LDCC administers the 2017 Plan. The selection of participants and the nature and size of the awards granted to participants is subject to the LDCC’s discretion. As of September 30, 2017, approximately 1,036,405 shares of Common Stock were subject to outstanding awards under our equity compensation plans and 2,997,642 shares of Common Stock were available for future awards under our equity compensation plans.

Consistent with the requirements of the NYSE, the 2017 Plan includes a restriction providing that we will not, without shareowner approval, amend or replace options or stock appreciation rights (SARs) previously granted under the 2017 Plan in a transaction that constitutes a “repricing”.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table presents information concerning the number and value of unexercised options, SARs and similar instruments, nonvested stock (including restricted stock, restricted stock units or other similar instruments) and incentive plan awards for the named executive officers outstanding as of the end of the fiscal year ended September 30, 2017:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Laurence M. Downes
November 11, 2014	—	—	—	—	—	—		—		16,450	(3)	693,368	(1)
November 11, 2014	—	—	—	—	—	—		—		13,818	(4)	582,429	(1)
November 11, 2014	—	—	—	—	—	34,118	(5)	1,438,074	(2)	—		—
November 10, 2015	—	—	—	—	—	—		—		4,863	(6)	204,975	(2)
November 10, 2015	—	—	—	—	—	—		—		17,364	(7)	731,893	(1)
November 10, 2015	—	—	—	—	—	—		—		14,585	(8)	614,758	(1)
November 15, 2016	—	—	—	—	—	—		—		26,125	(17)	1,101,169	(2)
November 15, 2016	—	—	—	—	—	—		—		15,189	(15)	640,216	(1)
November 15, 2016	—	—	—	—	—	—		—		13,062	(16)	550,563	(1)
Patrick J. Migliaccio
November 11, 2014	—	—	—	—	—	538	(9)	22,677	(2)	—		—
November 11, 2014	—	—	—	—	—	—		—		960	(3)	40,464	(1)
November 11, 2014	—	—	—	—	—	—		—		806	(4)	33,973	(1)
November 11, 2014	—	—	—	—	—	8,530	(5)	359,540	(2)	—		—
November 10, 2015	—	—	—	—	—	2,775	(10)	116,966	(2)	—		—
November 10, 2015	—	—	—	—	—	—		—		2,478	(7)	104,448	(1)
November 10, 2015	—	—	—	—	—	—		—		2,081	(8)	87,714	(1)
November 15, 2016	—	—	—	—	—	2,061	(14)	86,871	(2)	—		—
November 15, 2016	—	—	—	—	—	—		—		5,320	(15)	224,238	(1)
November 15, 2016	—	—	—	—	—	—		—		1,030	(16)	43,415	(1)
Stephen D. Westhoven
November 11, 2014	—	—	—	—	—	40,942	(5)	1,725,705	(2)	—		—
November 11, 2014	—	—	—	—	—	—		—		5,890	(3)	248,264	(1)
November 11, 2014	—	—	—	—	—	—		—		4,948	(4)	208,558	(1)
November 11, 2014	—	—	—	—	—	3,298	(9)	139,011	(2)	—		—
November 10, 2015	—	—	—	—	—	—		—		919	(6)	38,736	(2)
November 10, 2015	—	—	—	—	—	—		—		2,874	(7)	121,139	(1)
November 10, 2015	—	—	—	—	—	—		—		2,414	(8)	101,750	(1)
November 10, 2015	—	—	—	—	—	22,765	(12)	959,545	(2)
November 15, 2016	—	—	—	—	—	—		—		1,247	(15)	52,561	(1)
November 15, 2016	—	—	—	—	—	8,581	(13)	361,689	(2)	—		—
November 15, 2016	—	—	—	—	—					1,073	(16)	45,227	(1)

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	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Kathleen T. Ellis
November 11, 2014	—	—	—	—	—	1,169	(9)	49,273	(2)	—		—
November 11, 2014	—	—	—	—	—	—		—		2,088	(3)	88,009	(1)
November 11, 2014	—	—	—	—	—	—		—		1,754	(4)	73,931	(1)
November 11, 2014	—	—	—	—	—	14,500	(5)	611,175	(2)	—		—
November 10, 2015	—	—	—	—	—	2,350	(10)	99,053	(2)	—		—
November 10, 2015	—	—	—	—	—	—		—		2,098	(7)	88,431	(1)
November 10, 2015	—	—	—	—	—	—		—		1,763	(8)	74,310	(1)
November 10, 2015	—	—	—	—	—	2,498	(12)	105,291	(2)	—		—
November 15, 2016	—	—	—	—	—	3,170	(14)	133,616	(2)	—		—
November 15, 2016	—	—	—	—	—	—		—		1,843	(15)	77,682	(1)
November 15, 2016	—	—	—	—	—	—		—		1,585	(16)	66,808	(1)
Amanda E. Mullan
November 10, 2015	—	—	—	—	—	3,469	(10)	146,218	(2)	—		—
November 10, 2015	—	—	—	—	—	—		—		3,097	(7)	130,539	(1)
November 10, 2015	—	—	—	—	—	—		—		2,602	(8)	109,674	(1)
November 15, 2016	—	—	—	—	—	2,061	(14)	86,871	(2)	—		—
November 15, 2016	—	—	—	—	—	—		—		5,320	(15)	224,238	(1)
November 15, 2016	—	—	—	—	—	—		—		1,030	(16)	43,415	(1)
Mariellen Dugan
November 11, 2014	—	—	—	—	—	10,236	(11)	431,447	(2)	—		—

(1)	Calculated based upon our Common Stock closing price of $42.15 per share as of September 30, 2017. The actual value realized for the FY 2015 NFE Performance Shares and the FY 2015 TSR Performance Shares, the FY 2016 NFE Performance Shares and the FY 2016 TSR Performance Shares, the FY 2017 NFE Performance Share Units and the FY 2017 TSR Performance Share Units will be calculated based upon our Common Stock closing price on the date the LDCC certifies that the targets have been met in November of each vesting year, and the actual number of performance shares granted based upon certain conditions.

(2)	Calculated based upon our Common Stock closing price of $42.15 per share as of September 30, 2017. The actual value realized for shares of restricted stock, restricted stock units and deferred stock units will be calculated based upon our Common Stock closing price on each of the respective vesting dates.

(3)	Represents the target number of FY 2015 TSR Performance Shares issued by us to the named executive officers on November 11, 2014, which vested based upon performance through September 30, 2017, upon certification of performance by the LDCC. Each FY 2015 TSR Performance Share vests one-for-one into a share of our Common Stock.

(4)	Represents the target number of FY 2015 NFE Performance Shares issued by us to the named executive officers on November 11, 2014, which vested based upon performance through September 30, 2017, upon certification of performance by the LDCC. Each FY 2015 NFE Performance Share vests one-for-one into a share of our Common Stock.

(5)	Represents deferred stock units granted on November 11, 2014. Each share of deferred stock equals one share of Common Stock and accrues dividends that are converted into shares of Common Stock based on the closing price on the vesting date. The Deferred Retention Stock awards became payable on October 15, 2017.

(6)	Represents the number of shares of FY 2016 PBRS issued by us to Messrs. Downes and Westhoven on November 10, 2015, which vest in up to three equal installments on September 30, 2016, September 30, 2017, and September 30, 2018, if the performance goal is achieved. The first two tranches of the FY 2016 PBRS vested on the stated vesting dates following certification by the LDCC that the performance goal was met on November 15, 2016. As Mr. Downes is retirement eligible, the agreement for this grant allows for pro-rata monthly vesting since the performance goal was achieved.

(7)	Represents the target number of FY 2016 TSR Performance Shares issued by us to the named executive officers on November 10, 2015, which may vest on September 30, 2018, upon certification of performance by the LDCC. Each FY 2015 TSR Performance Share vests one-for-one into a share of our Common Stock.

(8)	Represents the target number of FY 2016 NFE Performance Shares issued by us to the named executive officers on November 10, 2015, which may vest on September 30, 2018, upon certification of performance by the LDCC. Each FY 2016 NFE Performance Share vests one-for-one into a share of our Common Stock.

(9)	Represents shares of restricted stock granted by us to the named executive officer on November 11, 2014, which shares vested in three equal annual installments beginning on the first anniversary of the grant on October 15, 2015.

(10)	Represents shares of restricted stock granted by us to the named executive officer on November 10, 2015, which shares may vest in three annual equal installments on October 15, 2016, October 15, 2017 and October 15, 2018, based on continued employment.

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(11)	Represents shares of restricted stock granted by us to Ms. Dugan on November 11, 2014, of which 10,236 shares vested in their entirety on October 15, 2017. Ms. Dugan forfeited the remainder of the shares of restricted stock pursuant to the Separation Agreement with Ms. Dugan.

(12)	Represents deferred stock units granted on November 10, 2015. Each share of Deferred Retention Stock equals one share of Common Stock and accrues dividends that are converted into shares of Common Stock based on the closing price on the vesting date. The Deferred Retention Stock award becomes payable in full on October 15th, 2018, provided that the named executive officer has complied with certain covenants, including a non-competition restriction.

(13)	Represents deferred stock units granted on November 15, 2016. Each share of Deferred Retention Stock equals one share of Common Stock and accrues dividends that are converted into shares of Common Stock based on the closing price on the vesting date. The award becomes payable in full on October 15, 2019, provided that the named executive officer has complied with certain covenants, including a non-competition restriction.

(14)	Represents restricted stock units granted by us to the named executive officer on November 15, 2016, which shares may vest in three annual equal installments on October 15, 2017, October 15, 2018 and October 15, 2019, based on continued employment. Each restricted stock unit vests one-for-one into a share of our Common Stock.

(15)	Represents the target number of FY 2017 TSR Performance Share Units issued by us to the named executive officers on November 15, 2016, which may vest on September 30, 2019, upon certification of performance by the LDCC. Each FY 2017 TSR Performance Share Unit vests one-for-one into a share of our Common Stock. For more information regarding the vesting of the FY 2017 TSR Performance Share Units, please see “FY 2017 TSR Performance Share Awards” on page 49 of this Proxy Statement.

(16)	Represents the target number of FY 2017 NFE Performance Share Units issued by us to the named executive officers on November 15, 2016, which may vest on September 30, 2019, upon certification of performance by the LDCC. Each FY 2017 NFE Performance Share Unit vests one-for-one into a share of our Common Stock. For more information regarding the vesting of the FY 2017 NFE Performance Share Units, please see “FY 2017 NFE Performance Share Awards” on page 50 of this Proxy Statement.

(17)	Represents the number of shares of FY 2017 PBRS issued by us to Mr. Downes on November 15, 2016, which may vest in up to three equal installments on September 30, 2017, September 30, 2018, and September 30, 2019, if the performance goal is achieved. The first tranche of the FY 2017 PBRS vested upon certification by the LDCC that the performance goal was met on November 14, 2017.

Option Exercises and Stock Vested

The following table presents information concerning the exercise of stock options, SARs and similar instruments and the vesting of stock (including restricted stock, restricted stock units and similar instruments) for the named executive officers during the fiscal year ended September 30, 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Laurence M. Downes(3)	—	—	91,554	3,250,527
Patrick J. Migliaccio	—	—	7,600	256,522
Stephen D. Westhoven	—	—	21,489	715,610
Kathleen T. Ellis	—	—	12,831	434,610
Amanda E. Mullan	—	—	3,859	145,555
Mariellen Dugan	—	—	11,853	400,083
(1)	Represents the total number of vested shares of restricted stock granted on November 13, 2013, November 11, 2014 and November 10, 2015, FY 2016 PBRS granted on November 10, 2015, deferred stock units granted on November 13, 2013, FY 2014 TSR Performance Shares granted on November 13, 2013 and FY 2014 NFE Performance Shares granted on November 13, 2013.

(2)	Value for the shares of restricted stock and deferred stock retention units was calculated based upon our Common Stock closing price of $32.55 on October 15, 2016, which was the vesting date for those shares and units. Value for the FY 2016 PBRS granted on November 10, 2015 and FY 2014 TSR Performance Shares granted on November 13, 2013 were calculated based upon our Common Stock closing price of $34.45 on November 15, 2016, which was the vesting date for those shares.

(3)	Mr. Downes is retirement eligible and, in accordance with certain award agreements, certain of his restricted stock and/or performance based restricted stock awards vest monthly or quarterly, as applicable.

Pension Benefits

We provide defined contribution and/or defined benefit retirement benefits to substantially all employees who meet vesting and other requirements. Our qualified defined benefit plan for non-represented employees is the New Jersey Natural Gas Company Plan for Retirement Allowances for Non-Represented Employees (“Non- Represented Plan”). Our qualified defined benefit plan for represented employees is the New Jersey Natural Gas Company Plan for Retirement Allowances for Represented Employees (“Represented Plan”). Our qualified defined

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contribution plan is our 401(k) Plan. All represented employees of NJRHS hired on or after October 1, 2000, all represented employees of NJNG hired on or after January 1, 2012 and all of our non-represented employees hired on or after October 1, 2009, are covered by an enhanced defined contribution plan feature of our 401(k) Plan instead of the Represented Plan or Non-Represented Plan. Each of the named executive officers participates in the Non-Represented Plan and our 401(k) Plan. The retirement benefit under the Non-Represented Plan is based on years of service and highest 60-month average compensation.

In addition to the Non-Represented Plan, the Represented Plan and the 401(k) Plan, we sponsor the SEP and the PEP, both of which are non-qualified plans. Each of the named executive officers is or may become eligible for PEP and SEP benefits. Benefits will be paid under the PEP and the SEP to the extent that benefits are not payable by the Non- Represented Plan and the 401(k) due to the application of Sections 401(a)(17), 401(k), 401(m) and 415 of the Internal Revenue Code. The PEP and the SEP are unfunded, with benefit payments paid from our corporate assets. The PEP also provides for additional credited service for certain senior executives who were hired mid-career. Ms. Ellis was credited for five additional years of service after she completed five years of service on December 1, 2009.

We also sponsor health care plans that provide post-employment medical and life insurance benefits to union and non-union employees who meet the eligibility requirements. To be eligible, retirees must meet certain age and service requirements. Depending on the year of retirement, benefits may be subject to annual deductibles, coinsurance requirements and retiree contributions. As of September 30, 2017, with the exception of Mr. Downes, none of the named executive officers have completed the age and service requirements to be eligible for post-retirement health coverage.

The following table presents information concerning each of our defined benefit plans that provide for payments or other benefits to the named executive officers at, following or in connection with retirement. For each named executive officer, the present value of accumulated benefit in the table below was calculated using actuarial assumptions, including an interest rate of 4.03 percent as of September 30, 2017. The present value of the benefits was calculated assuming the named executive officers stay in employment until the earliest age the executive could collect a benefit without reduction for early retirement. The assumed age of payment is 60 for Messrs. Downes, Migliaccio, Westhoven and Ms. Dugan. The assumed age of payment is age 65 for Ms. Ellis. Ms. Mullan is not eligible to participate in the defined benefit plans.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Laurence M. Downes	Non-Represented Plan	33	1,938,393	—
	PEP	33	5,194,680	—
	SEP	32	348,045	25,320

Patrick J. Migliaccio	Non-Represented Plan	8	227,775	—
	PEP	8	11,201	—
	SEP	8	767	741

Stephen D. Westhoven	Non-Represented Plan	27	1,018,751	—
	PEP	27	283,652	—
	SEP	27	11,799	3,060

Kathleen T. Ellis	Non-Represented Plan	13	697,908	—
	PEP	18	655,602	—
	SEP	18	23,666	3,887

Amanda E. Mullan	Non-Represented Plan	—	—	—
	PEP	—	—	—
	SEP	2	383	370

Mariellen Dugan	Non-Represented Plan	12	505,193	—
	PEP	12	154,170	—
	SEP	12	13,109	3,213

Pension benefits are payable at age 65. Benefits may be paid as early as age 55 upon completion of 20 years of service. Benefits collected prior to age 60 and completion of 20 years of service (excluding disability retirements) are subject to early commencement reductions up to 50 percent, depending on age at the time of commencement.

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The number of years of credited service for the named executive officers, assuming their continued employment by us until age 65, is set forth below:

Name	Years of Credited Service at 65	Years of Credited Service as of September 30, 2017
Laurence M. Downes	38	33
Patrick J. Migliaccio	30	8
Stephen D. Westhoven	43	27
Kathleen T. Ellis	18	18
Amanda E. Mullan	—	—
Mariellen Dugan	26	12

To the extent benefits that would otherwise be payable to an employee under the Non-Represented Plan and the 401(k) Plan exceed the specified limits on such benefits imposed by the Internal Revenue Code, we expect to pay such excess benefits to the employee at the time the employee receives payment under the respective plan. These excess benefit payments would be made from our general funds.

Supplemental Retirement Agreements

We have supplemental retirement agreements (“SERP Agreements”) with each of the named executive officers and certain other officers not named in the Summary Compensation Table, payable over a five-year period commencing with retirement at age 65. At projected retirement, the total maximum amount payable to Mr. Downes under his SERP Agreement is currently $250,000. Messrs. Westhoven and Migliaccio, Mses. Ellis and Mullan would each be entitled to maximum amounts of $125,000 under their respective SERP Agreements.

Defined Contribution Plan

We offer eligible employees the opportunity for participation in our 401(k) Plan. Generally, we match 65 percent of participants’ contributions up to six percent of base compensation subject to Internal Revenue Code and 401(k) Plan limits. The matching contribution increased from 65 percent to 70 percent of the first six percent of compensation contributed as of January 1, 2016 for certain represented employees of NJRHS. The matching contribution is limited to 50 percent for certain represented employees of NJRHS who transferred from NJNG and are currently accruing pension benefits.

For represented NJRHS employees hired on or after October 1, 2000, represented employees of NJNG hired on or after January 1, 2012, and non-represented employees beginning employment after October 1, 2009, who are not eligible for participation in the defined benefit plans, we contribute between three and four percent of base compensation, depending on years of service, into the 401(k) Plan on their behalf.

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Non-Qualified Deferred Compensation

The following table presents information concerning the NJR Officers’ Deferred Compensation Plans that provide for the deferral of compensation of several of the named executive officers on a basis that is not tax qualified. We do not make matching contributions under these plans. For additional information with respect to our non-qualified deferred compensation arrangements, please see “Compensation Discussion & Analysis — Deferred Compensation” on page 55 of this Proxy Statement.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings In Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Laurence M. Downes	—	—	—	—	—
Patrick J. Migliaccio	—	—	—	—	—
Stephen D. Westhoven	—	—	—	—	—
Kathleen T. Ellis	—	—	—	—	—
Amanda E. Mullan	—	—	—	—	—
Mariellen Dugan	—	—	—	—	—

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

We believe our senior management and key employees are responsible for our success, and therefore it is important to provide reasonable protection to them in the event of a potential loss of employment following a change of control. It is our belief that the interests of shareowners will be best served if the interests of our senior management are aligned with them, and providing change in control benefits should offset any reluctance by senior management to pursue potential change in control transactions that may be in the best interests of shareowners. We also believe our arrangement facilitates the recruitment of talented executives by providing protections in the event we are acquired. We believe that relative to the overall value of any potential transaction, these potential change in control benefits are reasonable.

2017 Plan

Under the 2017 Plan, in the event of a “change of control” (as defined in the 2017 Plan), the Board may, among other things, accelerate the entitlement to outstanding benefits awarded thereunder. Pursuant to the 2017 Plan, a “change of control” will be deemed to have occurred if:

■	Beneficial ownership of 50 percent or more of our outstanding securities entitled to vote in elections of directors shall be acquired within a 12-month period, by any person, entity or group

■	There is a change in any 12-month period in such number of directors as constitutes a majority of the Board, unless the election, or the nomination for election by our shareowners, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the year

■	Consummation of a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of our assets, or a complete liquidation as a result of which the shareowners immediately prior to such event do not hold, directly or indirectly, a majority of the Voting Power (as defined in the 2017 Plan) of the acquiring or surviving corporation occurs

The 2017 Plan and all of the agreements for equity awards issued thereunder have a “double-trigger” vesting requirement for change of control vesting, which requires a qualified termination following a change of control before acceleration of vesting

Supplemental Retirement Agreements

Pursuant to the SERP Agreements, we have with each of the named executive officers, in the event of a change of control, the right to the amounts payable to each of them becomes immediately vested and such amounts are immediately payable in the event of a subsequent termination of employment for any reason. A change of control is defined in the SERP Agreements as a reportable change of control under the proxy rules of the SEC, including the acquisition within a 12-month period of a 50 percent beneficial voting interest in us, or a change in any 12-month period in such number of directors as constitutes a majority of the Board, unless the election, or the nomination for election by our shareowners, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the year.

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Employment Continuation Agreements

Our Employment Continuation Agreements provide each named executive officer certain rights in the event that his or her employment with us is terminated within two years following the occurrence of a change of control. A summary of the terms of these agreements is provided under “Severance Policies — Amended and Restated Employment Continuation Agreements” beginning on page 54 of this Proxy Statement.

The following tables summarize the value of the termination payments and benefits that our named executive officers would receive if their employment terminated on September 30, 2017, and the price per share of our Common Stock was $42.15, the closing market price on September 29, 2017, the last trading day of fiscal year 2017. The values in the tables are estimates of the amounts that would be paid to the named executive officers upon such termination. The actual amounts to be paid out can only be determined at the time of such named executive officer’s separation from the Company. Ms. Dugan, who resigned on August 14, 2017, was not eligible for any such payments since she was not employed by the Company on September 30, 2017 and she forfeited the right to such payments and benefits pursuant to the Separation Agreement. Therefore, we have omitted Ms. Dugan from the tables below.

The tables exclude amounts accrued through September 30, 2017, which would be paid in the normal course of continued employment, such as accrued but unpaid salary and earned annual incentive award for the fiscal year ended September 30, 2017. The table also excludes vested account balances under the 401(k) Plan, which are generally available to all of our salaried employees. In addition, the tables below reflect the hypothetical occurrence of both a change of control and a concurrent termination of a named executive officer in accordance with such named executive officer’s Employment Continuation Agreement, assuming this event took place on September 30, 2017.

Name/Benefit Type	Retirement(1) ($) (a)		Death ($) (b)	Disability ($) (c)		Termination Other than Retirement, Death or Disability ($) (d)	Termination for Cause ($) (e)	Involuntary Termination Following a Change in Control ($) (f)
Laurence M. Downes
Cash Severance(2)	—		—	—		—	—	6,324,615
Acceleration of Equity Awards(3)
Deferred Stock Units	—		1,438,074	1,438,074		—	—	1,438,074
FY 2015 TSR Performance Shares		(4)	751,888		(4)	—	—	751,888
FY 2015 NFE Performance Shares		(4)	693,090		(4)	—	—	693,090
FY 2016 TSR Performance Shares		(4)	323,253		(4)	—	—	323,253
FY 2016 NFE Performance Shares		(4)	409,839		(4)	—	—	409,839
FY 2017 TSR Performance Share Units		(4)	213,015		(4)	—	—	213,015
FY 2017 NFE Performance Share Units		(4)	183,186		(4)	—	—	183,186
FY 2016 Performance-Based Restricted Stock	0		0	0		—	—	0
FY 2017 Performance-Based Restricted Stock Units	367,656		367,656	367,656		—	—	367,656
Qualified Retirement Benefits
Non-Represented Plan(5)	9,721		4,783	10,375		9,721	9,721	9,721
Non-Qualified Retirement Benefits
PEP(5)	26,052		12,817	27,804		26,052	26,052	26,052
SEP(6)	348,045		348,045	348,045		348,045	348,045	348,045
SERP(7)	250,000		250,000	208,333		208,333	208,333	250,000
Other Benefits
Life Insurance(8)	234		500,000	—		—	—	—
Accidental Death & Dismemberment Insurance(8)	—		500,000	500,000		—	—	—
Travel & Accident Insurance(8)	—		250,000	—		—	—	—
Vacation(9)	—		92,500	—		92,500	92,500	92,500
Medical(10)	93,436		29,716	93,436		—	—	84,786
Salary Continuation Benefit(11)	—		—	1,387,500		—	—	—
Outplacement Benefit(12)	—		—	—		—	—	25,000

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Name/Benefit Type	Retirement(1) ($) (a)	Death ($) (b)	Disability ($) (c)		Termination Other than Retirement, Death or Disability ($) (d)	Termination for Cause ($) (e)	Involuntary Termination Following a Change in Control ($) (f)
Patrick J. Migliaccio
Cash Severance(2)	—	—	—		—	—	910,885
Acceleration of Equity Awards(3)
Restricted Stock	—	169,681	169,681		—	—	169,681
Deferred Stock Units	—	359,540	359,540		—	—	359,540
FY 2015 TSR Performance Shares	—	43,879		(4)	—	—	43,879
FY 2015 NFE Performance Shares	—	40,428		(4)	—	—	40,428
FY 2016 TSR Performance Shares	—	46,131		(4)	—	—	46,131
FY 2016 NFE Performance Shares	—	58,476		(4)	—	—	58,476
FY 2017 TSR Performance Share Units	—	74,609		(4)	—	—	74,609
FY 2017 NFE Performance Share Units	—	14,445		(4)	—	—	14,445
Qualified Retirement Benefits
Non-Represented Plan(5)	—	1,048	2,289		2,131	2,131	2,131
Non-Qualified Retirement Benefits
PEP(5)	—	52	112		105	105	105
SEP(6)	—	767	767		767	767	767
SERP(7)	—	125,000	15,000		15,000	15,000	125,000
Other Benefits
Life Insurance(8)	—	305,000	—		—	—	—
Accidental Death & Dismemberment Insurance(8)	—	305,000	305,000		—	—	—
Travel & Accident Insurance(8)	—	250,000	—		—	—	—
Vacation(9)	—	27,566	—		27,566	27,566	27,566
Medical(10)	—	82,956	298,777		—	—	53,840
Salary Continuation Benefit(11)	—	—	457,500		—	—	—
Outplacement Benefit(12)	—	—	—		—	—	25,000
Stephen D. Westhoven
Cash Severance(2)	—	—	—		—	—	1,863,000
Acceleration of Equity Awards(3)
Deferred Stock Units	—	3,046,939	3,046,939		—	—	3,046,939
Restricted Stock	—	137,132	137,132		—	—	137,132
FY 2015 TSR Performance Shares	—	269,217		(4)	—	—	269,217
FY 2015 NFE Performance Shares	—	248,184		(4)	—	—	248,184
FY 2016 TSR Performance Shares	—	53,503		(4)	—	—	53,503
FY 2016 NFE Performance Shares	—	67,833		(4)	—	—	67,833
FY 2017 TSR Performance Share Units	—	17,488		(4)	—	—	17,488
FY 2017 NFE Performance Share Units	—	15,048		(4)	—	—	15,048
FY 2015 Performance-Based Restricted Stock	—	139,011	—		—	—	139,011
FY 2016 Performance-Based Restricted Stock	—	19,368	—		—	—	19,368
Qualified Retirement Benefits
Non-Represented Plan(5)	—	3,787	8,187		7,696	7,696	7,696
Non-Qualified Retirement Benefits
PEP(5)	—	1,054	2,280		2,143	2,143	2,143
SEP(6)	—	11,799	11,799		11,799	11,799	11,799
SERP(7)	—	125,000	62,500		62,500	62,500	125,000
Other Benefits
Life Insurance(8)	—	375,000	—		—	—	—
Accidental Death & Dismemberment Insurance(8)	—	375,000	375,000		—	—	—
Travel & Accident Insurance(8)	—	250,000	—		—	—	—
Vacation(9)	—	10,812	—		10,812	10,812	10,812
Medical(10)	—	52,024	196,317		—	—	53,840
Salary Continuation Benefit(11)	—	—	562,500		—	—	—
Outplacement Benefit(12)	—	—	—		—	—	25,000

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Name/Benefit Type	Retirement(1) ($) (a)	Death ($) (b)	Disability ($) (c)		Termination Other than Retirement, Death or Disability ($) (d)	Termination for Cause ($) (e)	Involuntary Termination Following a Change in Control ($) (f)
Kathleen T. Ellis
Cash Severance(2)	—	—	—		—	—	1,222,571
Acceleration of Equity Awards(3)
Restricted Stock	—	208,972	208,972		—	—	208,972
Deferred Stock Units	—	716,466	716,466		—	—	716,466
FY 2015 TSR Performance Shares	—	95,437		(4)	—	—	95,437
FY 2015 NFE Performance Shares	—	87,978		(4)	—	—	87,978
FY 2016 TSR Performance Shares	—	39,057		(4)	—	—	39,057
FY 2016 NFE Performance Shares	—	49,540		(4)	—	—	49,540
FY 2017 TSR Performance Share Units	—	25,847		(4)	—	—	25,847
FY 2017 NFE Performance Share Units	—	22,229		(4)	—	—	22,229
Qualified Retirement Benefits
Non-Represented Plan(5)	—	1,888	4,135		3,775	3,775	3,775
Non-Qualified Retirement Benefits
PEP(5)	—	—	3,884		3,884	3,884	3,884
SEP(6)	—	23,666	23,666		23,666	23,666	23,666
SERP(7)	—	125,000	109,375		109,375	109,375	125,000
Other Benefits
Life Insurance(8)	—	375,000	—		—	—	—
Accidental Death & Dismemberment Insurance(8)	—	375,000	375,000		—	—	—
Travel & Accident Insurance(8)	—	250,000	—		—	—	—
Vacation(9)	—	12,801	—		12,801	12,801	12,801
Medical(10)	—	26,580	70,430		—	—	43,353
Salary Continuation Benefit(11)	—	—	562,500		—	—	—
Outplacement Benefit(12)	—	—	—		—	—	25,000
Amanda E. Mullan
Cash Severance(2)	—	—	—		—	—	967,714
Acceleration of Equity Awards(3)
Restricted Stock	—	171,265	171,265		—	—	171,265
FY 2016 TSR Performance Shares	—	57,654		(4)	—	—	57,654
FY 2016 NFE Performance Shares	—	73,116		(4)	—	—	73,116
FY 2017 TSR Performance Share Units	—	74,609		(4)	—	—	74,609
FY 2017 NFE Performance Share Units	—	14,445		(4)	—	—	14,445
Non-Qualified Retirement Benefits
SEP(6)	—	383	383		383	383	383
SERP(7)	—	125,000	—		—	—	125,000
Other Benefits
Life Insurance(8)	—	302,000	—		—	—	—
Accidental Death & Dismemberment Insurance(8)	—	302,000	302,000		—	—	—
Travel & Accident Insurance(8)	—	250,000	—		—	—	—
Vacation(9)	—	16,261	—		16,261	16,261	16,261
Medical(10)	—	—	—		—	—	—
Salary Continuation Benefit(11)	—	—	453,000		—	—	—
Outplacement Benefit(12)	—	—	—		—	—	25,000
(1)	Retirement: Mr. Downes was eligible to retire under our retirement policy as of September 30, 2017. The other NEOs were not eligible to retire under our retirement policy as of September 30, 2017 and their retirement as of that date would be considered a voluntary termination and the only amounts payable to them in that case are listed under column (d).
(2)	Cash Severance: Amount represents cash payment due to the named executive officer pursuant to the change of control double trigger (change of control and involuntary termination) in the executive’s Employment Continuation Agreement. None of the named executive officers would incur a Section 280G excise tax in relation to an involuntary termination following a change-in-control.

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(3)	Acceleration of Equity Awards:
Deferred Stock Units and Restricted Stock: Amounts for restricted stock and deferred stock units (issued pursuant to the Deferred Stock Retention Awards) represent the value of Common Stock as of September 30, 2017.
FY 2015 TSR Performance Shares and FY 2015 NFE Performance Shares: These Performance Shares vest subject to certain conditions and are paid in the form of shares of Common Stock on a one-for-one basis. Amounts for Performance Shares represent the value of Common Stock as of September 30, 2017 and reflect the actual payout based upon actual performance, which was certified by the LDCC on November 14, 2017.
FY 2016 TSR Performance Shares and FY 2016 NFE Performance Shares: These Performance Shares vest subject to certain conditions and are paid in the form of shares of Common Stock on a one-for-one basis. Amounts for Performance Shares represent the value of Common Stock as of September 30, 2017. The amounts in columns (b), (c) and (f) reflect an estimated pro-rata payout based upon the number of days of the performance cycle the executive was still employed by us, and, in the case of the FY 2016 TSR Performance Shares, is based upon actual performance, while in the case of the FY 2016 NFE Performance Shares is based upon payout at the “target” amount. The amounts in columns (b), (c) and (f) do not reflect the actual payout that would be determined at the end of the performance cycles for the FY 2016 NFE Performance Shares and the FY 2016 TSR Performance Shares as of September 30, 2018.
FY 2017 TSR Performance Share Units and FY 2017 NFE Performance Share Units: These Performance Share Units vest subject to certain conditions and are paid in the form of shares of Common Stock on a one-for-one basis. Amounts for Performance Share Units represent the value of Common Stock as of September 30, 2017. The amounts in columns (b), (c) and (f) for the Performance Share Units reflect an estimated pro-rata payout based upon “target” performance to date and based upon the number of days of the performance cycle the executive was still employed by us. The amounts in columns (b), (c) and (f) do not reflect the actual payout that would be determined at the end of the performance cycles for the FY 2017 NFE Performance Share Units and the FY 2017 TSR Performance Share Units as of September 30, 2019.
FY 2015 Performance-Based Restricted Stock, FY 2016 Performance-Based Restricted Stock and FY 2017 Performance-Based Restricted Stock Units: The shares of Performance-Based Restricted Stock, and Performance-Based Restricted Stock Units vest subject to certain conditions and would be paid in the form of shares of restricted Common Stock on a one-for-one basis. The amounts in columns (b), (c) and (f) for Performance-Based Restricted Stock and Performance-Based Restricted Stock Units represent the value of Common Stock as of September 30, 2017. The amounts in columns (a), (b), (c) and (f) for the Performance-Based Restricted Stock and Performance-Based Restricted Stock Units reflect an estimated pro-rata payout of the “target” amount based upon the number of days of the vesting period the executive was still employed by us. The amounts in column (a), (b), (c) and (f) for the FY 2016 Performance-Based Restricted Stock and FY 2017 Performance-Based Restricted Stock Units do not reflect the actual payout that would be determined on the stated vesting date of September 30, 2017.
(4)	Acceleration of Equity Awards in the case of Retirement or Disability: These long-term equity incentive awards would vest on a pro rata basis with performance conditioned on the Company’s satisfaction of applicable performance goals. The satisfaction of such goals would be measured at the end of the performance period, and any payment made at that time. Due to the future performance measurement, the value of the unvested performance-based awards is not currently calculable.
(5)	Pension Plan: For all columns except columns (b) and (c), amounts represent a monthly payment to the executive commencing at age 60 (age 65 in the case of Ms. Ellis), the earliest age at which unreduced benefits are available, assuming the triggering event occurred as of September 30, 2017, payable for the life of the executive, assuming with respect to columns (d), (e) and (f), the executive elects the 50 percent joint and survivor annuity option, which is the default option under the Pension Plan. For column (b), the amount represents a monthly payment to the executive’s survivor at September 30, 2017, payable for the life of the survivor. For column (c), the monthly payment is assumed to commence immediately and assumes the executive elects the straight life annuity option. Note for column (f) that Pension and SERP benefits are not enhanced on a change in control. The only benefits payable in such event are those regularly provided by the plans. For column (a) we assume the executive elects the 50 percent joint and survivor annuity option. A portion of the PEP benefit is subject to Section 409A of the Internal Revenue Code. Mr. Downes is eligible to terminate or retire and collect his benefit immediately from the Non-Represented Plan and the portion of his PEP benefit earned prior to December 31, 2004.
(6)	SEP: The amounts represented in all columns would be payable within 30 days following the end of the calendar quarter in which the triggering event occurs. These payments are subject to Section 409A of the Internal Revenue Code.
(7)	SERP: The figures in columns (a), (b) and (f) represent the amount payable to the NEO or the NEO’s beneficiary, as applicable, in 60 monthly installments beginning on the first day of the calendar month commencing with the month following the date of termination or death. For columns (c), (d) and (e), the amounts represent the cumulative termination benefit under the SERP Agreement as of September 30, 2017, payable in 60 equal monthly installments beginning at the later of the NEO attaining the age of 65 or the date of the NEO’s separation of service (as defined in the SERP Agreement). These amounts are subject to Section 409A of the Internal Revenue Code. Note for column (f) that Pension and SERP benefits are not enhanced on a change in control. The only benefits payable in such event are those regularly provided by the plans.
(8)	Insurance Benefits:
Life Insurance and Accidental Death & Dismemberment Insurance: The amount for Mr. Downes in column (a) represents the annual premium the Company expects to pay for a life insurance benefit of $75,000 to Mr. Downes, based upon current rates payable by the Company for retiree life insurance policies. The amount in columns (b) and (c) are payable to the beneficiary only if the death or dismemberment is deemed to be accidental. The amount listed in column (c) assumes the maximum payout in the case of dismemberment.
Travel & Accident Insurance: The amount listed in column (b) is payable to the beneficiary only if the death occurs during travel or is deemed accidental.
(9)	Vacation: Amounts reflected in this row represent payment to the NEO for the NEO’s unused earned vacation time as of September 30, 2017.
(10)	Medical: The amount listed in column (b) represents six months of COBRA, dental coverage premiums to be paid by us, plus retiree medical benefits to be paid by us for the NEO’s spouse (if applicable) for his or her lifetime assuming a life expectancy of 85 years. The amounts listed in columns (a) and (c) represents (i) a life expectancy for the NEO and (if applicable) his or her spouse of 85 years and an eight percent annual increase in coverage rates and represents the annual average medical premium payable by us. The amount listed in column (c) represents the total premium minus a retiree contribution of 10 percent of the premium. The amount listed in column (f) represents the present value as of September 30, 2017, of COBRA payments to be made by us.
(11)	Salary Continuation Benefit: The amount listed in column (c) represents the total maximum benefit payable to the NEO in the event of a disability and represents the aggregate payment of the NEO’s base salary, as of September 30, 2017, for 18 months.
(12)	Outplacement Benefit: The amount listed in column (f) represents the maximum outplacement services reimbursement payable by us.

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(13)	Deferred Compensation Plan: For column (c), amounts payable pursuant to the Non-qualified Deferred Compensation Plan follow the terms of the most recently completed Payment Election Form completed by the NEO. For purposes of columns (b), (d), (e) and (f), it is assumed that the plan administrator would use its discretion under the plan to pay the NEO or the NEO’s beneficiary in a single lump sum of shares of Common Stock irrespective of any elections made by the NEO. Distribution of compensation deferred after December 31, 2004, is subject to Section 409A of the Internal Revenue Code. The amounts listed in this row represent amounts previously earned by the NEO and reported in the Summary Compensation Table for previous years but were deferred by the NEO and do not represent any additional contributions by us.

Resignation of Mariellen Dugan

On August 14, 2017, Ms. Dugan resigned from her position as Senior Vice President and Chief Operating Officer of New Jersey Natural Gas Company, a wholly-owned subsidiary of NJR. In connection with her resignation, the Company and Ms. Dugan entered into the Separation Agreement. Under the terms of the Separation Agreement, Ms. Dugan is entitled to receive the following severance payments and benefits: (I) a lump-sum payment of an amount equal to her annual base salary of $370,000; (II) a lump-sum payment of $232,656, in respect of her annual incentive award for the fiscal year ending September 30, 2017, payable on or before December 15, 2017; and (III) a lump-sum payment in an amount equal to the estimated premium cost of COBRA coverage for three months in the amount of $3,052. In addition, with respect to the 10,236 shares of unvested restricted stock granted to Ms. Dugan on November 11, 2014, the Company will waive the applicable forfeiture provision with respect to her separation from the Company. Under the Separation Agreement, Ms. Dugan agreed to a general release of claims against the Company. In addition, the Separation Agreement provides for customary non-solicitation and non-disparagement covenants.

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NON-BINDING PROPOSAL TO APPROVE THE COMPENSATION OF OUR EXECUTIVE OFFICERS

Item 2 On Proxy Card

The compensation of our named executive officers is described in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative on pages 32 to 74 of this Proxy Statement.

The LDCC designs our named executive officers’ compensation program to reward the achievement of our short-term and long-term objectives and relates the compensation to the value created for our shareowners. Our compensation program also reflects competition and best practices in the marketplace. The mix of compensation components is competitive with that of other companies of similar size and operational characteristics, links compensation to individual and corporate performance and encourages stock ownership by senior management. Based on its review of the total compensation of our named executive officers for fiscal year 2017, the LDCC believes that the total compensation for each of the named executive officers is reasonable and effectively achieves the objectives of aligning compensation with performance measures directly related to our financial goals and creating shareowner value without encouraging our named executive officers to take unnecessary or excessive risks.

The Compensation Discussion and Analysis section of this Proxy Statement, and the accompanying tables and narrative, provide a comprehensive review of our named executive officer compensation objectives, program and rationale. We urge you to read this disclosure before voting on this proposal.

For the reasons stated above, we are requesting your non-binding approval of the following resolution:

“RESOLVED, that the shareowners approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Proxy Statement for the 2018 Annual Meeting of Shareowners pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2017 Summary Compensation Table, the other related tables and the accompanying narrative.”

This vote is provided as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. Your vote on this proposal will be non-binding on the Board and us and will not be construed as overruling a decision by the Board or us. Your vote will not create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for the Board or us. However, the Board values the opinions that our shareowners express in their votes and will consider the outcome of the vote when making future executive compensation decisions, as it deems appropriate.

THE BOARD RECOMMENDS THAT SHAREOWNERS VOTE TO APPROVE THE NON-BINDING ADVISORY PROPOSAL APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Item 3 On Proxy Card

The shares represented by the proxies will be voted for approval of the ratification of the appointment of Deloitte & Touche LLP (unless otherwise indicated on proxy) as our independent registered public accounting firm (the “auditors”) to report to the shareowners on our financial statements for the fiscal year ending September 30, 2018. The Audit Committee approved in advance each professional service performed by Deloitte & Touche LLP during fiscal year 2017 and considered the possible effect on the auditors’ independence. Information relating to fees paid to Deloitte & Touche LLP over the past two years is set forth below.

The Audit Committee has retained Deloitte & Touche LLP to report to the shareowners our financial statements for the fiscal year ending September 30, 2018. Although submission of the appointment of an independent registered public accounting firm to shareowners for ratification is not required by law, the Board, consistent with its past policy, considers it appropriate to submit the selection of an independent registered public accounting firm for shareowner approval. Under the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder, the Audit Committee is solely responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of the shares of our Common Stock present, or represented by proxy, and voted at the Meeting is required for the approval of this item. The Board has not determined what action it would take if the shareowners do not approve the selection of Deloitte & Touche LLP, but may reconsider its selection if the shareowners’ action so warrants. Even if the selection is ratified, the Audit Committee, exercising its own discretion, may select different auditors at any time during the year if it determines that such a change would be in our best interests and in the best interests of our shareowners.

Independent Registered Public Accounting Firm Fees

Aggregate fees billed to us for the fiscal years ended September 30, 2017 and 2016, by our principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates (collectively, “Deloitte”) are shown in the following table:

	Fiscal Year Ended September 30,

	2017	2016
Audit Fees	$2,237,400	$2,084,750
Audit-related Fees	—	47,500
Total Audit and Audit-related Fees	$2,237,400	$2,132,250
Tax Fees	214,788	62,500
All Other Fees	41,100	6,100
TOTAL FEES	$2,493,288	$2,200,850

Audit Fees. Audit fees include professional services rendered by Deloitte for the audit of our annual financial statements, including its assessment of our internal controls over financial reporting, the reviews of the financial statements included in our quarterly reports on Form 10-Q and accounting consultations related to business transactions. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor can reasonably provide to a client and consents and assistance with and review of documents filed with the SEC.

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Audit-Related Fees. Audit-related fees consist of amounts for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported under “Audit Fees.” For fiscal year 2016, we were billed for services relating to our SEC comment letter and response process. For fiscal year 2017, there were no such amounts billed to us.

Tax Fees. Tax fees include original and amended tax returns, studies supporting tax return amounts as may be required by Internal Revenue Service regulations, claims for refunds, assistance with tax audits and other work directly affecting or supporting the payment of taxes, planning, research and advice supporting our efforts to maximize the tax efficiency of our operations for fiscal years 2017 and 2016.

All Other Fees. All other fees are fees for products or services other than those in the above three categories. Amounts in this category primarily related to the use of accounting research tools and training seminars.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a written policy for the provision of audit services and permitted non-audit services by our independent registered public accounting firm. Our Chief Financial Officer has primary responsibility to the Audit Committee for administration and enforcement of this policy and for reporting non-compliance. Under the policy, our Audit Committee receives a presentation of an annual budget and plan for audit services and for any proposed audit-related, tax or other non-audit services to be performed by the independent registered public accounting firm. The presentation must provide sufficient detail to clearly define the services included. Any services included within the budget and plan approved by the Audit Committee require no further Audit Committee approval for that budget year. The Audit Committee must approve all audit and permissible non-audit engagements of the independent registered public accounting firm in advance. The pre-approval requirements do not prohibit the delivery of permissible non-audit services that were not recognized as non-audit services at the time of the engagement if all such services are less than five percent of revenues paid to the independent registered public accounting firm for the fiscal year and if those services are approved by the Audit Committee prior to completion of the audit.

THE BOARD RECOMMENDS THAT SHAREOWNERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

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AUDIT COMMITTEE REPORT

In accordance with the Audit Committee Charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the integrity of the accounting, auditing and financial reporting practices of the Company. Each member of the Audit Committee is “independent” as required by the applicable listing standards of the NYSE and the rules of the SEC. During the fiscal year ended September 30, 2017, the Audit Committee met nine times. The Audit Committee reviewed and discussed the interim financial information contained in the Company’s Quarterly Reports on Form 10-Q, and discussed press releases announcing earnings with our Chief Financial Officer and the independent registered public accounting firm prior to public release.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the Company’s independent registered public accounting firm. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board, including the appointment, termination, compensation and oversight of the quality of the work of the Company’s independent registered public accounting firm. The Audit Committee reviews the Company’s independent registered public accounting firm’s independence, the services provided and its fees, the selection of the lead engagement partner, as well as Public Company Accounting Oversight Board and peer review reports of its performance. The Company’s management has primary responsibility for the financial statements and reporting process, including the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an integrated audit of the Company’s financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board.

In discharging its oversight responsibility of the audit process, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm, required by applicable requirements of the Public Company Accounting Oversight Board, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Audit Committee also discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls and the internal audit functions, organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee reviewed and discussed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 16, Communications with Audit Committees, which superseded the Statement on Auditing Standards No. 61 (AICPA Professional Standards, Vol. 1. AU section 380), as amended, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3200T and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended September 30, 2017, with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s financial statements and the independent registered public accounting firm has the responsibility for the audit of those statements.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2017, for filing with the SEC. The Audit Committee also reappointed Deloitte and Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2018.

THE AUDIT COMMITTEE
J. Terry Strange, Chair
Lawrence R. Codey
Donald L. Correll
Robert B. Evans
Thomas C. O’Connor
Dated: November 14, 2017

The “Audit Committee Report” above will not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under such Acts.

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CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS

Electronic Access of Proxy Materials and Annual Reports

Our Proxy Statement and Annual Report are available on our website at investor.njresources.com. Paper copies of these documents may be requested by contacting our Corporate Secretary in writing at Office of the Corporate Secretary, New Jersey Resources Corporation, 1415 Wyckoff Road, Wall, New Jersey 07719.

“Householding” of Proxy Materials and Annual Reports for Record Owners

The SEC rules permit us, with your permission, to deliver a single proxy statement and annual report to any household at which two or more shareowners of record reside at the same address. Each shareowner will continue to receive a separate proxy card. This procedure, known as “householding,” reduces the volume of duplicate information you receive and reduces our expenses. Shareowners of record voting by mail can choose this option by marking the appropriate box on the proxy card included with this Proxy Statement. Shareowners of record voting via telephone or over the Internet can choose this option by following the instructions provided by telephone or over the Internet, as applicable. Once given, a shareowner’s consent will remain in effect until he or she revokes it by notifying our Corporate Secretary as described above. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. Shareowners of record who elect to participate in householding may also request a separate copy of future proxy statements and annual reports by contacting our Corporate Secretary in writing at Office of the Corporate Secretary, New Jersey Resources Corporation, 1415 Wyckoff Road, Wall, New Jersey 07719 or by telephone at (732) 938-7890.

Separate Copies for Beneficial Owners

Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of this Proxy Statement or the Annual Report on Form 10-K by contacting our Corporate Secretary. Beneficial owners with the same address who receive more than one Proxy Statement and Annual Report on Form 10-K may request delivery of a single Proxy Statement and Annual Report on Form 10-K by contacting our Corporate Secretary in writing at Office of the Corporate Secretary, New Jersey Resources Corporation, 1415 Wyckoff Road, Wall, New Jersey 07719.

Incorporation by Reference

Notes 10 and 11 to our Consolidated Financial Statements beginning on page 108, and the reconciliation of our non-GAAP financial measures in Part II, Item 7 beginning on page 34, each as set forth in our Annual Report on Form  10-K for the fiscal year ended September  30, 2017, and Notes 9 and 10 to our Consolidated Financial Statements beginning on page 105, and the reconciliation of our non-GAAP financial measures in Part II, Item 7 on page 35, each as set forth in our Annual Report on Form 10-K for the fiscal year ended September 30, 2016, are hereby incorporated by reference into this Proxy Statement.

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DIRECTIONS TO THE MEETING

The Mansion at Mountain Lakes
90 Route 46 East
Mountain Lakes, NJ 07046

From Route 80 East

To exit 38 onto Route 46 East. Proceed approximately 1 and 1/2 miles and the Mansion is on your right.

From Route 80 West

Take exit 39 onto Route 46 East. Travel 3 short traffic Lights, which is approximately one mile, and turn right into the Mansion’s driveway at that third light.

From Route 280 West

Take the exit for Route 80 West. Follow Route 80 West directions, or Exit 1 (Edwards Road in Parsippany), make a right at the light, go 1/2 mile to Route 46 West. Go 6 miles and the Mansion is on the left. (See Traveling via Route 46 West below)

From the Garden State Parkway

Take exit 145 (Route 280 West) to the end onto Route 80 West. (Follow Route 80 West directions above)

From Route 287 North

Traveling north, take exit 41B onto Route 80 West. (Follow Route 80 West directions above)

From Route 287 South

Traveling south take exit 42. Make a left at first light and a quick right onto Route 46 West. The Mansion is two miles ahead on the left. (See Traveling via Route 46 West below)

From Bloomfield Avenue (Montclair, Caldwell area)

Travel Bloomfield Avenue west to end. Where it turns into Route 46 West. The Mansion is six miles on the left. (See Traveling via Route 46 West below)

From the Lincoln Tunnel (NYC)

Take Route 3 West to Route 46 West. Stay on Route 46 to 80 West. (Follow Route 80 West directions above)

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From the George Washington Bridge (NYC)

Take Route 80 West to Exit 39. (Follow Route 80 West directions above)

From Newark Airport

Take Route 78 West to Route 24 West. Follow to the end where it turns into Route 287 North. (Follow Route 287 North directions above)

*Traveling via Route 46 West

There is no left turn into the parking lot. Go to next light (stay in left lane) and make a left turn onto Route 46 East. The Mansion is on the right.

OTHER MATTERS

The Board is not aware of any matters to be presented for action at the Meeting other than as set forth in this Proxy Statement. However, if other matters properly come before the Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors

RICHARD REICH

Corporate Secretary and Assistant General Counsel

Dated: December 14, 2017

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Designed and Published by Labrador-company.com

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NEW JERSEY RESOURCES CORPORATION 1415 WYCKOFF ROAD WALL, NJ 07719

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on January 23, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on January 23, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

SHAREHOLDER MEETING REGISTRATION

To vote and/or attend the meeting, go to the “Register for Meeting” link at www.proxyvote.com.

If you vote by telephone or Internet, please do not send your proxy by mail.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E34821-P99354	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

NEW JERSEY RESOURCES CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote on Directors
A	The Board of Directors recommends that you vote FOR all the nominees listed:	☐	☐	☐

1.	Election of the following Directors that were named in the proxy statement; two of them for terms expiring in 2019 and four of them for terms expiring in 2021.

Nominees:

	01) Maureen A. Borkowski (term expiring 2019)	04) M. William Howard (term expiring 2021)
	02) Thomas C. O'Connor (term expiring 2019)	05) J. Terry Strange (term expiring 2021)
	03) Donald L. Correll (term expiring 2021)	06) George R. Zoffinger (term expiring 2021)

Vote on Proposal 2					Vote on Proposal 3

B The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain	C The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

2.	To approve a non-binding advisory resolution approving the compensation of our named executive officers.	☐	☐	☐	3. To ratify the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2018.		☐	☐	☐

NOTE: Such other business that may properly be brought before the meeting or any adjournments or postponements thereof.

D	Non-Voting Items

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

E	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below.

In case of joint owners, each owner should sign. When signing in a fiduciary or representative capacity, please give full title as such. Proxies executed by a corporation should be signed in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

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DIRECTIONS TO THE MANSION AT MOUNTAIN LAKES

90 ROUTE 46 EAST

MOUNTAIN LAKES, NJ 07046

From Route 80 East

To exit 38 onto Route 46 East. Proceed approximately 1 and 1/2 miles and the Mansion is on your right.

From Route 80 West

Take exit 39 onto Route 46 East. Travel 3 short traffic lights, which is approximately one mile, and turn right into the Mansion’s driveway at that third light.

From Route 280 West

Take the exit for Route 80 West. Follow Route 80 West directions, or Exit 1 (Edwards Road in Parsippany), make a right at the light, go 1/2 mile to Route 46 West. Go 6 miles and the Mansion is on the left. (See Traveling via Route 46 West below)

From the Garden State Parkway

Take exit 145 (Route 280 West) to the end onto Route 80 West. (Follow Route 80 West directions above)

From Route 287 North

Traveling north, take exit 41B onto Route 80 West. (Follow Route 80 West directions above)

From Route 287 South

Traveling south take exit 42. Make a left at first light and a quick right onto Route 46 West. The Mansion is two miles ahead on the left. (See Traveling via Route 46 West below)

From Bloomfield Avenue (Montclair, Caldwell area)

Travel Bloomfield Avenue west to end, where it turns into Route 46 West. The Mansion is six miles on the left. (See Traveling via Route 46 West below)

From the Lincoln Tunnel (NYC)

Take Route 3 West to Route 46 West. Stay on Route 46 to 80 West. (Follow Route 80 West directions above)

From the George Washington Bridge (NYC)

Take Route 80 West to Exit 39. (Follow Route 80 West directions above)

From Newark Airport

Take Route 78 West to Route 24 West. Follow to the end where it turns into Route 287 North. (Follow Route 287 North directions above)

*Traveling via Route 46 West

There is no left turn into the parking lot. Go to next light (stay in left lane) and make a left turn onto Route 46 East. The Mansion is on the right.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

E34822-P99354

Proxy — New Jersey Resources Corporation

1415 Wyckoff Road, Wall, NJ 07719

Solicited on behalf of the BOARD OF DIRECTORS
for the 2018 Annual Meeting of Shareowners

The undersigned hereby appoints Laurence M. Downes and Richard Reich, with full power of substitution, proxies to represent the undersigned at the Annual Meeting of Shareowners of New Jersey Resources Corporation to be held at 9:30 a.m., local time, on Wednesday, January 24, 2018, at The Mansion at Mountain Lakes, 90 Route 46 East, Mountain Lakes, NJ 07046 and at any adjournment or postponement thereof, and thereat to vote all of the shares of stock which the undersigned would be entitled to vote, and, if applicable, hereby directs the trustee(s) of the employee benefit plan(s) shown on this card to vote the shares of stock allocated to the account of the undersigned on all matters properly coming before the meeting.

The Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareowner. If no direction is made, this Proxy will be voted FOR all nominees, FOR Proposals 2 and 3 and according to the discretion of the proxy holders on any other matters that may properly come before the meeting or any and all adjournments or postponements thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE SEE REVERSE SIDE